PROSPECTUS SUPPLEMENT DATED MARCH 26, 2001 (TO PROSPECTUS DATED MARCH 26, 2001)

                           $254,126,000 (APPROXIMATE)

                       NEW SOUTH HOME EQUITY TRUST 2001-1
                    ASSET-BACKED CERTIFICATES, SERIES 2001-1




                           SELLER AND MASTER SERVICER

                     FINANCIAL ASSET SECURITIES CORPORATION
                                    DEPOSITOR


CONSIDER CAREFULLY         Only the three classes of certificates identified below are being offered by this prospectus
THE RISK FACTORS           supplement and the accompanying prospectus.
BEGINNING ON PAGE
S-9 IN THIS
PROSPECTUS                 THE OFFERED CERTIFICATES
SUPPLEMENT AND ON
PAGE 4 IN THE              o    Represent ownership interests in a trust consisting primarily of closed-end, fixed-rate loans
PROSPECTUS.                     secured primarily by first or second mortgages or deeds of trust on residential one- to four-
The certificates                family properties and security interests in manufactured homes.  The loans will be segregated
represent                       into two groups, one consisting of loans with principal balances that conform to Fannie Mae
obligations of the              and Freddie Mac guidelines and one consisting of loans with principal balances that may or
trust only and do               may not conform to Fannie Mae and Freddie Mac guidelines.
not represent an
interest in or             o    The Class A-1 Certificates and the Class A-2 Certificates will accrue interest at the applicable
obligation of                   fixed rate set forth below, subject to certain limitations described in this prospectus
Financial Asset                 supplement.
Securities
Corporation, New           o    The Class S-1 Certificates will accrue interest for 24 months on its notional amount at a fixed
South Federal                   rate described below, subject to certain limitations described in this prospectus supplement.
Savings Bank or
any of their
affiliates. This           CREDIT ENHANCEMENT
prospectus
supplement may be          o    Policy - Ambac Assurance Corporation will issue a certificate guaranty insurance policy which
used to offer and               will guarantee certain payments on the offered certificates.
sell the certificates
only if accompanied
by the prospectus.


                           o    Overcollateralization and Excess Interest as described in this prospectus supplement under
                                "Description of the Certificates--Overcollateralization Provisions."

                           o    Crosscollateralization as described in this prospectus supplement under "Description of the
                                Certificates--Allocation of Available Funds"

-----------------------


                               ORIGINAL
                             CERTIFICATE          PASS                                    UNDERWRITING      PROCEEDS TO THE
        CLASS             PRINCIPAL BALANCE  THROUGH RATE(1)(4)    PRICE TO PUBLIC(2)       DISCOUNT         DEPOSITOR(2)(3)
        -----             -----------------  ------------------    ------------------       --------         ---------------
Class A-1............        $ 231,101,000       6.179%                100.00%                0.25%              99.75%
Class A-2............        $  23,025,000       6.491%                100.00%                0.25%              99.75%
Class S-1............        $  23,110,000(5)    5.490%                  (6)                   (6)                 (6)

--------------------
(1)  Subject to limitation as described herein.
(2)  Plus accrued interest from March 1, 2001.
(3)  Before deducting expenses estimated to be $475,000.
(4)  Subject to increase as described herein.
(5)  Original Notional Amount.
(6) The Class S-1 Certificates will be offered solely by Greenwich Capital Markets, Inc. in negotiated transactions at varying prices determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company, and upon request through the facilities of Clearstream Banking Luxembourg and the Euroclear System on or about March 29, 2001.

GREENWICH CAPITAL MARKETS, INC.


                          FIRST UNION SECURITIES, INC.

                                                                 UBS WARBURG LLC

                                                     TABLE OF CONTENTS


                                                   PROSPECTUS SUPPLEMENT

                                                                                                                       Page
                                                                                                                       ----
SUMMARY OF TERMS........................................................................................................S-3

RISK FACTORS............................................................................................................S-9

DESCRIPTION OF THE LOANS...............................................................................................S-16

NEW SOUTH FEDERAL SAVINGS BANK.........................................................................................S-30

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS..........................................................................S-35

THE POOLING AGREEMENT..................................................................................................S-42

DESCRIPTION OF THE CERTIFICATES........................................................................................S-48

THE CERTIFICATE INSURER................................................................................................S-59

THE CERTIFICATE INSURANCE POLICY.......................................................................................S-61

USE OF PROCEEDS........................................................................................................S-62

FEDERAL INCOME TAX CONSEQUENCES........................................................................................S-62

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS..............................................................................S-64

LEGAL INVESTMENT CONSIDERATIONS........................................................................................S-64

EXPERTS................................................................................................................S-65

METHOD OF DISTRIBUTION.................................................................................................S-65

LEGAL MATTERS..........................................................................................................S-66

RATINGS................................................................................................................S-66

INDEX OF DEFINED TERMS.................................................................................................S-68

ANNEX I.................................................................................................................I-1

                                SUMMARY OF TERMS

O THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

O THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. SOME OF THE INFORMATION CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, AND VARIOUS OTHER MATTERS, ALL OF WHICH ARE BEYOND OUR CONTROL. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

OFFERED CERTIFICATES

On the Closing Date, New South Home Equity Trust 2001-1 will issue six classes of certificates, three of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support the certificates will consist primarily of a pool of closed-end, fixed- rate loans secured primarily by first or second mortgages or deeds of trust on residential one- to four-family properties and by security interests in manufactured homes having the characteristics described in this prospectus supplement. The Class A-1 Certificates, the Class A-2 Certificates and the Class S-1 Certificates are the only classes of Offered Certificates. The Class A-1 Certificates and the Class S-1 Certificates (collectively, the "Group I Certificates") will represent interests primarily in a group of fixed-rate loans ("Loan Group I") having principal balances that conform to Fannie Mae and Freddie Mac guidelines and have the characteristics described in this prospectus supplement. The Class A-2 Certificates (the "Group II Certificates") will represent interests primarily in a group of fixed-rate loans ("Loan Group II") having principal balances that may or may not conform to Fannie Mae and Freddie Mac guidelines and have the characteristics described in this prospectus supplement.

The Offered Certificates will be book-entry securities clearing through The Depository Trust Company (in the United States) or upon request through Clearstream Banking Luxembourg and the Euroclear System (in Europe) in minimum denominations of $50,000.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES-- GENERAL," "--BOOK-ENTRY CERTIFICATES" AND "DESCRIPTION OF THE LOANS" IN THIS PROSPECTUS SUPPLEMENT. OTHER CERTIFICATES

The trust will issue three additional classes of certificates. These certificates will be designated as the Class C-1 Certificates, the Class C-2 Certificates and the Class R Certificates and are not being offered to the public by this prospectus supplement and the prospectus.

Each class of Class C Certificates will have a Certificate Principal Balance as of any date of determination equal to the excess, if any, of (i) the sum of the principal balances of the loans in the related loan group and, in the case of the Class C-1 Certificates, the amount on deposit in the related pre- funding account over (ii) the Certificate Principal Balance of the related Class A Certificates. The Class C Certificates will be entitled to interest calculated as provided in the pooling agreement. The Class C Certificates will be delivered to the Seller or its designee as partial consideration for the sale of the loans.

The Class R Certificates will not have an initial principal balance and are the class of certificates representing the non-economic residual interests in the trust. The Class R Certificates will be delivered to the Seller or its designee as partial consideration for the sale of the loans.

CUT-OFF DATE

The close of business on February 28, 2001.

CLOSING DATE

On or about March 29, 2001.

SUBSEQUENT CUT-OFF DATE

For loans to be purchased by the trust after the Closing Date, the later of the close of business on the last business day of the month prior to the month in which such purchase will take place and the origination date of such loan.

THE DEPOSITOR

Financial Asset Securities Corporation, a Delaware corporation and a wholly owned subsidiary of Greenwich Capital Markets, Inc. WE REFER YOU TO "THE DEPOSITOR" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

SELLER AND MASTER SERVICER

New South Federal Savings Bank, a federally chartered savings bank. WE REFER YOU TO "NEW SOUTH FEDERAL SAVINGS BANK" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

TRUSTEE

The Bank of New York, a New York banking corporation. WE REFER YOU TO "THE POOLING AGREEMENT--THE TRUSTEE" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

CERTIFICATE INSURER

Ambac Assurance Corporation. WE REFER YOU TO "THE CERTIFICATE INSURER" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

DESIGNATIONS

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

o    OFFERED CERTIFICATES

     Class A Certificates and Class S-1 Certificates.

o    CLASS A CERTIFICATES

     Class A-1 Certificates and Class A-2 Certificates.

o    GROUP I CERTIFICATES

     Class A-1 Certificates and Class S-1 Certificates. Except under the circumstances described under "Description of the Certificates--Allocation of Available Funds", the Group I Certificates receive their distributions from Loan Group I. The Group I Certificates are sometimes collectively referred to as Certificate Group I.

o    GROUP II CERTIFICATES

     Class A-2 Certificates. Except under the circumstances described under "Description of the Certificates--Allocation of Available Funds", the Group II Certificates receive their distributions from Loan Group II. The Group II Certificates are sometimes collectively referred to as Certificate Group II.

o    CLASS C CERTIFICATES

     The Class C-1 Certificates and the Class C-2 Certificates.

o    RESIDUAL CERTIFICATES

     Class R Certificates.

LOANS

On the Closing Date the trust will acquire a pool of fixed-rate, closed-end loans secured by first or second priority liens and having original terms to maturity of not greater than 30 years. The loans will be divided into two loan groups, Loan Group I and Loan Group II (each, a "Loan Group").

Loan Group I will consist of fixed-rate loans with principal balances that conform to Fannie Mae and Freddie Mac guidelines included in the group as of the Closing Date (the "Initial Group I Loans") and any subsequent fixed-rate loans with principal balances that conform to Fannie Mae and Freddie Mac guidelines that will be included in the group on or before June 19, 2001 (the "Subsequent Group I Loans"; together with the Initial Group I Loans, the "Group I Loans").

Loan Group II will consist of fixed-rate loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac guidelines included in the group as of the Closing Date (the "Group II Loans"). The Initial Group I Loans and the Group II Loans are sometimes referred to together as the "Closing Date Loans."

Loans representing approximately 88.54% and approximately 97.29% of the principal balance of the Closing Date Loans in Loan Group I and Loan Group II , respectively, as of the Cut-off Date (the

"Mortgage Loans") will be secured by mortgages or deeds of trust on residential real properties ("Mortgaged Properties"). Loans representing approximately 11.46% and approximately 2.71% of the principal balance of the Closing Date Loans in Loan Group I and Loan Group II, respectively, as of the Cut-off Date (the "Manufactured Home Loans", and together with the Mortgage Loans, the "Loans") will be secured by security interests in manufactured homes that are not real estate (the "Manufactured Homes" and together with the Mortgaged Properties, the "Properties").

The statistical information in this prospectus supplement reflects the characteristics of the Closing Date Loans as of the Cut-off Date for those loans. After the date of this prospectus supplement and prior to the Closing Date, some loans may be added to the pool and some loans may be removed from the pool, as described under "Description of the Loans" in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the pool as it will be constituted at the Closing Date, although certain characteristics of the Loans may vary.

The Closing Date Loans in Loan Group I have the following characteristics(1):

Loans with Prepayment Penalties:             47.74%

Range of Remaining Term                      24 months to
to Stated Maturities:                        360 months

Weighted Average Remaining
Term to Stated Maturity:                     245 months

Range of Original Principal
Balances:                                    $6,293 to $275,000

Average Original Principal                   $55,607
Balance:

Range of Outstanding Principal
Balances:                                    $4,737 to $274,643

Average Outstanding Principal
Balance:                                     $54,481

Current Range of Loan Rates:                 6.125% to 16.750%

Current Weighted Average Loan
Rate:                                        10.484%

Geographic Concentration (top
three states):
Alabama                                      30.72%
Louisiana                                    15.62%
Mississippi                                  14.54%

(1) All figures are approximate. Percentages and weighted averages are based on principal balances of the Closing Date Loans in Loan Group I as of their Cut-off Date.

The Closing Date Loans in Loan Group II have the following characteristics(1):

Loans with Prepayment Penalties:             30.76%

Range of Remaining Term                      55 months to
to Stated Maturities:                        360 months

Weighted Average Remaining
Term to Stated Maturity:                     239 months

Range of Original Principal
Balances:                                    $10,000 to $750,000

Average Original Principal                   $73,288
Balance:

Range of Outstanding Principal
Balances:                                    $289 to $658,417

Average Outstanding Principal
Balance:                                     $71,286

Current Range of Loan Rates:                 6.750% to 17.000%

Current Weighted Average Loan
Rate:                                        10.718%

Geographic Concentration (top
three states):
Alabama                                      29.88%
Louisiana                                    11.04%
Tennessee                                    9.85%

(1) All figures are approximate. Percentages and weighted averages are based on principal balances of the Closing Date Loans in Loan Group II as of their Cut-off Date.

DISTRIBUTION DATES

The Trustee will make distributions on the certificates on the 25th day of each calendar month beginning in April 2001 to the holder of record of the certificates as of the last business day of the month immediately preceding the month in which the distribution occurs. If the 25th day of a month is not a business day, then the distribution will be made on the next business day.

PAYMENTS ON THE CERTIFICATES

INTEREST PAYMENTS

The pass-through rate for the Class A-1 Certificates will be 6.179% per annum and the pass-through rate for the Class A-2 Certificates will be 6.491% per annum, in each case subject to the limitations described under "Description of the Certificates--Pass-Through Rates" in this prospectus supplement. However, if the option to terminate the trust is not exercised on the earliest permitted date as described below under "--Optional Termination", the pass-through rate for the Class A-1 Certificates will then increase to 6.679% per annum and the pass- through rate for the Class A-2 Certificates will then increase to 6.991% per annum, in each case subject to the limitations described under "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

The pass-through rate for the Class S-1 Certificates will be 5.490% per annum for the April 2001 Distribution Date through the March 2003 Distribution Date. After the March 2003 Distribution Date, the pass-through rate for the Class S-1 Certificates will be 0.000% per annum, and such class will cease to accrue interest.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--PASS-THROUGH RATES" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

INTEREST DISTRIBUTIONS

Interest payable on each class of Offered Certificates accrues during an accrual period. The accrual period for the Offered Certificates for any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Interest will be calculated for the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

The Class A Certificates will accrue interest on their Certificate Principal Balance outstanding immediately prior to each Distribution Date. The Class S-1 Certificates will accrue interest on their Notional Amount outstanding immediately prior to each Distribution Date.

The "Notional Amount" of the Class S-1 Certificates immediately prior to any Distribution Date will be equal to the lesser of (i) $23,110,000 and (ii) the sum of the aggregate principal balance of the Loans in Loan Group I (prior to giving effect to scheduled payments of principal received during the related due period and unscheduled collections of principal received during the related due period) and any amount remaining in the pre-funding account relating to Loan Group I.

The Class C Certificates will accrue interest as provided in the pooling agreement. The Residual Certificates will not accrue interest.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

PRINCIPAL DISTRIBUTIONS

Principal will be distributed to holders of the Class A Certificates on each Distribution Date, but only in the amounts and to the extent described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

PAYMENT PRIORITIES

Group I Certificates

In general, funds available on any Distribution Date for distribution from payments and other amounts received or advanced on the Loans (other than prepayment penalties) in Loan Group I will be distributed in the following order:

FIRST, concurrently, to pay interest on the Class A-1 Certificates and the Class S-1 Certificates, on a PRO RATA basis based on their respective entitlements; and

SECOND, to pay principal on the Class A-1 Certificates, but only in the amounts and to the extent described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

Group II Certificates

In general, funds available on any Distribution Date for distribution from payments and other amounts received or advanced on the Loans (other than prepayment penalties) in Loan Group II will be distributed in the following order:

FIRST, to pay interest on the Class A-2 Certificates;
and

SECOND, to pay principal on the Class A-2 Certificates, but only in the amounts and to the extent described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF AVAILABLE FUNDS" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

Crosscollateralization

In certain limited circumstances, payments on the Loans in one Loan Group may be used to make certain distributions to the holders of Offered

Certificates relating to the other Loan Group. WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES-- ALLOCATION OF AVAILABLE FUNDS" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

ADVANCES

The Master Servicer will make cash advances in respect of interest (but not principal) on delinquent Loans to the extent it reasonably believes that the cash advances are recoverable from future payments on the Loans. Advances are intended to maintain a regular flow of scheduled interest payments on the certificates and are not intended to guarantee or insure against losses. WE REFER YOU TO "THE POOLING AGREEMENT--ADVANCES" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--ADVANCES" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

PRE-FUNDING ACCOUNT

On or before June 19, 2001, the Depositor may sell and the trust will be obligated to purchase Subsequent Loans for inclusion in Loan Group I.

On the Closing Date, the Depositor will deposit with the Trustee approximately $25,000,000, which will be held by the Trustee in a separate pre-funding account (the "Group I Pre-Funding Account").

The amount on deposit in the Group I Pre-Funding Account will be reduced by the amount used to purchase Subsequent Group I Loans for inclusion in Loan Group I during the period from the Closing Date up to and including June 19, 2001. Any amounts remaining in the Group I Pre-Funding Account after June 19, 2001 will be distributed on the next distribution date to the holders of the Class A-1 Certificates in the same priority as would be applicable in the case of payments of principal on the Group I Loans. WE REFER YOU TO "DESCRIPTION OF THE LOANS--CONVEYANCE OF SUBSEQUENT GROUP I LOANS AND THE GROUP I PRE-FUNDING ACCOUNT" AND "DESCRIPTION OF THE CERTIFICATES--MANDATORY PREPAYMENTS ON CLASS A-1 CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

INTEREST COVERAGE ACCOUNT

On the Closing Date, the Depositor will pay to the Trustee for deposit in an interest coverage account related to Loan Group I, an amount as required by the Certificate Insurer which will be applied by the Trustee to cover shortfalls in the amount of interest generated by the Group I Loans attributable to the pre-funding feature. WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--INTEREST COVERAGE ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

OPTIONAL TERMINATION

The Master Servicer, or the Certificate Insurer if the Master Servicer fails to exercise such option, may purchase all of the Loans in both Loan Groups and any Properties then owned by the trust and retire the certificates when the current aggregate principal balance of the Loans and Properties then owned by the trust is equal to or less than 10% of the sum of the aggregate principal balance as of the Cut-off Date of the Closing Date Loans in both Loan Groups and the balance on deposit in the Group I Pre-Funding Account on the Closing Date. WE REFER YOU TO "THE POOLING AGREEMENT --TERMINATION" AND "DESCRIPTION OF THE CERTIFICATES--PASS-THROUGH RATES" IN THIS PROSPECTUS SUPPLEMENT AND "THE AGREEMENTS--TERMINATION; OPTIONAL TERMINATION" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

CREDIT ENHANCEMENT

1.       THE POLICY

The policy issued by the Certificate Insurer will guarantee the ultimate payment of principal and the timely payment of interest on the Class A Certificates and the timely payment of interest on the Class S-1 Certificates to the extent described in this prospectus supplement. If the Certificate Insurer were unable to pay under the policy, the Offered Certificates could be subject to losses. WE REFER YOU TO "THE CERTIFICATE INSURANCE POLICY" AND "THE CERTIFICATE INSURER" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

2.       EXCESS INTEREST AND OVERCOLLATERALIZATION

The Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Offered Certificates and to pay certain fees and expenses of the trust. On the Closing Date, the sum of the aggregate principal balance of the Initial Group I Loans as of the Cut-off Date plus the amount on deposit in the Group I Pre- Funding Account will not exceed the aggregate certificate principal balance of the Class A-1 Certificates by any significant amount, and the aggregate principal balance of the Group II Loans as of the Cut-off Date will not exceed the aggregate certificate principal balance of the Class A-2 Certificates by any significant amount. However, as a result of the application of excess interest in reduction of the certificate principal balances of the Class A Certificates, the aggregate principal balance of the Loans in each Loan Group is expected to exceed the aggregate principal balance of the related class of Class A Certificates by an amount that is expected to increase over time until it reaches the required level of overcollateralization for such Loan Group. The required level of overcollateralization for Loan Group I will initially be an amount equal to 4.00% of the sum of the aggregate principal balance of the Initial Group I Loans as of the Cut-off Date plus the amount on deposit in the Group I Pre- Funding Account on the Closing Date. The required level of overcollateralization for Loan Group II will initially be an amount equal to 4.00% of the aggregate principal balance of the Group II Loans as of the Cut-off Date. However, the required level of overcollateralization for each Loan Group for the first Distribution Date will be $0. The required level of overcollateralization for either Loan Group may increase or decrease over time. WE CANNOT ASSURE YOU THAT SUFFICIENT INTEREST WILL BE GENERATED BY THE LOANS TO CREATE OR MAINTAIN THE REQUIRED LEVELS OF OVERCOLLATERALIZATION. WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES-- OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

RATINGS

It is a condition of the issuance of the Offered Certificates that they be assigned the following ratings by Standard & Poor's Ratings Services ("S&P") and Moody's Investors Service, Inc. ("Moody's"):



Class                    S&P             Moody's
-----                    ---             -------
A-1                      AAA               Aaa
A-2                      AAA               Aaa
S-1                      AAA               Aaa

A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. WE REFER YOU TO "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "RATING" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

TAX STATUS

One or more elections will be made to treat designated portions of the trust (exclusive of the Group I Pre-Funding Account and the interest coverage account, as described more fully herein) as real estate mortgage investment conduits for federal income tax purposes. WE REFER YOU TO "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND "CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

It is expected that the Offered Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law. WE REFER YOU TO "CONSIDERATIONS FOR BENEFIT PLAN INVESTORS" IN THIS PROSPECTUS SUPPLEMENT AND "ERISA CONSIDERATIONS" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

LEGAL INVESTMENT

The Offered Certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. WE REFER YOU TO "LEGAL INVESTMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND "LEGAL INVESTMENT" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

                                  RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

NATURE OF THE LOANS

         The Seller's underwriting standards that were applicable to the underwriting or re-underwriting of the Loans are intended to assess the creditworthiness of the borrower and the value of the Property and to evaluate the adequacy of such Property as collateral for the related Loan. In comparison to first lien mortgage loans that conform to the underwriting guidelines of Fannie Mae or Freddie Mac, the Loans have generally been underwritten or re-underwritten with more lenient underwriting criteria. For example, the Loans may have been made to borrowers having imperfect credit histories, ranging from minor delinquencies to bankruptcies, or to borrowers with higher ratios of monthly payments to income or higher ratios of total monthly credit payments to income. Accordingly, the Loans will likely experience higher, and possibly substantially higher, rates of delinquencies, defaults and losses than the rates experienced by loans underwritten according to Fannie Mae or Freddie Mac underwriting guidelines.

         Furthermore, changes in the values of the Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Loans than on mortgage loans originated according to Fannie Mae or Freddie Mac underwriting guidelines. No assurance can be given that the values of the Properties have remained or will remain at the levels in effect on the dates of origination of the related Loans.

         In addition, manufactured housing generally depreciates in value. Moreover, downturns in economic conditions have sharply depressed manufactured housing prices on a historical basis. Consequently, the market value of a Manufactured Home could be, or could become, less than the principal balance of the related Loan. If a borrower defaults on its Manufactured Home Contract and the Master Servicer is unable to recover the entire unpaid principal balance of the related Loan through foreclosure of the related Manufactured Home (and any land securing a land-and-home contract), the trust will suffer a loss.

UNPREDICTABILITY OF PREPAYMENTS AND EFFECT ON YIELDS

         Borrowers may prepay their Loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their Loans. A prepayment of a Loan generally will result in a prepayment on the related Class A Certificates.

o If you purchase Class A Certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

o If you purchase Class A Certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

o The yield to maturity of the Class S-1 Certificates will become extremely sensitive to the rate of principal prepayment on the Loans, if prior to February 1, 2003 the aggregate principal balance of the Group I Loans is reduced to or below $23,110,000. INVESTORS IN THE CLASS S-1 CERTIFICATES SHOULD FULLY CONSIDER THE RISK THAT AN EXTREMELY RAPID RATE OF PRINCIPAL PREPAYMENT ON THE GROUP I LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO RECOVER THEIR INITIAL INVESTMENTS.

o The rate of prepayments on the Loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the Loans, the Loans are more likely to prepay than if prevailing rates remain above the interest rates on the Loans. Conversely, if prevailing interest rates rise significantly, prepayments on the Loans may decrease.

o Approximately 47.74% of the Initial Group I Loans and approximately 30.76% of the Group II Loans (in each case by aggregate principal balance of the related Closing Date Loans as of the Cut-off Date) require the borrower to pay a prepayment penalty in certain instances if the borrower prepays the Loan during a stated period, which may be from one year to five years after the Loan was originated. A prepayment penalty may or may not discourage a borrower from prepaying the Loan during the applicable period.

o The Seller may be required to purchase Loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the Master Servicer has the option to purchase Loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement. These purchases will have the same effect on the holders of the Offered Certificates as a prepayment of those Loans. Moreover, under certain circumstances, the Master Servicer has the option to sell Loans 90 days or more delinquent to third parties at prices less than their outstanding principal balances in accordance with the servicing standard in the pooling agreement and as further described in this prospectus supplement. These sales will have the same effect on the holders of the Offered Certificates as a liquidation of those Loans.

o The Master Servicer, or if the Master Servicer does not exercise such option, the Certificate Insurer, may purchase all of the Loans when the aggregate principal balance of the Loans is equal to or less than 10% of the sum of the aggregate principal balance of the Closing Date Loans in both Loan Groups as of the Cut- off Date and the amount on deposit in the Group I Pre-Funding Account on the Closing Date.

o As a result of (i) the absorption of realized losses on the Loans by any available excess interest or overcollateralization as described in this prospectus supplement and (ii) the availability of the policy, liquidations of defaulted Loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Class A Certificates and influence the yield on the Offered Certificates in a manner similar to the manner in which principal prepayments on the Loans will influence the yield on the Offered Certificates.

o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Class A Certificates at any time that the overcollateralization provided by the related Loan Group is below the required level. An earlier return of principal to the holders of the Class A Certificates as a result of the overcollateralization provisions will influence the yield on the Class A Certificates in a manner similar to the manner in which principal prepayments on the related Loans will influence the yield on the Class A Certificates.

         SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF FACTORS THAT MAY INFLUENCE THE RATE AND TIMING OF PREPAYMENTS ON THE LOANS.

CONFLICTS OF INTEREST BETWEEN THE MASTER SERVICER AND THE TRUST

         The Master Servicer will initially, directly or indirectly, own all or a portion of the Class C Certificates and the Residual Certificates. The timing of Loan foreclosures and sales of the related Properties may affect the weighted average lives and yields of the Offered Certificates.Investors should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES

         The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates will receive regular payments of interest and the ultimate payment of principal and that the holders of the Class S-1 Certificates will receive regular payments of interest. If delinquencies or defaults occur on the Loans, neither the Master Servicer nor any other entity will advance interest on delinquent or defaulted Loans if such advances are not likely to be recovered. The Master Servicer will not advance principal on any Loans.

         IF THE PROTECTION TO BE PROVIDED BY ANY EXCESS INTEREST OR OVERCOLLATERALIZATION THAT MAY BECOME AVAILABLE WERE TO PROVE INSUFFICIENT AND THE CERTIFICATE INSURER WERE UNABLE TO MEET ITS OBLIGATIONS UNDER THE POLICY, THEN YOU COULD EXPERIENCE A LOSS OF SOME OF YOUR INVESTMENT.

         None of the Depositor, the Master Servicer, the Trustee, the Seller or any of their respective affiliates or any other person will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the Offered Certificates.

INTEREST GENERATED BY THE LOANS MAY BE INSUFFICIENT TO CREATE OR MAINTAIN OVERCOLLATERALIZATION

         The Loans in each Loan Group are expected to generate more interest than is needed to pay interest owed on the related classes of Offered Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the Loans will then be used to absorb losses that occur on the Loans. After these financial obligations of the trust are covered, the available excess interest generated by the Loans will be used to create and maintain overcollateralization below the related classes of Offered Certificates and, under certain circumstances, below the unrelated classes of Offered Certificates. Overcollateralization will be created when such available excess interest is applied as distribution of principal on the Class A Certificates entitled to such distribution, in reduction of the Certificate Principal Balances of such Class A Certificates. WE CANNOT ASSURE YOU, HOWEVER, THAT ENOUGH EXCESS INTEREST WILL BE GENERATED TO CREATE OR MAINTAIN OVERCOLLATERALIZATION AT THE LEVEL REQUIRED TO BE PROVIDED BY EITHER LOAN GROUP.

         The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the Loans will generate:

o Every time a Loan is prepaid in full, excess interest may be reduced because such Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o Every time a Loan is liquidated or written off, excess interest may be reduced because such Loan will no longer be outstanding and generating interest.

o If the rates of delinquencies, defaults or losses on the Loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates.

o If prepayments, defaults and liquidations occur more rapidly on the Loans with relatively higher interest rates than on the Loans with relatively lower interest rates, the amount of excess interest generated by the Loans will be less than would otherwise be the case.

o If the Master Servicer does not terminate the trust at the earliest possible date that such optional termination could occur as described under "The Pooling Agreement--Termination" in this prospectus supplement, then the pass-through rates on the Class A Certificates will, subject to the limitation described in the next Risk Factor below, increase. Any such increase would decrease the amount of excess interest that could become available for other purposes.

THE PASS-THROUGH RATES ON THE CLASS A CERTIFICATES ARE SUBJECT TO LIMITATION

         The Class A Certificates accrue interest at fixed pass-through rates, but each such pass-through rate is subject to a limit. The limit on the pass-through rates on the Class A Certificates is based on the weighted average of the interest rates on the related Loans, net of certain fees and expenses of the trust and, in the case of the Class A- 1 Certificates, net of the amount of interest distributable on the Class S-1 Certificates. All of the Loans have interest rates that are fixed.

         A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rate and adversely affect the yield to maturity on the Class A Certificates. Some of these factors are described below.

o If prepayments, defaults and liquidations occur more rapidly on the Loans with relatively higher interest rates than on the Loans with relatively lower interest rates, the pass-through rate on the related class of Class A Certificates is more likely to be limited.

o The required payment by the trust to the Certificate Insurer of premiums on the policy will result in the limit on the pass-through rates on the Class A Certificates being lower than would be the case if the trust did not have such obligation.

o The limit on the pass-through rate on the Class A-1 Certificates will be affected by the amount of interest payable on the Class S-1 Certificates. As the aggregate principal balance of the Group I Loans is reduced by payments of principal (including prepayments and the proceeds of liquidations of defaulted Group I Loans), the percentage of the total amount of interest generated by the Group I Loans that is used to pay interest on the Class S-1 Certificates will increase. Scheduled and unscheduled collections of principal on the Group I Loans occurring during the first 24 due periods will lower the pass-through rate ceiling applicable to the Class A-1 Certificates. As a result, a rapid rate of prepayments on or liquidations of the Group I Loans before the end of the first 24 due periods would increase the likelihood that such ceiling will limit the pass-through rate on the Class A-1 Certificates.

o The interest rates on the Loans will not adjust. Consequently, if the pass-through rate on either class of Class A Certificates becomes subject to the applicable limit, such limit may reduce the amount of interest accruing on such class of Class A Certificates for an indefinite period.

         IF THE PASS-THROUGH RATE ON EITHER CLASS OF THE CLASS A CERTIFICATES IS LIMITED FOR ANY DISTRIBUTION DATE, THE RESULTING SHORTFALLS WILL NOT BE RECOVERABLE BY THE HOLDERS OF SUCH CLASS OF CLASS A CERTIFICATES ON SUCH DISTRIBUTION DATE OR ON ANY FUTURE DISTRIBUTION DATES. MOREOVER, THE POLICY WILL NOT COVER ANY SUCH SHORTFALLS.

         If the pass-through rate on either class of the Class A Certificates is limited for any Distribution Date, the value of such class of Class A Certificates may be temporarily or permanently reduced.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS

         When a Loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The Master Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the Master Servicer's servicing fee for the related calendar month.

         In addition, certain shortfalls in interest collections may arise from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). No portion of interest shortfalls arising from the application of the Relief Act will be covered by the Master Servicer.

         On any Distribution Date, any prepayment interest shortfalls to the extent not covered by compensating interest paid by the Master Servicer, and any interest shortfalls resulting from the application of the Relief Act, will be allocated first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, in the case of any interest shortfalls resulting from the application of the Relief Act, to the Monthly Interest Distributable Amounts with respect to the related class or classes of Offered Certificates on a PRO RATA basis based on the respective amounts of interest accrued on such certificates for such Distribution Date. THE HOLDERS OF THE OFFERED CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR INTEREST SHORTFALLS RESULTING FROM THE APPLICATION OF THE RELIEF ACT. IF SUCH SHORTFALLS ARE ALLOCATED TO THE OFFERED CERTIFICATES, THE AMOUNT OF INTEREST PAID ON SUCH CERTIFICATES WILL BE REDUCED, ADVERSELY AFFECTING THE YIELD ON YOUR INVESTMENT.

         The policy will not cover any shortfalls resulting from the application of the Relief Act.

THE RATINGS OF THE OFFERED CERTIFICATES ARE BASED PRIMARILY ON THE CLAIMS-PAYING ABILITY OF THE CERTIFICATE INSURER AND COULD BE REDUCED OR WITHDRAWN

         The ratings on the Offered Certificates depend primarily on the claims paying ability of the Certificate Insurer. Therefore, a reduction of the rating assigned to the claims paying ability of the Certificate Insurer may have a corresponding reduction on the ratings assigned to the Offered Certificates. In general, the ratings address credit risk and do not address the likelihood of prepayments.

         Each rating agency rating the Offered Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. None of the Depositor, the Master Servicer, the Trustee, the Seller or any of their respective affiliates or any other person will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the Offered Certificates.

         If a Rating Agency reduces or withdraws its rating on one or more classes of the Offered Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN LOAN BALANCE

         Substantial delays could be encountered in connection with the liquidation of delinquent Loans. Further, reimbursement of advances made on a Loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a Property fails to provide adequate security for the related Loan, you will incur a loss on your investment if the Certificate Insurer fails to perform its obligations under the policy and the other credit enhancements are insufficient to cover the loss.

BALLOON LOANS RISK

         Balloon loans pose a risk because a borrower must make a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you will suffer a loss if the Certificate Insurer fails to perform its obligations under the policy and the forms of other credit enhancement are insufficient to cover the loss. Approximately 18.68% of the Initial Group I Loans and approximately 10.92% of the Group II Loans (in each case by aggregate principal balance of the related Closing Date Loans as of the Cut-off Date) are balloon loans.

SECOND LIEN LOANS RISK

         Approximately 7.66% of the Initial Group I Loans and approximately 26.58% of the Group II Loans (in each case by aggregate principal balance of the related Closing Date Loans as of the Cut-off Date) are secured by second liens on the related Property. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Loans only to the extent that the claims of the related senior liens have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the Property, the Master Servicer may write off the entire balance of such Loan as a bad debt. The foregoing considerations will be particularly applicable to Loans secured by second liens that have high loan-to-value ratios because it is comparatively more likely that the Master Servicer would determine foreclosure to be uneconomical in the case of such Loans. The rate of default of second lien loans may be greater than that of loans secured by first liens on comparable properties. See "Certain Legal Aspects of the Loans--Junior Mortgages; Rights of Senior Mortgagees" in the prospectus.

DELINQUENT LOANS RISK

         As of the Cut-off Date, approximately 1.48% of the Initial Group I Loans and approximately 1.85% of the Group II Loans (in each case by aggregate principal balance of the related Closing Date Loans as of the Cut-off Date) had not made the monthly payment due thereon in January 2001. However, investors in the Offered Certificates should realize that approximately 7.88% of the Initial Group I Loans and approximately 2.34% of the Group II Loans (in each case by aggregate principal balance of the related Closing Date Loans as of the Cut-off
Date) have a first payment date occurring on or after February 1, 2001 and, therefore, such Loans could not as of the Cut-off Date have been delinquent with respect to their January 2001 monthly payment.

HIGH LOAN-TO-VALUE RATIOS RISK

         Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80.00% or below. Approximately 46.39% of the Initial Group I Loans and approximately 42.30% of the Group II Loans (in each case by aggregate principal balance of the related Closing Date Loans as of the Cut-off Date) had loan-to-value ratios at origination in excess of 80.00%, but no more than 100.00%. With limited exceptions, no Loan will be covered by a primary mortgage insurance policy or any comparable credit insurance policy. Additionally, the Seller's determination of the value of a Property used in the calculation of the loan-to-value ratios of the Loans may differ from the appraised value of such Property or the actual value of such Property at origination, or at any date subsequent thereto. See "Description of the Loans--General" herein.

         References in this prospectus supplement to the loan-to-value ratios of the Loans, in the case of second lien Loans, unless indicated otherwise, generally refer to the quotient of (x) the sum of the principal balance of the applicable second lien Loan and the principal balance of any mortgage loan or manufactured home loan indebtedness secured by any senior lien on the related Property divided by (y) the value (as determined as described herein, and which may not be the actual value) of such related Property.

GEOGRAPHIC CONCENTRATION RISK

         The chart presented under "Summary of Terms--Loans" lists the states with the highest concentrations of Loans.

         Listed below are some of the factors which could lead to a disproportionate impact on the Loans based on the geographic locations of the related Properties:

o Economic conditions in states with high concentrations of Loans may affect the ability of borrowers to repay their Loans on time, even if such conditions do not affect real property values.

o Declines in the residential real estate markets in the states with high concentrations of Loans may reduce the values of Properties located in those states, which would result in an increase in loan-to-value ratios.

o Any increase in the market value of Properties located in the states with high concentrations of Loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to borrowers at lower interest rates, which could result in an increased rate of prepayment of the Loans.

o Some regions of the United States may be more susceptible than others to natural disasters, deteriorating economic conditions or other factors that could negatively affect the performance of the Loans. Natural disasters (including those that result in certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and others for which there may or may not be insurance) or varying economic or other conditions affecting different regions of the United States from time to time may contribute to differing rates of prepayment, defaults and losses being experienced on the Loans from one geographic area to another.

THERE MAY BE VARIATIONS IN THE SUBSEQUENT LOANS IN LOAN GROUP I FROM THE INITIAL LOANS IN LOAN GROUP I

         Each Subsequent Group I Loan generally will satisfy the eligibility criteria described in this prospectus supplement at the time of its sale to the trust. Following any purchase of Subsequent Group I Loans by the trust, the statistical characteristics of the Loans in Loan Group I will be altered. This is because, although the statistical characteristics of the Subsequent Group I Loans will be required to fall within the parameters detailed in the eligibility criteria, such statistical characteristics may vary somewhat from the statistical characteristics of the Initial Group I Loans presented in this prospectus supplement.

MANDATORY PREPAYMENT

         To the extent that amounts on deposit in the Group I Pre-Funding Account have not been fully applied to the purchase of Subsequent Group I Loans for inclusion in Loan Group I on or before June 19, 2001, the holders of the Class A-1 Certificates will receive, on the Distribution Date immediately following June 19, 2001, any amount remaining in the Group I Pre-Funding Account after giving effect to any purchases of Subsequent Group I Loans. Although no assurance can be given, the Depositor intends that the principal amount of Subsequent Group I Loans sold to the trust will require the application of substantially all amounts on deposit in the Group I Pre-Funding Account and that there will be no material principal payment to the holders of the Class A-1 Certificates resulting from the pre-funding feature of Loan Group I on such Distribution Date.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE LOANS

         Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing (or exemption from licensing) of the Seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans.

         The Loans are also subject to federal laws, including:

o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the trust to damages and administrative enforcement. In particular, the Seller's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust (and other assignees of the Loans) to monetary penalties, and result in the obligors' rescinding the Loans against either the trust or subsequent holders of the Loans. See "Certain Legal Aspects of the Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

         The Seller will represent that as of the Closing Date, each Loan is in compliance with applicable federal and state laws and regulations. In addition, the Seller will represent that none of the Loans are subject to the Home Ownership and Equity Protection Act of 1994. In the event of a breach of either such representation, the Seller will be obligated to cure such breach or repurchase or replace the affected loan in the manner and to the extent described under "The Pooling Agreement--Assignment of the Loans" in this prospectus supplement.

THE CERTIFICATES ARE INTERESTS IN THE TRUST ONLY

         The certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, the Seller, the Trustee or any of their respective affiliates. Neither the Offered Certificates nor the underlying Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, the Seller, the Trustee, or any of their respective affiliates. The Offered Certificates are covered by the policy, as and to the extent described under "The Certificate Insurance Policy" in this prospectus supplement. Proceeds of the assets included in the trust and payments under the policy will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Depositor, the Master Servicer, the Seller, the Trustee or any other entity (other than the Certificate Insurer to the extent of its obligations under the policy) in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

LACK OF LIQUIDITY

         Greenwich Capital Markets, Inc., First Union Securities, Inc. and UBS Warburg LLC (the "Underwriters") intend to make a secondary market in the classes of Offered Certificates actually purchased by them, but they have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your Offered Certificates readily or at prices that will enable you to realize your desired yield. The market values of the Offered Certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

SUITABILITY OF THE OFFERED CERTIFICATES AS INVESTMENTS

         The Offered Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Offered Certificates are complex investments that should be considered only by institutional investors who, either alone or with their financial, tax and legal advisors, are familiar with complex asset securitization structures and have the expertise to analyze the prepayment, reinvestment, default and market risk, tax consequences and other attributes of an investment in the Offered Certificates and the interaction of these risks.

                            DESCRIPTION OF THE LOANS

         The information set forth in the following paragraphs has been provided by the Seller. Neither of the Depositor nor any other affiliate of the Seller, nor the Underwriters, the Trustee, the Certificate Insurer or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         The statistical information presented in this prospectus supplement relates to the Closing Date Loans in each Loan Group as of the Cut-off Date for those Loans. As used herein, "Closing Date Loans" with respect to a Loan Group refers to the Loans anticipated to be included in such Loan Group on the Closing Date, which in the case of Loan Group I will be the Initial Group I Loans, and which in the case of Loan Group II will be all of the Group II Loans. Prior to the issuance of the Offered Certificates, Loans may be removed from one or both Loan Groups as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other Loans may be included in each Loan Group prior to the issuance of the Offered Certificates unless including such Loans would materially alter the characteristics of the Initial Loans in such Loan Group as described herein. The Depositor believes that the information set forth herein with respect to the Closing Date Loans in each Loan Group will be representative of the characteristics of such Loan Group as it will be constituted at the time the Offered Certificates are issued, although the range of loan rates and maturities and certain other characteristics of the Closing Date Loans in a Loan Group may vary.

         Unless otherwise noted, all statistical percentages set forth in this prospectus supplement are measured as a percentage of the aggregate principal balance as of the Cut-off Date of the Closing Date Loans in the related Loan Group (each, a "Cut-off Date Principal Balance") and in the case of Loan Group I, therefore, does not include the Subsequent Group I Loans. Subsequent Group I Loans will be selected using generally the same criteria used to select the Initial Group I Loans, and generally the same representations and warranties will be made with respect to Subsequent Group I Loans. The "Principal Balance" of a Loan as of any date is equal to the principal balance of such Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Loan. The "Pool Balance" as of any date is equal to the aggregate of the Principal Balances of the Loans in both Loan Groups.

GENERAL

         New South Home Equity Trust 2001-1 (the "Trust") will consist of a pool of residential loans (the "Loans" or the "Pool") which will in turn consist of a group of fixed-rate, first lien and second lien, fully-amortizing and balloon loans with principal balances that conform to Fannie Mae and Freddie Mac guidelines (the "Group I Loans") and a group of fixed-rate, first lien and second lien, fully-amortizing and balloon loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac guidelines (the "Group II Loans"). The Group I Loans will include the Initial Group I Loans and the Subsequent Group I Loans. The Group II Loans will consist only of the Closing Date Loans in Loan Group II. The Initial Group I Loans have original terms to maturity ranging from 4 years to 30 years and a Cut-off Date Principal Balance of approximately $206,101,272. The Group II Loans have original terms to maturity ranging from 5 years to 30 years and a Cut-off Date Principal Balance of approximately $23,025,499. Subsequent to the Closing Date, Loan Group I will also include, to the extent available, approximately $25,000,000 in Subsequent Group I Loans. No subsequent loans will be acquired by the Trust with any pre-funded amounts for inclusion in Loan Group II.

         The Loans consist of mortgage loans (the "Mortgage Loans") and manufactured home loans (the "Manufactured Home Loans"). The Mortgage Loans, representing approximately 88.54% of the Initial Group I Loans and approximately 97.29% of the Group II Loans (in each case by aggregate principal balance of the related Closing Date Loans as of the Cut-off Date), are evidenced by mortgage notes (each, a "Mortgage Note"), secured by first or second mortgages or deeds of trust (the "Mortgages") on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units (each, a "Mortgaged Property"). The Manufactured Home Loans, representing approximately 11.46% of the Initial Group I Loans and approximately 2.71% of the Group II Loans (in each case by aggregate principal balance of the related Closing Date Loans as of the Cut-off Date), are evidenced by first or second manufactured housing contracts (each, a "Manufactured Home Contract" and together with the Mortgage Notes, the "Debt Instruments") on manufactured homes (each, a "Manufactured Home" and together with the Mortgaged Properties, the "Properties") that are not real estate. The Initial Group I Loans consist of approximately 3,783 Loans, of which approximately 92.34% are secured by first Mortgages or Manufactured Home Contracts, as applicable and approximately 7.66% are secured by second Mortgages or Manufactured Home Contracts, as applicable. The Group II Loans consist of approximately 323 Loans, of which approximately 73.42% are secured by first Mortgages or Manufactured Home Contracts, as applicable and approximately 26.58% are secured by second Mortgages or Manufactured Home Contracts, as applicable.

         The Depositor will purchase the Loans from the Seller pursuant to the Loan Purchase Agreement (the "Loan Purchase Agreement") dated as of March 26, 2001 between the Seller and the Depositor. Pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Pooling Agreement"), among the Depositor, the Master Servicer and the Trustee, the Depositor will cause the Loans to be assigned to the Trustee for the benefit of the certificateholders. See "The Pooling and Servicing Agreement" herein.

         Subsequent Group I Loans are intended to be purchased by the Trust from the Depositor from time to time on or before June 19, 2001 from funds on deposit in the Group I Pre-Funding Account. The Pooling Agreement will provide that each Subsequent Group I Loan must conform to certain specified characteristics and, following the conveyance of the Subsequent Group I Loans, Loan Group I must conform to certain specified characteristics, as described below under "--Conveyance of Subsequent Group I Loans and the Group I Pre-Funding Account."

         The Loans were selected by the Seller from the loans in the Seller's portfolio using a selection process believed by the Seller not to be adverse to the certificateholders or to the Certificate Insurer. Each of the Loans was underwritten in accordance with the underwriting standards as described under "New South Federal Savings Bank--Underwriting Standards" in this prospectus supplement.

         Each Loan will accrue interest at the fixed rate calculated as specified under the terms of the related Mortgage Note or Manufactured Home Contract (each such rate, a "Loan Rate").

         As used herein, the "CLTV" at origination of any Loan refers to the quotient calculated by dividing (x) the sum of (i) the principal balance of such Loan as of the date of the origination of such Loan and (ii) if such Loan is a second lien Loan, the principal balance of the applicable senior lien mortgage loan or manufactured home loan by (y) the Value of the related Property at origination. The "Value" of a Mortgaged Property means the lesser of the appraised value of such Mortgaged Property or, if applicable, the purchase price of such Mortgaged Property. The "Value" of a Manufactured Home means the stated cash sale price of such Manufactured Home, including sales and other taxes, plus, to the extent financed, filing and recording fees imposed by law, premiums for related insurance and prepaid finance charges.

INITIAL GROUP I LOANS STATISTICS

         The following statistical information, unless otherwise specified, is based upon percentages of the Principal Balances of the Initial Group I Loans as of the Cut-off Date.

         As of the Cut-off Date, the average unpaid principal balance of the Initial Group I Loans was approximately $54,481. As of the Cut-off Date, the weighted average Loan Rate of the Initial Group I Loans was approximately 10.484% per annum. As of the Cut-off Date, the weighted average CLTV at origination of the Initial Group I Loans was approximately 79.42%. The weighted average remaining term to maturity of the Initial Group I Loans was approximately 245 months as of the Cut-off Date, and the latest scheduled maturity of any Initial Group I Loan is March 2031; however the actual date on which any Initial Group I Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

         As of the Cut-off Date, all of the Initial Group I Loans were secured by Mortgaged Properties or Manufactured Homes. Based on information supplied by the borrowers in connection with their loan applications at origination, Properties securing approximately 87.50% of the Initial Group I Loans will be owner occupied primary residences.

         Approximately 47.74% of the Initial Group I Loans provide for penalties upon full prepayment during the first one, two, three, four or five years after origination thereof. Each of the Initial Group I Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Loans" in the Prospectus.

         Except with respect to approximately 18.68% of the Initial Group I Loans, the scheduled monthly payment on each Initial Group I Loan includes interest plus an amount that will amortize the outstanding principal balance of the Initial Group I Loan over its remaining term.

         The Initial Group I Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):


                         CUT-OFF DATE PRINCIPAL BALANCES OF THE INITIAL GROUP I LOANS (1)


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
       PRINCIPAL BALANCE ($)                       OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
       ---------------------                       --------          ----------------                     ----------------
   4,736.53   -    50,000.00........                 2,147            $ 68,003,779.05                           33.00%
  50,000.01   -   100,000.00........                 1,252              84,081,898.85                           40.80
 100,000.01   -   150,000.00........                   271              32,883,155.80                           15.95
 150,000.01   -   200,000.00........                    82              14,012,028.40                            6.80
 200,000.01   -   250,000.00........                    26               5,810,831.81                            2.82
 250,000.01   -   274,643.38........                     5               1,309,578.43                            0.64
                                                     -----            ---------------                          ------
      TOTAL.........................                 3,783            $206,101,272.34                          100.00%
                                                     =====            ===============                          ======

(1) THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE OF THE INITIAL GROUP I LOANS WAS APPROXIMATELY $54,481.


                           CREDIT BUREAU RISK SCORES FOR THE INITIAL GROUP I LOANS(1)(2)


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    CREDIT BUREAU RISK SCORE                       OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    ------------------------                       --------          ----------------                     ----------------
N/A.................................                   152          $    9,341,384.51                            4.53%
401  -   450........................                     5                 319,330.57                            0.15
451  -   500........................                    57               2,877,937.23                            1.40
501  -   550........................                   451              24,535,267.24                           11.90
551  -   600........................                   770              46,273,303.85                           22.45
601  -   650........................                   968              52,644,762.44                           25.54
651  -   700........................                   792              41,540,494.01                           20.16
701  -   750........................                   414              20,852,779.11                           10.12
751  -   800........................                   172               7,611,478.87                            3.69
801  -   820........................                     2                 104,534.51                            0.05
                                                     -----            ---------------                          ------
   TOTAL............................                 3,783            $206,101,272.34                          100.00%
                                                     =====            ===============                          ======

--------------------
(1) THE WEIGHTED AVERAGE CREDIT BUREAU RISK SCORE OF THE INITIAL GROUP I LOANS WAS APPROXIMATELY 626.
(2) DETERMINED FOR EACH INITIAL GROUP I LOAN AS DESCRIBED UNDER "NEW SOUTH FEDERAL SAVINGS BANK--UNDERWRITING STANDARDS" IN THIS PROSPECTUS SUPPLEMENT.

                            ORIGINAL TERMS TO MATURITY OF THE INITIAL GROUP I LOANS(1)


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    ORIGINAL TERM (MONTHS)                         OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    ----------------------                         --------          ----------------                     ----------------
   48  -    72......................                    25         $       436,940.98                            0.21%
   73  -   108......................                    24                 441,985.26                            0.21
  109  -   144......................                   181               4,785,267.48                            2.32
  145  -   180......................                 1,914              95,119,016.39                           46.15
  181  -   216......................                     1                  45,341.06                            0.02
  217  -   252......................                   459              22,272,186.19                           10.81
  289  -   324......................                    78               2,816,736.07                            1.37
  325  -   360......................                 1,101              80,183,798.91                           38.91
                                                     -----              -------------                         -------
       TOTAL........................                 3,783            $206,101,272.34                          100.00%
                                                     =====             ==============                          ======

--------------------
(1) THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY OF THE INITIAL GROUP I LOANS WAS APPROXIMATELY 256 MONTHS.


                            REMAINING TERMS TO MATURITY OF THE INITIAL GROUP I LOANS(1)


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    REMAINING TERM (MONTHS)                        OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    -----------------------                        --------          ----------------                     ----------------
   24  -    36......................                     2        $         39,852.78                            0.02%
   37  -    72......................                    41                 745,114.32                            0.36
   73  -   108......................                    80               2,050,246.34                            0.99
  109  -   144......................                   162               5,110,521.61                            2.48
  145  -   180......................                 1,867              93,223,350.68                           45.23
  181  -   216......................                     7                 440,313.84                            0.21
  217  -   252......................                   450              21,865,847.21                           10.61
  253  -   288......................                    79               3,149,888.30                            1.53
  289  -   324......................                    15               1,171,554.31                            0.57
  325  -   360......................                 1,080              78,304,582.95                           37.99
                                                     -----            ---------------                          ------
       TOTAL........................                 3,783            $206,101,272.34                          100.00%
                                                     =====            ===============                          ======

--------------------
(1) THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY OF THE INITIAL GROUP I LOANS WAS APPROXIMATELY 245 MONTHS.

                   PROPERTY TYPES OF THE INITIAL GROUP I LOANS


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    PROPERTY TYPE                                  OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    -------------                                  --------          ----------------                     ----------------
Single Family.......................                 3,096            $176,760,238.09                          85.76%
Manufactured Housing................                   582              23,617,173.67                          11.46
Other...............................                    41               2,746,418.23                           1.33
Mobile Home.........................                    38               1,816,091.60                           0.88
Two- to Four-Family.................                    12                 648,251.26                           0.31
Condominium.........................                    10                 275,259.46                           0.13
Apartment...........................                     4                 237,840.03                           0.12
                                                     -----            ---------------                         ------
      Total.........................                 3,783            $206,101,272.34                         100.00%
                                                     =====            ===============                         ======



                OCCUPANCY STATUS OF THE INITIAL GROUP I LOANS(1)



                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    OCCUPANCY STATUS                               OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    ----------------                               --------          ----------------                     ----------------
Primary.............................                 3,354            $180,335,145.35                          87.50%
Second Home.........................                   265              17,512,068.08                           8.50
Investor............................                   123               5,440,195.46                           2.64
Unknown.............................                    41               2,813,863.45                           1.37
                                                     -----            ---------------                         ------
     Total..........................                 3,783            $206,101,272.34                         100.00%
                                                     =====            ===============                         ======

--------------------
(1)  Occupancy as represented by the borrower at the time of origination.


                      PURPOSE OF THE INITIAL GROUP I LOANS


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    PURPOSE                                        OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    -------                                        --------          ----------------                     ----------------
Refinance...........................                 2,638            $138,460,485.44                          67.18%
Purchase............................                 1,112              64,504,726.69                          31.30
Other...............................                    33               3,136,060.21                           1.52
                                                     -----            ---------------                         ------
     Total..........................                 3,783            $206,101,272.34                         100.00%
                                                     =====            ===============                         ======

                 ORIGINAL CLTVS OF THE INITIAL GROUP I LOANS(1)


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    ORIGINAL CLTV(%)                               OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    ----------------                               --------          ----------------                     ----------------
  11.90  -   20.00..................                    14         $       285,960.38                            0.14%
  20.01  -   30.00..................                    39                 903,974.84                            0.44
  30.01  -   40.00..................                    66               1,919,818.09                            0.93
  40.01  -   50.00..................                   119               4,697,438.97                            2.28
  50.01  -   60.00..................                   196               8,553,540.83                            4.15
  60.01  -   70.00..................                   363              18,380,723.89                            8.92
  70.01  -   80.00..................                 1,267              75,747,214.63                           36.75
  80.01  -   90.00..................                 1,182              70,084,345.61                           34.00
  90.01  -  100.00..................                   537              25,528,255.10                           12.39
                                                     -----            ---------------                          ------
         TOTAL......................                 3,783            $206,101,272.34                          100.00%
                                                     =====            ===============                          ======

------------------
(1) THE WEIGHTED AVERAGE CLTV AT ORIGINATION OF THE INITIAL GROUP I LOANS AS OF THE CUT-OFF DATE WAS APPROXIMATELY 79.42%.

                GEOGRAPHIC DISTRIBUTION OF THE PROPERTIES RELATING TO THE INITIAL GROUP I LOANS(1)


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    LOCATION                                       OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    --------                                       --------          ----------------                     ----------------
ALABAMA.............................                 1,222           $  63,309,102.14                          30.72%
ARIZONA.............................                    11                 670,519.95                           0.33
ARKANSAS............................                   175              10,126,134.87                           4.91
CALIFORNIA..........................                    17                 733,594.29                           0.36
COLORADO............................                     8                 389,305.11                           0.19
CONNECTICUT.........................                     2                 149,788.43                           0.07
FLORIDA.............................                   239              13,650,143.83                           6.62
GEORGIA.............................                   218              12,757,041.06                           6.19
ILLINOIS............................                    14                 739,585.36                           0.36
INDIANA.............................                     8                 391,148.94                           0.19
KENTUCKY............................                    23               1,647,108.04                           0.80
LOUISIANA...........................                   653              32,193,319.19                          15.62
MARYLAND............................                     4                 237,330.37                           0.12
MASSACHUSETTS.......................                     2                 229,468.94                           0.11
MICHIGAN............................                     1                  21,847.70                           0.01
MISSISSIPPI.........................                   613              29,972,688.59                          14.54
MISSOURI............................                     1                  18,820.63                           0.01
NEVADA..............................                     9                 915,607.17                           0.44
NEW JERSEY..........................                     1                 114,600.23                           0.06
NEW MEXICO..........................                     2                  89,517.09                           0.04
NEW YORK............................                    12                 615,727.85                           0.30
NORTH CAROLINA......................                    33               2,481,124.29                           1.20
OHIO................................                    26               1,571,766.62                           0.76
OKLAHOMA............................                     9                 434,000.70                           0.21
OREGON..............................                     1                  34,767.12                           0.02
SOUTH CAROLINA......................                    32               2,102,920.33                           1.02
TENNESSEE...........................                   336              22,004,638.42                          10.68
TEXAS...............................                    57               4,882,928.27                           2.37
UTAH................................                     2                  87,153.86                           0.04
VIRGINIA............................                    46               3,014,802.66                           1.46
WASHINGTON..........................                     3                 344,530.67                           0.17
WISCONSIN...........................                     3                 170,239.62                           0.08
                                                     -----            ---------------                         ------
TOTAL...............................                 3,783            $206,101,272.34                         100.00%
                                                     =====            ===============                         ======

-------------------
(1) THE GREATEST ZIP CODE GEOGRAPHIC CONCENTRATION OF THE INITIAL GROUP I LOANS WAS APPROXIMATELY 1.07% IN THE 71360 ZIP CODE.

               DOCUMENTATION LEVEL OF THE INITIAL GROUP I LOANS(1)


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    LOAN RATE(%)                                   OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    ------------                                   --------          ----------------                     ----------------
Limited Documentation...............                 2,884            $160,202,186.46                          77.73%
Full Documentation..................                   775              39,647,423.09                          19.24
No Income/No Asset..................                   119               5,708,889.02                           2.77
Stated Income Documentation.........                     2                 330,110.00                           0.16
Other...............................                     3                 212,663.77                           0.10
                                                     -----            ---------------                         ------
  Total.............................                 3,783            $206,101,272.34                         100.00%
                                                     =====            ===============                         ======

--------------------
(1) For a description of each Documentation Level, see "New South Federal Savings Bank--Underwriting Standards" herein.


                   LOAN RATES OF THE INITIAL GROUP I LOANS(1)


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    LOAN RATE(%)                                   OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    ------------                                   --------          ----------------                     ----------------
   6.125  -   7.000.................                    62          $    3,900,251.99                           1.89%
   7.001  -   8.000.................                   250              14,585,457.10                           7.08
   8.001  -   9.000.................                   276              17,549,268.11                           8.51
   9.001  -  10.000.................                   618              37,343,610.69                          18.12
  10.001  -  11.000.................                 1,014              60,820,818.09                          29.51
  11.001  -  12.000.................                   873              45,587,660.36                          22.12
  12.001  -  13.000.................                   467              19,252,252.12                           9.34
  13.001  -  14.000.................                   141               4,949,468.92                           2.40
  14.001  -  15.000.................                    60               1,597,847.29                           0.78
  15.001  -  16.000.................                    19                 405,831.19                           0.20
  16.001  -  16.750.................                     3                 108,806.48                           0.05
                                                     -----            ---------------                         ------
          Total.....................                 3,783            $206,101,272.34                         100.00%
                                                     =====            ===============                         ======

------------------
(1) The weighted average Loan Rate of the Initial Group I Loans as of the Cut-off Date was approximately 10.484% per annum.

CONVEYANCE OF SUBSEQUENT GROUP I LOANS AND THE GROUP I PRE-FUNDING ACCOUNT

     Under and to the extent provided in the Pooling Agreement, the Trust will be obligated to purchase from the Depositor during the Group I Funding Period, subject to the availability thereof, Subsequent Group I Loans secured by Mortgages on Mortgaged Properties or security interests in Manufactured Homes. Each Subsequent Group I Loan shall have been underwritten in accordance with the criteria set forth under "New South Federal Savings Bank--Underwriting Standards" herein. The Subsequent Group I Loans will be transferred to the Trust pursuant to subsequent transfer instruments (the "Subsequent Transfer Instruments") between the Depositor and the Trust. In connection with the purchase of Subsequent Group I Loans on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Depositor from amounts on deposit in the Group I Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Depositor will designate the later of
(i) the origination date of such Subsequent Group I Loan and (ii) the close of business on the last business day of the month prior to the month in which the related Subsequent Transfer Date occurs as the "Subsequent Cut-off Date" with respect to the Subsequent Group I Loans. The amount paid from the Group I Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Group I Loans. Following each Subsequent Transfer Date, the aggregate principal balance of the Group I Loans will increase by an amount equal to the aggregate principal balance of the related Subsequent Group I Loans so purchased and the amount in the Group I Pre-Funding Account will decrease accordingly.

     An account (the "Group I Pre-Funding Account") will be established by the Trustee and funded on the Closing Date by the Depositor with approximately $25,000,000 (the "Original Group I Pre-Funded Amount"), subject to a permitted variance equal to the aggregate principal balance of any of the Closing Date Group I Loans which are added or removed from the Trust within the permitted variance as described herein under "Description of the Loans," to provide the Trust with sufficient funds to purchase Subsequent Group I Loans. The Original Group I Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Group I Loans for Loan Group I in accordance with the Pooling Agreement. During the period (the "Group I Funding Period") from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Group I Pre-Funding Account is reduced to zero or (ii) June 19, 2001, such amount will be maintained in the Group I Pre-Funding Account to the extent not used by the Trust to acquire Subsequent Group I Loans.

     Any conveyance of Subsequent Group I Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each such Loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument and the Loan Purchase Agreement; (b) the Depositor will not select such Loans in a manner that it believes to be adverse to the interests of the certificateholders; (c) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Loans; (d) the Certificate Insurer must consent to such conveyance; and (e) as of the applicable Subsequent Transfer Date, each such Subsequent Group I Loan will satisfy the following criteria: (i) such Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; (ii) the original term to stated maturity of such Loan will not be less than 100 months and will not exceed 360 months as of the related Subsequent Cut-off Date; (iii) such Loan may not provide for negative amortization; (iv) such Loan will not have a CLTV at origination greater than 100%; (v) such Loan shall have a fixed Loan Rate that is not less than 6.125% or greater than 17.000%; (vi) such Loan shall have been serviced by the Seller since origination or the date of purchase by the Seller;
(vii) such Loan must have a first payment date occurring in or before August 2001; (viii) such Loan must have an original principal balance which conforms to Fannie Mae and Freddie Mac guidelines and (ix) such Loan shall have been underwritten in accordance with the criteria set forth under "New South Federal Savings Bank--Underwriting Standards" herein.

     In addition, following the purchase of any Subsequent Group I Loans by the Trust, the Group I Loans (including the Subsequent Group I Loans) will as of the Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months; (ii) have a weighted average Loan Rate of not less than 10.250% and not more than 12.000%; (iii) have a weighted average CLTV at origination of the Mortgage Loans in Loan Group I of not more than 80.00% and of the Manufactured Home Loans in Loan Group I of not more than 89.00%; (iv) have no Loan with a principal balance in excess of $275,000; (v) have a weighted average term since origination not in excess of 60 months; (vi) have no more than 12.00% Manufactured Home Loans by aggregate principal balance of the Group I Loans as of the Subsequent Cut-off Date; (vii) have no more than 8.00% second lien Loans by aggregate principal balance of the Group I Loans as of the Subsequent Cut-off Date; (ix) have no more than 70.00%, by aggregate principal balance of the Group I Loans as of the Subsequent Cut-off Date, with a refinance loan purpose; (x) have no more than 34.00% of the related Properties, by aggregate principal balance of the Group I Loans as of the Subsequent Cut-off Date, in any single state and (xi) have a weighted average Credit Score at origination of not less than 620. In the sole discretion of the Certificate Insurer, Subsequent Group I Loans with characteristics varying from those set forth above may be purchased by the Trust; provided, however that the addition of such Loans will not materially affect the aggregate characteristics of the Group I Loans.

GROUP II LOANS STATISTICS

     The following statistical information, unless otherwise specified, is based upon percentages of the Principal Balances of the Group II Loans as of the Cut-off Date. No subsequent loans will be acquired by the Trust with any pre-funded amounts for inclusion in Loan Group II.

     As of the Cut-off Date, the average unpaid principal balance of the Group II Loans was approximately $71,286. As of the Cut-off Date, the weighted average Loan Rate of the Group II Loans was approximately 10.718% per annum. As of the Cut-off Date, the weighted average CLTV at origination of the Group II Loans was approximately 79.34%. The weighted average remaining term to maturity of the Group II Loans was approximately

239 months as of the Cut-off Date and the latest scheduled maturity of any Group II Loan is February 2031; however the actual date on which any Group II Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

     As of the Cut-off Date, all of the Group II Loans were secured by Mortgaged Properties or Manufactured Homes. Based on information supplied by the borrowers in connection with their loan applications at origination, Properties securing approximately 64.70% of the Group II Loans will be owner occupied primary residences.

     Approximately 30.76% of the Group II Loans provide for penalties upon full prepayment during the first one, two, three, four or five years after origination thereof. Each of the Group II Loans is subject to a due-on-sale clause.
See "Certain Legal Aspects of the Loans" in the Prospectus.

     Except for approximately 10.92% of the Group II Loans, the scheduled monthly payment on each Group II Loan includes interest plus an amount that will amortize the outstanding principal balance of the Group II Loan over its remaining term.

     Approximately 17.08% of the Group II Loans were "Section 32" Loans at origination. With respect to these Loans, the Seller will represent that all applicable state and federal laws were complied with.

     The Group II Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):



                             CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP II LOANS (1)


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    PRINCIPAL BALANCE                              OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    -----------------                              --------          ----------------                     ----------------
     289.29   -    50,000.00........                   190            $  5,849,209.06                           25.40%
  50,000.01   -   100,000.00........                    86               5,753,098.04                           24.99
 100,000.01   -   150,000.00........                    16               1,916,076.93                            8.32
 150,000.01   -   200,000.00........                     6               1,007,756.56                            4.38
 200,000.01   -   250,000.00........                     1                 247,031.41                            1.07
 250,000.01   -   300,000.00........                     8               2,272,917.69                            9.87
 300,000.01   -   350,000.00........                    10               3,227,392.65                           14.02
 350,000.01   -   400,000.00........                     1                 371,226.57                            1.61
 400,000.01   -   450,000.00........                     3               1,225,592.13                            5.32
 450,000.01   -   500,000.00........                     1                 496,781.93                            2.16
 650,000.01   -   658,416.51........                     1                 658,416.51                            2.86
                                                       ---             --------------                          ------
      TOTAL.........................                   323             $23,025,499.48                          100.00%
                                                       ===             ==============                          ======

-------------
(1) THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE OF THE GROUP II LOANS WAS APPROXIMATELY $71,286.

             CREDIT BUREAU RISK SCORES FOR THE GROUP II LOANS(1)(2)


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    CREDIT BUREAU RISK SCORE                       OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    ------------------------                       --------          ----------------                     ----------------
N/A.................................                    13            $  1,702,026.78                            7.39%
451  -  500.........................                     7                 584,930.09                            2.54
501  -  550.........................                    24               2,270,612.27                            9.86
551  -  600.........................                    34               2,486,679.23                           10.80
601  -  650.........................                    63               5,645,026.81                           24.52
651  -  700.........................                   109               5,559,799.19                           24.15
701  -  750.........................                    65               4,008,436.06                           17.41
751  -  767.........................                     8                 767,989.05                            3.34
                                                       ---             --------------                          ------
TOTAL...............................                   323             $23,025,499.48                          100.00%
                                                       ===             ==============                          ======

--------------------
(1) THE WEIGHTED AVERAGE CREDIT BUREAU RISK SCORE OF THE GROUP II LOANS WAS APPROXIMATELY 640.
(2) DETERMINED FOR EACH GROUP II LOAN AS DESCRIBED UNDER "NEW SOUTH FEDERAL SAVINGS BANK--UNDERWRITING STANDARDS" IN THIS PROSPECTUS SUPPLEMENT.


               ORIGINAL TERMS TO MATURITY OF THE GROUP II LOANS(1)



                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    ORIGINAL TERM (MONTHS)                         OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    ----------------------                         --------          ----------------                     ----------------
   60  -    72......................                     2          $       50,294.05                            0.22%
  109  -   144......................                     5                 108,771.79                            0.47
  145  -   180......................                   214              12,240,140.82                           53.16
  217  -   252......................                    27               1,644,053.22                            7.14
  289  -   324......................                     3                 201,432.77                            0.87
  325  -   360......................                    72               8,780,806.83                           38.14
                                                       ---             --------------                          ------
       TOTAL........................                   323             $23,025,499.48                          100.00%
                                                       ===             ==============                          ======

--------------------
(1) THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY OF THE GROUP II LOANS WAS APPROXIMATELY 253 MONTHS.

              REMAINING TERMS TO MATURITY OF THE GROUP II LOANS(1)


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    REMAINING TERM (MONTHS)                        OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    -----------------------                        --------          ----------------                     ----------------
   55  -    72......................                     2          $       50,294.05                            0.22%
   73  -   108......................                     2                  49,974.17                            0.22
  109  -   144......................                     4                 164,118.49                            0.71
  145  -   180......................                   214              12,195,510.23                           52.97
  217  -   252......................                    26               1,583,362.94                            6.88
  253  -   288......................                     2                  81,191.39                            0.35
  289  -   324......................                     1                 120,241.38                            0.52
  325  -   360......................                    72               8,780,806.83                           38.14
                                                       ---             --------------                          ------
       TOTAL........................                   323             $23,025,499.48                          100.00%
                                                       ===             ==============                          ======

--------------------
(1) THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY OF THE GROUP II LOANS WAS APPROXIMATELY 239 MONTHS.


                      PROPERTY TYPES OF THE GROUP II LOANS

                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    PROPERTY TYPE                                  OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    -------------                                  --------          ----------------                     ----------------
Single Family.......................                   288             $21,519,433.81                          93.46%
Manufactured Housing................                    14                 624,298.95                           2.71
Condominium.........................                    10                 322,261.78                           1.40
Other...............................                     4                 246,114.96                           1.07
Two- to Four-Family.................                     4                 187,813.48                           0.82
Mobile Home.........................                     3                 125,576.50                           0.55
                                                       ---             --------------                         ------
      Total.........................                   323             $23,025,499.48                         100.00%
                                                       ===             ==============                         ======



                    OCCUPANCY STATUS OF THE GROUP II LOANS(1)


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    OCCUPANCY STATUS                               OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    ----------------                               --------          ----------------                     ----------------
Primary.............................                   171             $14,896,464.22                          64.70%
Second Home.........................                   145               7,857,154.16                          34.12
Investor............................                     7                 271,881.10                           1.18
                                                       ---             --------------                         ------
     Total..........................                   323             $23,025,499.48                         100.00%
                                                       ===             ==============                         ======

--------------------
(1)  Occupancy as represented by the borrower at the time of origination.

                          PURPOSE OF THE GROUP II LOANS


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    PURPOSE                                        OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    -------                                        --------          ----------------                     ----------------
Refinance...........................                   279             $18,932,195.42                          82.22%
Purchase............................                    38               3,720,520.99                          16.16
Other...............................                     3                 273,453.66                           1.19
Unknown.............................                     3                  99,329.41                           0.43
                                                       ---             --------------                         ------
     Total..........................                   323             $23,025,499.48                         100.00%
                                                       ===             ==============                         ======


                     ORIGINAL CLTVS OF THE GROUP II LOANS(1)


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    ORIGINAL CLTV(%)                               OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    ----------------                               --------          ----------------                     ----------------
  16.50  -   20.00..................                     1          $       19,426.20                            0.08%
  20.01  -   30.00..................                     5                 116,732.70                            0.51
  30.01  -   40.00..................                     5                 130,389.75                            0.57
  40.01  -   50.00..................                     8                 523,791.32                            2.27
  50.01  -   60.00..................                     6               1,355,106.26                            5.89
  60.01  -   70.00..................                    27               2,475,402.81                           10.75
  70.01  -   80.00..................                    89               8,664,072.12                           37.63
  80.01  -   90.00..................                    76               5,653,597.13                           24.55
  90.01  -  100.00..................                   106               4,086,981.19                           17.75
                                                       ---             --------------                          ------
         TOTAL......................                   323             $23,025,499.48                          100.00%
                                                       ===             ==============                          ======

------------------
(1) THE WEIGHTED AVERAGE CLTV AT ORIGINATION OF THE GROUP II LOANS AS OF THE CUT-OFF DATE WAS APPROXIMATELY 79.34%.

                    GEOGRAPHIC DISTRIBUTION OF THE PROPERTIES RELATING TO THE GROUP II LOANS(1)


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    LOCATION                                       OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    --------                                       --------          ----------------                     ----------------
ALABAMA.............................                    60            $  6,879,748.51                          29.88%
ARIZONA.............................                     4                 187,620.95                           0.81
ARKANSAS............................                     8                 693,839.13                           3.01
CALIFORNIA..........................                    49               2,142,257.05                           9.30
COLORADO............................                     6                 143,602.11                           0.62
FLORIDA.............................                    21               1,157,728.43                           5.03
GEORGIA.............................                    15               1,295,389.55                           5.63
ILLINOIS............................                     7                 232,114.40                           1.01
INDIANA.............................                     4                 362,493.66                           1.57
KENTUCKY............................                     3                 195,341.45                           0.85
LOUISIANA...........................                    41               2,540,994.24                          11.04
MARYLAND............................                     2                  84,504.11                           0.37
MASSACHUSETTS.......................                     1                  13,519.38                           0.06
MICHIGAN............................                     1                  48,048.81                           0.21
MISSISSIPPI.........................                    22               1,464,764.93                           6.36
MISSOURI............................                     1                  32,759.09                           0.14
NEBRASKA............................                     1                  53,563.27                           0.23
NEVADA..............................                     7                 400,089.36                           1.74
NEW JERSEY..........................                     2                 192,311.99                           0.84
NEW MEXICO..........................                     3                  41,439.06                           0.18
NEW YORK............................                     5                 148,956.14                           0.65
NORTH CAROLINA......................                     8                 418,755.76                           1.82
OHIO................................                     1                  33,589.68                           0.15
OKLAHOMA............................                     1                  12,206.45                           0.05
OREGON..............................                     5                 165,819.82                           0.72
SOUTH CAROLINA......................                     2                  87,752.63                           0.38
TENNESSEE...........................                    18               2,267,679.01                           9.85
TEXAS...............................                     8                 520,923.79                           2.26
UTAH................................                     6                 725,341.16                           3.15
VIRGINIA............................                     3                 246,959.89                           1.07
WASHINGTON..........................                     5                 167,092.51                           0.73
WISCONSIN...........................                     2                  59,145.09                           0.26
WYOMING.............................                     1                   9,148.07                           0.04
                                                       ---             --------------                         ------
TOTAL...............................                   323             $23,025,499.48                         100.00%
                                                       ===             ==============                         ======

-------------------
(1) THE GREATEST ZIP CODE GEOGRAPHIC CONCENTRATION OF THE GROUP II LOANS WAS APPROXIMATELY 2.86% IN THE 30328 ZIP CODE.

                  DOCUMENTATION LEVEL OF THE GROUP II LOANS(1)


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    DOCUMENTATION LEVEL                            OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    -------------------                            --------          ----------------                     ----------------
Limited Documentation...............                   160             $13,994,349.60                          60.78%
No Income/No Asset..................                   131               5,231,377.78                          22.72
Full Documentation..................                    31               3,512,494.61                          15.25
Stated Income Documentation.........                     1                 287,277.49                           1.25
                                                       ---             --------------                         ------
  Total.............................                   323             $23,025,499.48                         100.00%
                                                       ===             ==============                         ======

--------------------
(1) For a description of each Documentation Level, see "New South Federal Savings Bank--Underwriting Standards" herein.


                       LOAN RATES OF THE GROUP II LOANS(1)


                                                                                                          % OF AGGREGATE
                                                                     PRINCIPAL BALANCE                   PRINCIPAL BALANCE
                                                    NUMBER           OUTSTANDING AS OF                   OUTSTANDING AS OF
    LOAN RATE(%)                                   OF LOANS          THE CUT OFF DATE                     THE CUT OFF DATE
    ------------                                   --------          ----------------                     ----------------
   6.750  -   7.000.................                     3           $     852,435.42                           3.70%
   7.001  -   8.000.................                    10               1,489,939.78                           6.47
   8.001  -   9.000.................                    21               2,370,760.91                          10.30
   9.001  -  10.000.................                    39               3,438,746.75                          14.93
  10.001  -  11.000.................                    56               5,537,110.77                          24.05
  11.001  -  12.000.................                    65               4,198,941.81                          18.24
  12.001  -  13.000.................                    71               2,485,435.22                          10.79
  13.001  -  14.000.................                    47               2,121,142.21                           9.21
  14.001  -  15.000.................                     8                 363,947.59                           1.58
  15.001  -  16.000.................                     2                 120,656.93                           0.52
  16.001  -  17.000.................                     1                  46,382.09                           0.20
                                                       ---             --------------                         ------
          Total.....................                   323             $23,025,499.48                         100.00%
                                                       ===             ==============                         ======

------------------
(1) The weighted average Loan Rate of the Group II Loans as of the Cut-off Date was approximately 10.718% per annum.


                         NEW SOUTH FEDERAL SAVINGS BANK

GENERAL

         New South Federal Savings Bank ("New South") is the Seller and Master Servicer under the Pooling Agreement. New South is a federally chartered savings bank with its principal place of business in Birmingham, Alabama, and is a wholly owned subsidiary of New South Bancshares, Inc., a Delaware corporation. As of December 31, 2000, New South had total assets of approximately $1,221,110,000, net loans of approximately $969,683,000, deposits of approximately $890,425,000 and capital of approximately $98,345,000. At December 31, 2000, New South's regulatory capital measures, determined under the regulatory reporting requirement of the Office of Thrift Supervision, were as follows: core capital 8.05% and total risk based capital 11.04%.

         The Seller will sell and assign each Loan to the Depositor in consideration for the net proceeds from the sale of the Offered Certificates, and for the Class C Certificates and Class R Certificates, which will initially be retained by the Seller.

         The Offered Certificates will not represent an interest in or obligation of, nor are the Loans guaranteed by, the Seller or any of its affiliates.

         The Master Servicer may utilize one or more subservicers (each, a "Subservicer") in the performance of the administrative and servicing obligations of the Master Servicer under the Pooling Agreement, but no such subservicing arrangement will discharge the Master Servicer from its obligations under the Pooling Agreement.

         The Trustee may remove the Master Servicer, and the Master Servicer may resign, only in accordance with the terms of the Pooling Agreement. In addition, the Master Servicer may also be removed by the Certificate Insurer if certain delinquency and loan loss triggers specified in the Certificate Insurance Agreement have been met. No removal or resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's responsibilities and obligations in accordance therewith. Any collections received by the Master Servicer after its removal or resignation will be endorsed by it to the Trustee and remitted directly to the Trustee.

UNDERWRITING STANDARDS

         The following is a brief description of New South's underwriting guidelines (the "Guidelines") as they are currently in effect. The Guidelines are revised continuously based on opportunities and prevailing conditions in the nonconforming credit residential mortgage market, as well as in the expected market for securities backed by such loans. New South has informed the Depositor that it believes that the Guidelines are consistent with standards generally used by lenders in the business of making loans based on non-conforming credits.

         Loans originated by correspondent originators generally will have been originated in accordance with New South's Guidelines.

         In certain cases, the Guidelines may not be followed where New South believes it appropriate as a result of the existence of other compensating factors.

         The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property as collateral for the loan granted. New South's Guidelines permit the origination and purchase of loans with multi-tiered credit characteristics tailored to individual credit profiles. In general, New South's Guidelines require an analysis of the equity in the collateral, the payment history and debt-to-income ratio of the borrower, the property type, and the characteristics of the underlying first mortgage, if any. A lower maximum CLTV at origination is required for lower gradations of credit quality.

         New South's Guidelines permit the origination or purchase of fixed or adjustable rate loans that either fully amortize over a period generally not to exceed 30 years or, in the case of a balloon loan, generally amortize based on a 30-year or less amortization schedule with a due date and a "balloon" payment at the end of a term that can be no greater than 15 years.

         The homes pledged to secure loans may be either owner occupied (which includes second homes) or non-owner occupied investor properties which, in either case, are single-family residences (which may be detached, part of a two-or four-family dwelling, manufactured homes, condominium units or units in a planned unit development). Commercial properties or agricultural land are not generally accepted as collateral; however, they may be added as additional security.

         New South's Guidelines generally require that the CLTV at origination of a Loan generally not exceed 95%. A second lien loan in an amount of $50,000 or less may have a CLTV at origination of up to 95%, and a second lien loan in an amount of $25,000 or less may have a CLTV at origination of up to 100%. New South's Guidelines do not permit the origination or purchase of loans where the senior mortgagee may share in any appreciation in the value of the related Mortgaged Property.

         In most cases, the value of each property proposed as security for a loan is determined by a full appraisal. A limited appraisal, conducted on a drive-by basis, is sometimes utilized for loans with a CLTV at origination that is

50% or less. Appraisals are performed by professional appraisers who have been approved by New South or who are employed by an appraisal service company approved by New South. New South evaluates appraisers based on established criteria and appraisal requirements, and maintains a current approved appraiser list.

         New South's Guidelines provide for the origination of loans under three programs: (a) a full documentation program, (b) a limited documentation program and (c) a stated income program. The full documentation program requires certain personal financial information from the applicant, including total monthly obligations and current employment information in addition to recent employment history. New South or its designee generally verifies this information, for salaried applicants, based upon certified, written confirmation from employers or a combination of two of the following: the most recent pay stub, the most recent W-2 tax form, or telephone confirmation from the employer. Self-employed applicants are required to provide personal and business financial statements and signed copies of complete federal income tax returns (including schedules) filed for the most recent two years. The applicant's total monthly obligations (including principal and interest on each mortgage, other loans, charge accounts and all other monthly indebtedness) generally should not exceed 45% of the applicant's gross monthly income as represented by the borrower and verified by New South as indicated above, in the absence of countervailing considerations such as relatively high income, significant disposable income, or a relatively low CLTV at origination. The limited documentation program is one in which verifications of income and mortgage histories fall outside conforming requirements but serves as acceptable documentation for the loan request. This includes faxed verification of employment, copies of current paystubs and previous W-2 tax forms, faxed copies of the verification of mortgage or 12 consecutive canceled checks to lienholders, versus certified copies of W-2 tax forms, paystubs, an original verification of employment, a residential mortgage report showing a 12 month history, or an original verification of mortgage. For self-employed borrowers, income verification may be accomplished based upon average monthly deposit amounts using 12 months consecutive bank statements. The limited documentation program refers to verifications, not closing documents, as all loans are closed on standard FNMA documents with insured closing protection by title insurance. New South offers a stated income documentation program for self-employed applicants with unverifiable income in which no proof of income is required, but the applicant's standard of living, reflecting substantial financial resources, and good credit record are indicative of their ability to pay. Under this program, two years' history of self employment plus proof of current self- employed status is required.

         A credit report by an independent, nationally recognized credit reporting agency reflecting the applicant's complete credit history is required. Verification is required to be obtained of the senior loan balance, if any, the payment status of the senior loans and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment. All taxes and assessments not included in the payment are required to be verified as current.

         A poor credit history may not disqualify an applicant if, in New South's judgment, there are offsetting factors, such as the applicant's ability to pay and a relatively low CLTV at origination.

         In connection with purchase-money loans, New South's Guidelines require an acceptable source of down payment funds and verification of the source of the down payment funds.

         New South's Guidelines generally require title insurance coverage issued by an approved American Land Title Association ("ALTA") or California Land Title Association ("CLTA") title insurance company on each Loan it originates or purchases. The applicant is required to secure property insurance in an amount equal to the lesser of (a) an amount sufficient to cover the new loan and any prior loan and (b) the cost of rebuilding the subject property (which generally does not include land value).

         Approximately 11.46% of the Initial Group I Loans and approximately 2.71% of the Group II Loans (in each case by aggregate principal balance of the related Closing Date Loans as of the Cut-off Date), are secured by Manufactured Homes and were originated by the Manufactured Housing Division of New South. The Manufactured Housing Division originates loans predominantly on an indirect basis through a network of approved dealers, although approximately 20% of its loans are originated on a direct basis. The underwriting guidelines used by the Manufactured Housing Division require borrowers to make a minimum down payment of 5% of the purchase price of the home. The maximum loan amount is generally 95% of the purchase price plus closing costs. A minimum Credit Score (using the lower of two repositories) of 625 is generally required. The credit score ("Credit Score") of a borrower is a numerical representation of a borrower's credit risk or credit worthiness based on a methodology developed by Fair Isaac and Company and generally ranges from a low of 200 to a high of 800. The weighted average Credit Score for Closing Date Loans secured by Manufactured Homes is approximately 702 with respect to Loan Group I and approximately 697 with respect to Loan Group II, in each case, as of the Cut-off Date.
Borrowers also must typically provide verification that they have been employed at their current position for at least one year or in a like field for at least two years and that their total debt-to-income ratio does not exceed 41%.

         Approximately 2.77% of the Initial Group I Loans and approximately 22.72% of the Group II Loans, in each case by aggregate Principal Balance of the related Closing Date Loans as of the Cut-off Date, were originated by or through Avondale Funding.com, inc. ("Avondale"), a subsidiary of New South. Avondale originated first mortgages, closed end second mortgages, and home equity lines of credit through a distribution of correspondent and broker channels. Using an automated decision process that reviewed the customer's credit risk score and other credit attributes and that required no verification of income or assets, Avondale was able to quickly render a risk based priced credit decision through the Internet. Avondale approved first mortgage loans up to a CLTV at origination of 80% and second mortgages up to a CLTV at origination of 100%. Approximately 50% of the first mortgages originated by or through Avondale were purchase transactions and the remainder were either rate/term refinances or cash out refinances. The minimum Credit Score required of borrowers for (i) first mortgages was 620 and (ii) closed end second mortgages was 600. The weighted average Credit Score for the Closing Date Loans originated by or through Avondale was approximately 699 with respect to Loan Group I and approximately 691 with respect to Loan Group II, in each case as of the Cut-off Date. These Loans were not underwritten in accordance with the Guidelines and are categorized as "No Income/No Asset" in the tables entitled Documentation Level of the Initial Group I Loans and Documentation Level of the Group II Loans in this prospectus supplement under "Description of the Loans--Initial Group I Loans Statistics" and "--Group II Loans Statistics," respectively.

         Approximately 1.62% of the Initial Group I Loans and approximately 4.07% of the Group II Loans, in each case by aggregate Principal Balance of the related Closing Date Loans as of the Cut-off Date, were purchased by the Seller from Republic Bank of Florida. Such Loans were originated and underwritten by Republic Bank of Florida pursuant to standards that are similar to those of New South.

DELINQUENCY AND LOSS EXPERIENCE

         The following tables set forth the delinquency and loss experience of New South's servicing portfolio of fixed rate and adjustable rate loans as of the dates indicated below. New South's portfolio of loans may differ significantly from the Loans included in the Trust in such characteristics as type and credit quality, interest rates, principal balances, geographic distribution, loan-to-value ratios and other relevant characteristics. There can be no assurance that the delinquency and loss experience on the Loans (many of which have been originated or acquired by New South during the past twelve months) will be consistent with the historical information provided below. The rates of delinquencies and losses on the Loans may be higher than the historical information presented below.

                      DELINQUENCY EXPERIENCE ON NEW SOUTH'S
                          SERVICING PORTFOLIO OF LOANS
                             (DOLLARS IN THOUSANDS)


                                          AT DECEMBER 31, 1998                                AT DECEMBER 31, 1999
                                          --------------------                                --------------------
                                                      PERCENT       PERCENT                              PERCENT      PERCENT
                                  NO.       DOLLAR     BY NO.      BY DOLLAR          NO.       DOLLAR    BY NO.     BY DOLLAR
                               OF LOANS     AMOUNT    OF LOANS      AMOUNT         OF LOANS     AMOUNT   OF LOANS     AMOUNT
                               --------     ------    --------      ------         --------     ------   --------     ------
Total Portfolio(1)........       10,834     $498,201   100.00%      100.00%         12,273     $614,316   100.00%     100.00%
                                 ------      -------   -------      -------         ------     --------   -------     -------
Period of Delinquency:
   30-59 days.............           62   $    3,133     0.60%        0.63%           150     $   7,137    1.22%      1.16%
   60-89 days.............           23        1,360     0.22         0.27             33         1,548    0.27       0.25
   90 days or more........           55        2,492     0.53         0.50             90         4,182    0.73       0.68
                                   ----    ---------     ----         ----            ---     ---------    ----       ----
Total Delinquent Loans....          140   $    6,985     1.35%        1.40%           273     $  12,867    2.22%      2.09%
Loans in foreclosure......           65        2,784     0.63         0.56             79         4,461    0.64       0.73
                                   ----    ---------     ----         ----            ---     ---------    ----       ----
   Total..................          205   $    9,769     1.98%        1.96%           352     $  17,328    2.87%      2.82%
                                    ===    =========     ====         ====            ===     =========    ====       ====


                                            AT DECEMBER 31, 2000
                                            --------------------
                                                       PERCENT     PERCENT
                                 NO.        DOLLAR     BY NO.     BY DOLLAR
                               OF LOANS     AMOUNT    OF LOANS     AMOUNT
Total Portfolio(1)..........   13,232     $671,696    100.00%      100.00%
                               ------      -------    -------       -------
Period of Delinquency:
   30-59 days...............      152    $   8,046      1.15%       1.20%
   60-89 days...............       59        3,015      0.45        0.45
   90 days or more..........      148        7,934      1.12        1.18
                                  ---     --------      ----        ----
Total Delinquent Loans......      359     $ 18,995      2.71%       2.83%
Loans in foreclosure........      129        7,639      0.97        1.14
                                  ---     --------      ----        ----
   Total....................      488     $ 26,634      3.69%       3.97%
                                  ===      =======      ====        ====

(1) The information presented represents only New South's one-to four-family residential mortgage loan portfolios that consisted primarily of performing loans at the time New South began servicing such loans.


                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)



                                    DECEMBER 31, 1998            DECEMBER 31, 1999                DECEMBER 31, 2000
                                    -----------------            -----------------                -----------------
                                   NO.           DOLLAR          NO.          DOLLAR            NO.             DOLLAR
                                 OF LOANS        AMOUNT        OF LOANS       AMOUNT         OF LOANS           AMOUNT
                                 --------        ------        --------       ------         --------           ------
Real Estate Owned...........        42           $2,313           82          $5,098            114             $7,190

                       LOAN LOSS EXPERIENCE ON NEW SOUTH'S
                          SERVICING PORTFOLIO OF LOANS
                             (DOLLARS IN THOUSANDS)



                                             AT DECEMBER 31, 1998          AT DECEMBER 31, 1999         AT DECEMBER 31, 2000
                                             --------------------          --------------------         --------------------
Total Portfolio(1)(2)............                    $498,201                       $614,316                  $671,696
     Gross Losses(3).............                        $501                           $909                    $1,187
     Recoveries(4)...............                        $210                           $340                      $517
     Net Losses(5)...............                        $291                           $569                      $670
Annualized Loan Losses...........                        0.06%                          0.09%                     0.10%

-------------
(1) The information presented represents only New South's one-to four-family residential mortgage loan portfolios that consisted primarily of performing loans at the time New South began servicing such loans.
(2) Aggregate principal balance of the loans outstanding on the last day of the period.
(3) Actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal and foreclosure costs.
(4)      Recoveries from liquidation proceeds and deficiency judgments.
(5)      Gross losses minus recoveries.

   The above delinquency and foreclosure experience statistics are calculated on the basis of the total home equity loan portfolio (which includes both loans that are generally similar to the Loans, as well as loans originated to more stringent underwriting standards) serviced by New South as of the dates indicated, all of which loans were originated or acquired by New South. Such statistics are not cumulative. Because the total amount of loans serviced by New South has increased over these periods as a result of new originations, the delinquency and foreclosure percentages shown above are lower than they might be if such loans had been outstanding for a longer period of time. Because the Trust consists of a fixed pool of Loans, the actual delinquency and foreclosure percentages with respect to the Loans may be higher, and could be significantly higher, than the delinquency and foreclosure percentages indicated above.


                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

   The yield to maturity of the Offered Certificates will be sensitive to defaults on the Loans in the related Loan Group. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Loans. Because the Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a mortgagor's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Loans will be greater than that of loans underwritten in accordance with Fannie Mae and Freddie Mac underwriting standards.

   The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Loans in the related Loan Group.
The rate of principal payments on the Loans will in turn be affected by the amortization schedules of the Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Loans due to defaults, casualties or condemnations and repurchases by the Seller or Master Servicer). Certain of the Loans have prepayment penalties; the rate of principal payments on such Loans may or may not be less than the rate of principal payments for loans which do not have prepayment penalties. The Loans are subject to the "due- on-sale" provisions included therein which generally provide that the Loan is due upon the sale of the related Property.

   Prepayments, liquidations and purchases of the Loans in a Loan Group (including any optional purchase) will result in distributions on the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Loans. Since the rate of payment of principal on the Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend, in the case of each class of Class A Certificates, upon the degree to which such class of Certificates is purchased at a discount or premium, and in the case of each class of the Offered Certificates, upon the degree to which the amount or timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Loans in the related Loan Group. An investor should consider the risk that, in the case of any Class A Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Loans in the related Loan Group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Class A Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Loans in the related Loan Group could result in an actual yield to such investor that is lower than the anticipated yield.

   The rate of principal payments (including prepayments) on pools of loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, mortgagors' net equity in the properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Loan Rates on the Loans, the Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Loan Rates on the Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Loans would generally be expected to decrease. The Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. No assurances can be given as to the rate of prepayments on the Loans in stable or changing interest rate environments.

   Approximately 47.74% of the Initial Group I Loans and approximately 30.76% of the Group II Loans (in each case by aggregate Principal Balance of the related Closing Date Loans) provide for payment by the borrower of a prepayment penalty in limited circumstances on certain prepayments. The Seller will be entitled to all prepayment penalties received on the Loans, and such amounts will not be available for distribution on the Certificates. Under certain circumstances, as set forth in the Pooling Agreement, the Master Servicer may waive the payment of any otherwise applicable prepayment penalty. Investors should conduct their own analysis of the effect, if any, that the prepayment penalties, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Loans. The Depositor makes no representations as to the effect that the prepayment penalties, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Loans.

WEIGHTED AVERAGE LIVES

   The timing of changes in the rate of principal prepayments on the Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

   The weighted average life of a Class A Certificate is the average amount of time that will elapse from the Closing Date until each dollar of principal is scheduled to be repaid to the investors in such Certificate. Because it is expected that there will be prepayments and defaults on the Loans, the actual weighted average life of the Class A Certificates is expected to vary substantially from the weighted average remaining terms to stated maturity of the Loans as set forth herein under "Description of the Loans."

   Prepayments of loans are commonly measured relative to a prepayment standard or model. The model used with respect to the Loans (the "Prepayment Assumption") assumes:

   (i) In the case of the Mortgage Loans, 125% of the related Vector. In the case of the Mortgage Loans, the related "Vector" means a constant prepayment rate ("CPR") of 4.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 1.455% (precisely 16/11%) per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 20.00% per annum.

   (ii) In the case of the Manufactured Home Loans, 200% of the related Vector. In the case of the Manufactured Home Loans, the related "Vector" means a CPR of 3.70% per annum of the then unpaid principal balance of such Manufactured Home Loans in the first month of the life of such Manufactured Home Loans and an additional 0.10% per annum in each month thereafter until the 24th month, and then beginning in the 24th month and in each month thereafter during the life of such Manufactured Home Loans, a CPR of 6.00% per annum.

   CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. The model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any loans, including the Loans to be included in the Trust. Each of the Prepayment Scenarios in the table below assumes the respective percentages of the Vectors indicated for such scenario.

   The table entitled "Percent of Original Certificate Principal Balance Outstanding" was prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Loans. Any such discrepancy may have an effect upon the percentages of Initial Certificate Principal Balances outstanding and weighted average lives of the Class A Certificates set forth in the table. In addition, since the actual Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Class A Certificates may be made earlier or later than indicated in the table.

   The percentages, weighted average lives and pre-tax yields in the table entitled "Percent of Original Certificate Principal Balance Outstanding" were determined assuming that (the "Structuring Assumptions"): (i) the Loans have the characteristics set forth in the table below, (ii) the closing date for the Offered Certificates occurs on
March 29,
2001 and the Offered Certificates were sold to investors on such date, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in April 2001, in accordance with the allocation of Available Funds set forth below under "Description of the Certificates--Allocation of Available Funds",
(iv) the prepayment rates are those indicated in the table below for the related Prepayment Scenario, (v) prepayments include thirty days' interest thereon, (vi) the Seller is not required to substitute or repurchase any or all of the Loans pursuant to the Pooling Agreement and no optional termination occurs, except with respect to the entries identified by the row captioned "Weighted Average Life (years) to Optional Termination" in the table, (vii) each Overcollateralization Target Amount is set initially as specified herein and decreases after the Stepdown Date as set forth in the Pooling Agreement, (viii) scheduled payments for all Loans are due and are received on the first day of each month commencing in March 2001, the principal portion of such payments being computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to the Loans, (ix) all Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Loans, with no shortfalls in collection of interest, (x) such prepayments are received on the first day of each month commencing in the month of the Closing Date, (xi) the Pass-Through Rates for the Offered Certificates are as set forth herein, (xii) the Servicing Fee Rate is equal to 0.50% per annum and the Trustee Fee Rate is equal to 0.01% per annum, (xiii) the Group I Funding Period ends immediately after the first Distribution Date and (xiv) a sufficient amount is withdrawn from the Interest Coverage Account and included in Available Funds on the first two Distribution Dates. Nothing contained in the foregoing assumptions should be construed as a representation that the Loans will not experience delinquencies or losses.



                             PREPAYMENT SCENARIOS(1)



                               SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V    SCENARIO VI   SCENARIO VII
                               ----------     -----------   ------------   -----------   ----------    -----------   ------------
Mortgage Loans                       0%           50%           100%          125%          150%          175%           200%
Manufactured Home Loans              0%           80%           160%          200%          240%          280%           320%

--------------------------------------
(1)  Percentage of the related Vector.

                          ASSUMED LOAN CHARACTERISTICS


                                                                        ORIGINAL        ORIGINAL        REMAINING
                                                                      AMORTIZATION      TERM TO         TERM TO
                                      PRINCIPAL            LOAN         TERM TO         MATURITY        MATURITY
         DESCRIPTION                  BALANCE ($)          RATE (%)  MATURITY (MONTHS)  (MONTHS)        (MONTHS)
         -----------                  -----------          --------  -----------------  --------        --------
Initial Group I Mortgage Loans:
                                    $ 4,246,910.01        11.07927        113              113             105
                                    $48,817,644.46        10.99891        180              180             171
                                    $18,230,433.26        10.85516        240              240             233
                                    $51,830,513.02        10.89194        360              360             353
                                    $   237,890.51        10.02763        360              120             97
                                    $38,261,183.78        10.82768        360              180             172
                                    $ 2,942,455.06        13.94343        180              180             166
                                    $ 2,766,433.96         9.77044        360              360             345
                                    $    33,657.19         7.12500        120              120             38
                                    $ 3,123,557.93         7.62521        180              180             147
                                    $   148,492.68         9.79315        240              240             210
                                    $ 8,510,891.98         8.60425        360              360             333
                                    $ 3,334,034.83         8.67537        360              360             331

Subsequent Group I Mortgage Loans:
                                    $   520,302.98        11.07927        113              113             112
                                    $ 5,980,810.95        10.99891        180              180             179
                                    $ 2,233,470.63        10.85516        240              240             239
                                    $ 6,349,927.44        10.89194        360              360             359
                                    $    29,144.75        10.02763        360              120             119
                                    $ 4,687,504.07        10.82768        360              180             179
                                    $   360,489.89        13.94343        180              180             179
                                    $   338,924.97         9.77044        360              360             359
                                    $     4,123.45         7.12500        120              120             119
                                    $   382,677.40         7.62521        180              180             179
                                    $    18,192.33         9.79315        240              240             239
                                    $ 1,042,697.50         8.60425        360              360             359
                                    $   408,463.63         8.67537        360              360             359

Initial Group I Manufactured Home Loans:
                                    $   830,737.74        10.11516        108              108             91
                                    $ 2,289,173.43         9.43947        178              178             161
                                    $ 6,755,337.38         8.88713        263              263             246
                                    $13,741,925.12         8.14257        360              360             341

                                                                        ORIGINAL        ORIGINAL        REMAINING
                                                                      AMORTIZATION      TERM TO         TERM TO
                                      PRINCIPAL            LOAN         TERM TO         MATURITY        MATURITY
         DESCRIPTION                  BALANCE ($)          RATE (%)  MATURITY (MONTHS)  (MONTHS)        (MONTHS)
         -----------                  -----------          --------  -----------------  --------        --------
Subsequent Group I Manufactured Home Loans:
                                     $   92,977.43        10.11516        108              108             107
                                     $  256,207.77         9.43947        178              178             177
                                     $  756,067.63         8.88713        263              263             262
                                     $1,538,017.16         8.14257        360              360             359




                                                                        ORIGINAL        ORIGINAL        REMAINING
                                                                      AMORTIZATION      TERM TO         TERM TO
                                      PRINCIPAL            LOAN         TERM TO         MATURITY        MATURITY
         DESCRIPTION                  BALANCE ($)          RATE (%)  MATURITY (MONTHS)  (MONTHS)        (MONTHS)
         -----------                  -----------          --------  -----------------  --------        --------
Group II Mortgage Loans:
                                    $    159,065.84         9.76938       101             101              92
                                    $  3,729,581.32        10.97354       180             180              173
                                    $  1,618,903.66        11.06712       244             244              235
                                    $  6,260,197.75        10.43858       360             360              349
                                    $  2,513,878.52        10.71619       360             180              172
                                    $  4,571,494.10        12.97937       180             180              161
                                    $    659,883.68        10.17179       360             360              347
                                    $  1,392,785.03         7.21506       180             180              146
                                    $    557,531.67         8.83941       360             360              345
                                    $    937,878.96         8.29709       360             360              330
Group II Manufactured Home Loans:
                                    $     32,401.85         7.25000       180             180              161
                                    $    226,582.33         9.04481       261             261              243
                                    $    365,314.77         8.23466       360             360              341



         Based on the foregoing assumptions, the following tables set forth the percentages of the Original Certificate Principal Balance of each class of Class A Certificates that would be outstanding after each of the dates shown, at the various indicated Prepayment Scenarios and the corresponding weighted average lives.

                          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*


                                                                   CLASS A-1
                                                              PREPAYMENT SCENARIO
                                                              -------------------



                           Scenario I  Scenario II  Scenario III  Scenario IV    Scenario V     Scenario VI   Scenario VII
                           ----------  -----------  ------------  -----------    ----------     -----------   ------------
Distribution Date
-----------------
Initial Percentage             100%         100%         100%          100%          100%            100%           100%
March 2002..........            96           87           79            75            70              66             62
March 2003..........            93           76           61            54            47              41             36
March 2004..........            91           67           48            40            34              27             22
March 2005..........            88           59           38            30            24              19             14
March 2006..........            86           52           30            23            17              13              9
March 2007..........            83           45           24            17            12               9              6
March 2008..........            80           39           19            13             9               6              4
March 2009..........            77           34           15            10             6               4              2
March 2010..........            73           30           12             7             5               3              2
March 2011..........            70           26            9             6             3               2              1
March 2012..........            66           22            7             4             2               1              1
March 2013..........            61           19            6             3             2               1              0
March 2014..........            56           16            4             2             1               0              0
March 2015..........            51           13            3             2             1               0              0
March 2016..........            33            9            2             1             0               0              0
March 2017..........            32            7            2             1             0               0              0
March 2018..........            30            6            1             0             0               0              0
March 2019..........            27            5            1             0             0               0              0
March 2020..........            25            4            0             0             0               0              0
March 2021..........            23            4            0             0             0               0              0
March 2022..........            21            3            0             0             0               0              0
March 2023..........            19            2            0             0             0               0              0
March 2024..........            17            2            0             0             0               0              0
March 2025..........            15            1            0             0             0               0              0
March 2026..........            13            1            0             0             0               0              0
March 2027..........            10            1            0             0             0               0              0
March 2028..........             7            0            0             0             0               0              0
March 2029..........             4            0            0             0             0               0              0
March 2030..........             1            0            0             0             0               0              0
March 2031..........             0            0            0             0             0               0              0
Weighted Average Life
(years) to maturity
(1).................           13.99         6.83         4.14          3.39          2.84            2.42           2.09
Weighted Average Life
(years) to Optional
Termination(1)(2)...           13.85         6.39         3.83          3.10          2.58            2.19           1.89

-------------------------
*        Rounded to the nearest whole percentage.
(1)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2) Assumes an optional purchase of the Loans on the earliest possible Distribution Date on which it is permitted.

                          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*


                                                                   CLASS A-2
                                                              PREPAYMENT SCENARIO
                                                              -------------------


                           Scenario I  Scenario II  Scenario III  Scenario IV    Scenario V     Scenario VI   Scenario VII
                           ----------  -----------  ------------  -----------    ----------     -----------   ------------
Distribution Date
-----------------
Initial Percentage             100%         100%         100%          100%          100%            100%           100%
March 2002..........            95           85           76            71            67              62             57
March 2003..........            92           74           58            51            44              38             32
March 2004..........            90           65           45            37            30              24             18
March 2005..........            87           56           35            27            21              16             12
March 2006..........            84           49           27            20            14              10              7
March 2007..........            81           42           21            15            10               7              4
March 2008..........            77           36           16            11             7               4              2
March 2009..........            73           31           13             8             5               2              1
March 2010..........            69           27           10             6             3               1              1
March 2011..........            64           22            7             4             2               1              0
March 2012..........            59           19            5             3             1               0              0
March 2013..........            52           15            4             2             1               0              0
March 2014..........            46           12            3             1             0               0              0
March 2015..........            42           10            2             1             0               0              0
March 2016..........            31            7            1             0             0               0              0
March 2017..........            30            6            1             0             0               0              0
March 2018..........            28            5            0             0             0               0              0
March 2019..........            26            4            0             0             0               0              0
March 2020..........            24            3            0             0             0               0              0
March 2021..........            22            3            0             0             0               0              0
March 2022..........            20            2            0             0             0               0              0
March 2023..........            18            2            0             0             0               0              0
March 2024..........            16            1            0             0             0               0              0
March 2025..........            14            1            0             0             0               0              0
March 2026..........            12            1            0             0             0               0              0
March 2027..........             9            0            0             0             0               0              0
March 2028..........             6            0            0             0             0               0              0
March 2029..........             3            0            0             0             0               0              0
March 2030..........             0            0            0             0             0               0              0
March 2031..........             0            0            0             0             0               0              0
Weighted Average Life
(years) to maturity
(1).................           13.22         6.29         3.75          3.05          2.54            2.14           1.83
Weighted Average Life
(years) to Optional
Termination(1)(2)...           13.10         5.96         3.56          2.88          2.38            2.01           1.71

-------------------------
*        Rounded to the nearest whole percentage.
(1)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2) Assumes an optional purchase of the Loans on the earliest possible Distribution Date on which it is permitted.

SPECIAL YIELD CONSIDERATIONS RELATING TO THE CLASS S-1 CERTIFICATES

         Investors should note that the Class S-1 Certificates are entitled to distributions only through the Distribution Date in March 2003. In addition, if, at any time on or prior to February 1, 2003, the aggregate Principal Balance of the Group I Loans is reduced to or below $23,110,000, the yield to investors in the Class S-1 Certificates will become extremely sensitive to the rate and timing of principal payments on the Group I Loans (including prepayments, defaults and liquidations), which rate may fluctuate significantly over time. Further, if the Optional Termination Date occurs prior to the Distribution Date in March 2003 and the Master Servicer or the Certificate Insurer effects an optional termination, then the Class S-1 Certificates will receive no further distributions. Investors in the Class S-1 Certificates should consider the risk that an extremely rapid rate of prepayments on the Group I Loans could result in the failure of such investors to fully recover their investments.

         Based on the Structuring Assumptions, and further assuming prepayments at a CPR of approximately 78.2% and an assumed purchase price of $2,377,095, the pre-tax yield to maturity of the Class S-1 Certificates would be approximately 0%. If the actual prepayment rate on the Group I Loans were to exceed such rate, then assuming the Group I Loans behave in conformity with all other Structuring Assumptions, initial investors in the Class S-1 Certificates would not fully recover their initial investment. Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class S-1 Certificates.

         The 0% pre-tax yield described above was calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class S-1 Certificates, would cause the discounted present value of such assumed stream of cash flow to the Closing Date to equal the assumed purchase price (which includes accrued interest), and converting such monthly rate to a corporate bond equivalent rate. Such calculations do not take into account the interest rates at which funds received by holders of the Class S-1 Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class S-1 Certificates when such reinvestment rates are considered.

                              THE POOLING AGREEMENT

GENERAL

         The Certificates will be issued on the Closing Date pursuant to the Pooling Agreement. The Trust created under the Pooling Agreement will consist of
(i) all of the Depositor's right, title and interest in the Loans, the related Mortgage Notes or Manufactured Home Contracts, Mortgages and other related documents, (ii) all payments on or collections in respect of the Loans (other than any prepayment penalties) received after the Cut-off Date together with any proceeds thereof, (iii) any Properties acquired on behalf of certificateholders by foreclosure, by deed in lieu of foreclosure or by repossession, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement and (v) the rights of the Depositor under the Loan Purchase Agreement.

ASSIGNMENT OF THE LOANS

         On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Loan, the related Mortgage Note or Manufactured Home Contract and other related documents (collectively, the "Related Documents"), including all payments on or collections in respect of each such Loan (other than any prepayment penalties) received after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Loan transferred to the Trust will be identified on a schedule (the "Loan Schedule") delivered to the Trustee pursuant to the Pooling Agreement. Such schedule will include information such as the Principal Balance of each Loan as of the Cut-off Date, its Loan Rate as well as other information.

         The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee's agent for such purpose) the Mortgage Notes or Manufactured Home Contracts endorsed to the Trustee on behalf of the certificateholders and the Related

Documents (such documents, the "Trustee's Loan File"). In lieu of delivery of original Mortgages, Mortgage Notes or Manufactured Home Contracts, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost Mortgage Note, a lost note affidavit executed by the Seller. The assignments of mortgage are required to be recorded by the Seller in the appropriate offices for real property records unless an opinion of counsel is rendered that recordation is not necessary to protect the assignee of the Loans secured by the Properties in such jurisdiction.

         Pursuant to the Pooling Agreement, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trust in trust for the benefit of the certificateholders and the Certificate Insurer all right, title and interest in and to each Loan. Each such transfer will convey all right, title and interest in and to each Loan including (a) principal and interest payments received after the Cut-off Date and (b) principal prepayments in full and curtailments (i.e., partial prepayments) and other principal collections received after the Cut-off Date, but excluding prepayment penalties which will be retained by the Seller.

         In connection with such transfer and assignment, the Seller will deliver to the Trustee on the Closing Date certain loan documents (collectively, with respect to each Loan, the "Trustee's Loan File") with respect to each Loan.

         If the Trustee or the Certificate Insurer during the process of reviewing the Trustee's Loan Files finds any document constituting a part of a Trustee's Loan File which is not executed, has not been received or is unrelated to the Loans, or that any Loan does not conform to its requirements or to the description thereof as set forth in the Loan Schedule, the Trustee or the Certificate Insurer, as applicable, is required to promptly so notify the Trustee, the Master Servicer, the Seller and the Certificate Insurer. The Seller agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Trustee's Loan File of which it is so notified by the Trustee or the Certificate Insurer. If, however, within 90 days after the Trustee's or the Certificate Insurer's notice to it respecting such defect the Seller has not caused to be remedied the defect and the defect materially and adversely affects the value of the Loan or the interest of the certificateholders or the Certificate Insurer in such Loan, the Seller will be required to either (i) substitute in lieu of such Loan a Qualified Substitute Loan and, if the then unpaid principal balance of such Qualified Substitute Loan is less than the principal balance of such Loan as of the date of such substitution plus accrued and unpaid interest on such amount, deliver to the Master Servicer as part of the related monthly remittance remitted by the Master Servicer the amount of any such shortfall plus any unreimbursed Servicing Advances (as defined herein) made by the Master Servicer with respect to such defective Loan (the "Substitution Adjustment") or (ii) purchase such Loan at a price (the "Purchase Price") equal to the unpaid principal balance of such Loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest on the unpaid principal balance of such Loan to the scheduled payment date for such Loan in the related Due Period or (y) 30 days' interest on such balance, computed at such Loan's interest rate, plus the amount of any unreimbursed Servicing Advances made by the Master Servicer with respect to such defective Loan, which Purchase Price is required to be deposited in the Collection Account after deducting therefrom any amounts received in respect of such repurchased Loan or Loans and being held in the Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Loan or Loans.

         A "Qualified Substitute Loan" is any Loan or Loans which (i) relates or relate to a detached one-family residence or to the same type of residential dwelling as the deleted Loan and in each case has or have the same or a better lien priority as the deleted Loan with a borrower having the same or better traditionally ranked credit status and is an owner-occupied Property or has the same occupancy status as the Property securing the deleted Loan, (ii) matures or mature no later than (and not more than one year earlier than) the deleted Loan,
(iii) has or have, at the time of substitution, a CLTV or CLTVs at origination no higher than the CLTV at origination of the deleted Loan, (iv) has or have an unpaid principal balance or principal balances (after application of all payments received on or prior to the date of substitution) (which will be the unpaid principal balance or principal balances thereof) not substantially less and not more than the unpaid principal balance of the deleted Loan as of such date, (v) has or have a Loan Rate not less than that of the deleted Loan, (vi) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" in Section 860G(a)(4) of the Code (or any successor statute thereto), (vii) has or have an applicable borrower or borrowers with the same or better traditionally ranked credit status as the borrower or borrowers under the deleted Loan for which it is to be substituted and (viii) complies or comply as of the date of substitution with each representation and warranty set forth in the Pooling Agreement.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller will represent, among other things, with respect to each Loan, as of the Closing Date, the following: (i) the information set forth in the Loan Schedule with respect to each Loan is materially complete, true and correct as of the Cut-off Date; (ii) immediately prior to the sale of the Loans to the Depositor, the Seller had good and marketable title to each Loan subject to no prior lien (other than the related senior lien in the case of any second lien Loan) or interest of any nature; (iii) immediately upon the transfer and assignment by the Depositor to the Trustee, the Trust will hold good and marketable title to, and be the sole owner of, each Loan (other than the right to any prepayment penalties), subject to no liens (other than the related senior lien in the case of any second lien Loan), charges, mortgages, encumbrances or rights of others; (iv) as of the Cut-off Date, less than 2% of the Closing Date Loans are 30 or more days delinquent; and no Closing Date Loan is more than 59 days delinquent; (v) the Group I Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 or any comparable state law; (vi) no proceeds from any Group I Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Loan; (vii) the Master Servicer will accurately and fully report its borrower credit files to each of the credit repositories in a timely manner and (viii) no Group I Loan has a prepayment penalty term longer than five years after its date of origination. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the value of the Loan or the interests of the certificateholders in the related Loan and Related Documents (which shall be deemed to have occurred in the case of a breach of any of the representations and warranties set forth in clauses (v) through (viii) above with respect to a Group I Loan), the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to (i) substitute for such deleted Loan a Qualified Substitute Loan or
(ii) repurchase such deleted Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or repurchase of deleted Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a deleted Loan as a result of a breach of a representation or warranty in the Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders.

         Pursuant to the Pooling Agreement, upon the discovery by any of the certificateholders, the Master Servicer, the Seller, the Certificate Insurer or the Trustee that any of the representations and warranties of the Seller have been breached in any material respect as of the Closing Date, with the result that the value of the Loan or the interests of the certificateholders in the related Loan or the interests of the Certificate Insurer were materially and adversely affected (notwithstanding that such representation and warranty was made to the Seller's best knowledge), the party discovering such breach is required to give prompt written notice to the others of such breach.

         Within 90 days of the earlier to occur of the Seller's discovery or its receipt of written notice of any such breach, the Seller will be required to:
(i) promptly cure such breach in all material respects; (ii) remove the applicable Loan and substitute one or more Qualified Substitute Loans and, if the unpaid principal balance of such Qualified Substitute Loans as of the date of such substitution is less than the unpaid principal balance, plus accrued and unpaid interest thereon of the replaced Loans as of the date of substitution, deposit the Substitution Adjustment in the Collection Account; or (iii) purchase such Loan at the Purchase Price and deposit such Purchase Price into the Distribution Account after deducting any amounts received in respect of such repurchased Loan or Loans and being held in the Distribution Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Loan; provided, however, that any substitution of one or more Qualified Substitute Loans pursuant to the preceding clause (ii) must be effected not later than two years after the Closing Date. The obligation of the Seller to cure such breach or to substitute or purchase any Loan, and certain indemnification obligations set forth in the Pooling Agreement, will constitute the sole remedy respecting a material breach of any such representation or warranty to the certificateholders, the Trustee and the Certificate Insurer.

PAYMENTS ON LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The Master Servicer shall establish and maintain or cause to be maintained one or more separate trust accounts (each, a "Collection Account") for the benefit of the certificateholders and the Certificate Insurer. Each Collection Account will be an Eligible Account (as defined in the Pooling Agreement). Upon receipt by the Master Servicer of amounts in respect of the Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances, prepayment penalty amounts to be paid to the Seller and insurance proceeds to be applied to the restoration or repair of a Property or similar items), the Master

Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Permitted Investments (as described in the Pooling Agreement) maturing no later than the date on which the amount on deposit therein is required to be deposited in the Distribution Account. The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the Trust. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Permitted Investments maturing on or before the business day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such Permitted Investments may mature on the related Distribution Date.

         An "Eligible Account" is a segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which are rated P-1 by Moody's and A-1 by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and the Rating Agencies, in form and substance satisfactory to the Rating Agencies, the certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to the Certificate Insurer and to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee and the Certificate Insurer. Permitted Investments are specified in the Pooling Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates and which are acceptable to the Certificate Insurer.

ADVANCES

         Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Collection Account that are not included in the Group I Available Funds or the Group II Available Funds for such Distribution Date, in an amount equal to interest (net of Servicing Fees) on the Principal Balance of each Loan as of the beginning of the related Due Period, to the extent not received on such Loan by the related Determination Date, plus certain amounts representing assumed interest payments not covered by any current net income on the Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an "Advance"). The "Determination Date" with respect to any Distribution Date will be the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a business day, the business day immediately preceding such 18th day.

         Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the Master Servicer's obligation to make Advances as to any Loan will continue until the Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

         All Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the Master Servicer from the proceeds of the related Loan, in which event reimbursement will be made to the Master Servicer from general funds in the Collection Account. The Master Servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed to the Master Servicer from the related liquidation proceeds after the final liquidation of the related Loan, and such reimbursement amount will not be available for remittance to the Trustee for distribution on the

Certificates. In the event the Master Servicer fails in its obligation to make any required Advance, the Trustee, in its capacity as successor Master Servicer, will be obligated to make any such Advance, to the extent required in the Pooling Agreement.

         In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Properties acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Pool and incurred by the Master Servicer in connection with its responsibilities under the Pooling Agreement. Each such expenditure will constitute a "Servicing Advance."

         The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Master Servicer from the related borrower or otherwise relating to the Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Master Servicer from the proceeds of the related Loan, in which event reimbursement will be made to the Master Servicer from general funds in the Collection Account.

         The Pooling Agreement provides that the Trustee, on behalf of the Trust and with the consent of the Master Servicer, may enter into a facility with any person which provides that such person (an "Advancing Person") may fund Advances and/or Servicing Advances, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. Any Advances and/or Servicing Advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Master Servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of its servicing activities (the "Servicing Fee") for the Certificates will be at the "Servicing Fee Rate" of 0.50% per annum for each Due Period on the Principal Balance of each Loan. As additional servicing compensation, the Master Servicer is entitled to retain all service-related fees, assumption fees, modification fees, extension fees, late payment charges, non- sufficient fund fees and other ancillary fees (but not prepayment penalties which shall be payable to the Seller), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any Servicing Accounts.

         The Master Servicer is obligated to deposit into the Collection Account the amount of any Prepayment Interest Shortfall (payments made by the Master Servicer in satisfaction of such obligation, "Compensating Interest") but only in an amount up to its aggregate Servicing Fee for the related Distribution Date. With respect to any Distribution Date and each Loan as to which a principal prepayment was applied during the related Due Period, the "Prepayment Interest Shortfall" is an amount equal to the interest at the applicable Loan Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days from the date on which the principal prepayment is applied until the Due Date for such Loan that occurs in such Due Period.

THE TRUSTEE

         The Bank of New York, a New York banking corporation organized and existing under the laws of the State of New York, will be named Trustee pursuant to the Pooling Agreement. The Trustee will make available a monthly statement to certificateholders containing information regarding the Certificates.

         The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling Agreement will be equal to certain investment earnings on the amounts on deposit in the Distribution Account and a fee (the "Trustee Fee") equal to accrued interest at the "Trustee Fee Rate" of 0.01% per annum on the Principal Balance of the Loans. The Pooling Agreement will provide that the Trustee and any director, officer, employee or

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agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling Agreement, other than any loss, liability or expense (i) that constitutes certain specific liabilities of the Trustee under the Pooling Agreement relating to REMIC administration or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling Agreement or by reason of reckless disregard of the Trustee's obligations and duties under the Pooling Agreement. The Pooling Agreement will provide that the Trustee may withdraw amounts owing to it under the Pooling Agreement prior to distributions to certificateholders.

VOTING RIGHTS

         At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates. At all times 1% of all voting rights will be allocated to the holders of the Class S-1 Certificates and 1% of all voting rights will be allocated to the holders of the Class R Certificates. The voting rights allocated to any class of Certificates shall be allocated among all holders of the Certificates of such class in proportion to the outstanding percentage interests of such holders in such class. With respect to any date of determination, if no Insurer Default (as defined herein) exists and is continuing, all of the voting rights allocated to the holders of the Offered Certificates shall be vested in the Certificate Insurer.

AMENDMENT

         The Pooling Agreement may be amended under the circumstances set forth under "The Pooling Agreement--Amendment" in the Prospectus; provided, however, that unless an Insurer Default exists and is continuing, the consent of the Certificate Insurer shall be required (if any Offered Certificates are outstanding); provided, further, that if an Insurer Default exists and is continuing, the consent of the Certificate Insurer shall be required for any amendment that would affect the Certificate Insurer's right to reimbursement.

TERMINATION

         The Master Servicer, or if the Master Servicer does not exercise such option, the Certificate Insurer, will have the right to repurchase all of the Loans and REO Properties in both Loan Groups and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of such Loans and REO Properties in both Loan Groups is equal to or less than 10% of the sum of the aggregate Principal Balance of the Closing Date Loans in both Loan Groups as of the Cut-off Date plus the amounts deposited in the Group I Pre- Funding Account on the Closing Date. The first Distribution Date on which such option could be exercised is referred to herein as the "Optional Termination Date." In the event that the option is exercised, the repurchase will be made at a price (the "Termination Price") generally equal to the greater of par or the fair market value of the Loans and REO Properties in both Loan Groups, in each case plus accrued interest for each Loan at the related Loan Rate to but not including the first day of the month in which such repurchase price is paid plus the amount of any unreimbursed Advances and Servicing Advances made by the Master Servicer plus any amounts due to the Certificate Insurer under the Insurance Agreement. Proceeds from such repurchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling Agreement. Any such repurchase of the Loans and REO Properties will result in the early retirement of the Certificates. See "The Pooling Agreement--Termination; Retirement of Certificates" in the Prospectus.

MASTER SERVICER ALTERNATIVES TO FORECLOSURE

         The Master Servicer may foreclose on any delinquent Loan or, subject to certain limitations set forth in the Pooling Agreement, work out an agreement with the borrower, which may involve waiving or modifying any term of the Loan. The Master Servicer may also sell any Loan that is at least 90 days delinquent. If the Master Servicer sells any such Loan for less than its outstanding Principal Balance in accordance with the servicing standard set forth in the Pooling Agreement plus (without duplication) all prior Advances and Servicing Advances thereon, or extends the payment period or accepts a lesser amount than stated in the mortgage note or manufactured home contract in satisfaction of the mortgage note or manufactured home contract, your yield may be reduced.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Loan from the Trust at the Purchase Price for such Loan; provided, however, that the Master Servicer must first purchase the Loan that, as of the time of such purchase, has been delinquent for the greatest period before purchasing Loans that have been delinquent lesser periods.

EVENTS OF DEFAULT

         In addition to those Events of Default described under "The Pooling Agreement--Events of Default" in the Prospectus, upon the occurrence of certain loss and delinquency triggers with respect to the Loans or upon the occurrence of certain other defaults set forth in the Pooling Agreement, the Master Servicer may be removed as Master Servicer in accordance with the terms of the Pooling Agreement and the Insurance Agreement.

CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

         Pursuant to the terms of the Pooling Agreement, unless there exists an Insurer Default, the Certificate Insurer will be entitled to exercise, among others, the following rights of the holders of the Offered Certificates, without the consent of such holders, and the holders of the Offered Certificates may exercise such rights only with the prior written consent of the Certificate
Insurer: (i) the right to direct the Trustee to terminate the rights and obligations of the Master Servicer upon the occurrence of an Event of Default or upon the occurrence of certain loss and delinquency triggers with respect to the Loans; (ii) the right to consent or to direct any waivers of defaults by the Master Servicer; (iii) the right to remove the Trustee pursuant to the Pooling Agreement; and (iv) the right to institute proceedings against the Master Servicer in the event of default by the Master Servicer and refusal of the Trustee to institute such proceedings. In addition, unless an Insurer Default exists, the Certificate Insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the Offered Certificates, and, unless an Insurer Default exists, the Certificate Insurer's consent will be required prior to, among other things, (i) the removal of the Trustee, (ii) the appointment of any successor Trustee or Master Servicer or (iii) any amendment to the Pooling Agreement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to the Pooling Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement. When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         New South Home Equity Trust 2001-1 will issue (i) the Class A-1 Certificates and the Class A-2 Certificates (together, the "Class A Certificates"), (ii) the Class S-1 Certificates, (iii) the Class C-1 Certificates and the Class C-2 Certificates (together, the "Class C Certificates") and (iv) the Class R Certificates (the "Residual Certificates"). The Class A Certificates, the Class S-1 Certificates, the Class C Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Class A Certificates and the Class S-1 Certificates are offered hereby (the "Offered Certificates").

         The Offered Certificates will be covered by an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") issued by Ambac Assurance Corporation (the "Certificate Insurer") for the benefit of the holders of the Offered Certificates, pursuant to which the Certificate Insurer will guarantee payments to such certificateholders as described herein.

         The Class A Certificates will have the respective Original Certificate Principal Balances specified on the cover hereof, subject to a permitted variance of plus or minus ten percent. The Class S-1 Certificates will not have a Certificate Principal Balance, but will bear interest on their Notional Amount outstanding from time to time. The initial Notional Amount of the Class S-1 Certificates is specified on the cover hereof, subject to a permitted variance of plus or minus ten percent. Each related class of Class C Certificates will have a Certificate Principal Balance equal to the excess, if any, of (i) the sum of (A) the aggregate Principal Balance of the related Loans and (B) in the case of the Class C-1 Certificates, the amount on deposit in the Group I Pre-Funding Account over (ii) the Certificate Principal Balance of the related Class A Certificates. The Class C Certificates will be entitled to interest as provided in the Pooling Agreement. The Class R Certificates will not have Original Certificate Principal Balances and will not bear interest, but will be entitled to other amounts, payable in the priorities described under "- Allocation of Available Funds" below.

         The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof. The Class S-1 Certificates will be issued in fully registered, certificated form in minimum Notional Amounts of $50,000 and integral multiples of $1.00 in excess thereof. The assumed final maturity date (each, an "Assumed Final Distribution Date") for the Class A-1 Certificates, the Class A-2 Certificates and the Class S-1 Certificates is the Distribution Date in July 2031, April 2031 and March 2003, respectively.

         Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in April 2001 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the Record Date.
The "Record Date" is the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

BOOK-ENTRY CERTIFICATES

         The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold such Certificates through The Depository Trust Company ("DTC") in the United States, or upon request through Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("Clearstream"), or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $50,000. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling Agreement.
Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC ("DTC Participants").

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income Tax Consequences--REMICS--Backup Withholding With Respect to REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of

Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--REMICS--Backup Withholding With Respect to REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of a Master Servicer Event of Termination (as defined in the Pooling Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as certificateholders under the Pooling Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ALLOCATION OF AVAILABLE FUNDS

         Distributions to holders of each Class of Offered Certificates will be made on each Distribution Date from Group I Available Funds or Group II Available Funds, as applicable. With respect to any Distribution Date and

Loan Group I and Loan Group II, respectively, the "Group I Available Funds" and the "Group II Available Funds," respectively, will be equal to the sum of the following amounts with respect to the related Loans, net of amounts reimbursable therefrom to the Master Servicer: (i) the aggregate amount of monthly payments on the Loans received during the related Due Period, after deduction of the Trustee Fee and the Servicing Fee for such Distribution Date and any accrued and unpaid Trustee Fees and Servicing Fees in respect of any prior Distribution Dates, (ii) certain unscheduled payments in respect of the Loans, including prepayments, insurance proceeds, Net Liquidation Proceeds and proceeds from repurchases of and substitutions for such Loans occurring during the related Due Period (but not including prepayment penalties), (iii) payments from the Master Servicer in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date and (iv) in the case of Loan Group I, amounts transferred from the Interest Coverage Account and, after the end of the Group I Funding Period, any excess amounts transferred from the Group I Pre-Funding Account. The Seller will be entitled to all prepayment penalties received on the Loans and such amounts will not be available for distribution to the holders of the Offered Certificates.

         I. On each Distribution Date the Trustee shall withdraw from the Distribution Account the Group I Available Funds, and make the following disbursements and transfers in the order of priority described below and in each case to the extent of Group I Available Funds remaining:

         (i) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium payable in respect of the Group I Certificates;

         (ii) CONCURRENTLY, to the holders of the Class A-1 Certificates and the Class S-1 Certificates, the related Interest Distributable Amount for each such class for such Distribution Date, on a PRO RATA basis based on the entitlement of each such class pursuant to this clause (ii);

         (iii) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior draws made on the Policy in respect of the Group I Certificates and any other amounts owing to the Certificate Insurer under the Insurance Agreement and relating to the Group I Loans or to the Class A-1 Certificates or the Class S-1 Certificates;

         (iv) to the Certificate Insurer, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause II(i) and clause II(iii) below for such Distribution Date over (y) the amount actually distributed pursuant to such clauses from Group II Available Funds;

         (v) to the holders of the Class A-1 Certificates, an amount equal to the Group I Basic Principal Distribution Amount;

         (vi) if the Overcollateralized Amount with respect to Loan Group I is less than zero, to the holders of the Class A-1 Certificates, an amount equal to the Group I Extra Principal Distribution Amount, until the Overcollateralized Amount with respect to Loan Group I has been increased to zero;

         (vii) to the holders of the Class A-2 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause II(ii) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from Group II Available Funds;

         (viii) to the holders of the Class A-2 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause II(v) and clause II(vi) below for such Distribution Date over (y) the amount actually distributed pursuant to such clauses from Group II Available Funds;

         (ix) to the holders of the Class A-1 Certificates, an amount equal to the Group I Extra Principal Distribution Amount remaining, until the related Overcollateralized Amount is equal to the related Overcollateralization Target Amount; and

         (x) to the holders of the Class A-2 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause II(ix) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from Group II Available Funds.

         II. On each Distribution Date the Trustee shall withdraw from the Distribution Account the Group II Available Funds, and make the following disbursements and transfers in the order of priority described below and in each case to the extent of Group II Available Funds remaining:

         (i) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium payable in respect of the Group II Certificates;

         (ii) to the holders of the Class A-2 Certificates, the related Interest Distributable Amount for such Distribution Date;

         (iii) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior draws made on the Policy in respect of the Class A-2 Certificates and any other amounts owing to the Certificate Insurer under the Insurance Agreement and relating to the Group II Loans or to the Class A-2 Certificates;

         (iv) to the Certificate Insurer, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause I(i) and clause I(iii) above for such Distribution Date over (y) the amount actually distributed pursuant to such clauses from Group I Available Funds;

         (v) to the holders of the Class A-2 Certificates, an amount equal to the Group II Basic Principal Distribution Amount;

         (vi) if the Overcollateralized Amount with respect to Loan Group II is less than zero, to the holders of the Class A-2 Certificates, an amount equal to the Group II Extra Principal Distribution Amount, until the Overcollateralized Amount with respect to Loan Group II has been increased to zero;

         (vii) CONCURRENTLY, to the holders of the Class A-1 Certificates and the Class S-1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause I(ii) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from Group I Available Funds, on a PRO RATA basis based on the entitlement of each such class pursuant to this clause (vii);

         (viii) to the holders of the Class A-1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause I(v) and clause I(vi) above for such Distribution Date over (y) the amount actually distributed pursuant to such clauses from Group I Available Funds;

         (ix) to the holders of the Class A-2 Certificates, an amount equal to the Group II Extra Principal Distribution Amount remaining, until the related Overcollateralized Amount is equal to the related Overcollateralization Target Amount; and

         (x) to the holders of the Class A-1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause I(ix) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from Group I Available Funds.

         III. On each Distribution Date, any remaining Group I Available Funds and Group II Available Funds, after giving effect to the distributions in clauses I and II above, will be distributed in the following order of priority:

         (i) to the holders of the Class C-1 Certificates and the Class C-2 Certificates, in each case, as provided in the Pooling Agreement; and

         (ii) to the holders of the Residual Certificates as provided in the Pooling Agreement.

         On each Distribution Date, following the distribution of the Group I Available Funds and the Group II Available Funds as described above, the Trustee shall withdraw from the Distribution Account the amount of any Insured Payment received by it for such Distribution Date as described under "The Certificate Insurance Policy" in this prospectus supplement and shall distribute to the holders of each class of the Offered Certificates, (A) as interest, any portion of such Insured Payment made in respect of an Insured Amount of interest for such class and (B) as principal, in reduction of the Certificate Principal Balance of the Class A Certificates, any portion of such Insured Payment made in respect of an Insured Amount of principal. Any Insured Payment of principal will be allocated between the classes of Class A Certificates as follows:

         o if the Overcollateralized Amount (calculated for this purpose after taking into account all distributions of Group I Available Funds and Group II Available Funds) for both Certificate Groups is less than zero, to the holders of the Class A-1 Certificates and the Class A-2 Certificates on a PRO RATA basis based on the amount by which the related Overcollateralized Amount for each group (as so calculated) is less than zero, or

         o if the Overcollateralized Amount (calculated for this purpose after taking into account all distributions of Group I Available Funds and Group II Available Funds) for only one Certificate Group is less than zero, to the holders of only the related class of Class A Certificates.

DEFINITIONS

         Many of the defined terms listed below may apply to both Loan Groups/Certificate Groups and are sometimes used in this prospectus supplement to refer to a particular Loan Group/Certificate Group by the use of the words "Group I" and "Group II."

         The "Accrual Period" for the Offered Certificates for any Distribution Date will be the calendar month preceding the month of such Distribution Date based on a 360-day year consisting of twelve 30-day months.

         The "Basic Principal Distribution Amount" means with respect to each Certificate Group and any Distribution Date the excess, if any, of (i) the related Principal Remittance Amount for such Distribution Date over (ii) the related Overcollateralization Release Amount, if any, for such Distribution Date.

         The "Certificate Principal Balance" of any Class A Certificate immediately prior to any Distribution Date will be equal to the Certificate Principal Balance thereof on the Closing Date (the "Initial Certificate Principal Balance") reduced by the sum of all amounts actually distributed in respect of principal of such Certificate on all prior Distribution Dates. The "Certificate Principal Balance" of the related class of Class C Certificates as of any date of determination is equal to excess, if any, of (i) the sum for such date of determination of (A) the aggregate Principal Balance of the related Loans and (B) in the case of the Class C-1 Certificates, the amount on deposit in the Group I Pre-Funding Account over (ii) the Certificate Principal Balance of the related Class A Certificates.

         A Loan is "Delinquent" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Loan. A Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (E.G., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent" and "90 days Delinquent," etc.

         A "Due Period" with respect to any Distribution Date is the immediately preceding calendar month.

         The "Extra Principal Distribution Amount" with respect to a Certificate Group and any Distribution Date, is the lesser of (x) the related General Excess Available Amount for such Distribution Date and (y) the related
Overcollateralization Deficiency Amount for such Distribution Date.

         The "General Excess Available Amount" means with respect to a Certificate Group and each Distribution Date, the amount, if any, by which the Group I Available Funds or Group II Available Funds, as applicable, for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to subclauses (i) through (v) for such Certificate Group as set forth under "--Allocation of Available Funds" above.

         "Insurance Proceeds" means the proceeds of any title policy, hazard policy or other insurance policy covering a Loan, to the extent such proceeds are not to be applied to the restoration of the related Property or released to the borrower in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage or Manufactured Home Contract, as applicable.

         The "Interest Distributable Amount" for any Distribution Date and each class of Offered Certificates equals the sum of (i) the related Monthly Interest Distributable Amount for such class for such Distribution Date and (ii) the related Unpaid Interest Shortfall Amount for such class for such Distribution Date.

         An "Insurer Default" will occur in the event the Certificate Insurer fails to make a payment under the Policy or if certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer.

         The "Monthly Interest Distributable Amount" for any Distribution Date and each class of Offered Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount of such class immediately prior to such Distribution Date reduced by any related shortfalls resulting from the application of the Relief Act (allocated PRO RATA between the Offered Certificates in the related Certificate Group based upon the Monthly Interest Distributable Amount of such class for such Distribution Date irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act for such Distribution Date).

         The "Notional Amount" of the Class S-1 Certificate immediately prior to any Distribution Date will be equal to the lesser of (i) $23,110,000 and (ii) the sum of the aggregate principal balance of the Loans in Loan Group I (prior to giving effect to scheduled payments of principal received during the related Due Period and unscheduled collections of principal received during the related Due Period) and any amount remaining in the Group I Pre- Funding Account.

         An "Overcollateralization Deficiency Amount" with respect to any Distribution Date and each Certificate Group equals the amount, if any, by which the related Overcollateralization Target Amount exceeds the related Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

         The "Overcollateralization Deficit" with respect to any Distribution Date is equal to the excess, if any, of (a) the aggregate Certificate Principal Balance of the Class A Certificates over (b) the sum of the aggregate principal balances of the Loans in both Loan Groups then outstanding and the amount in the Group I Pre-Funding Account, calculated after taking into account all distributions on the related Distribution Date of Group I Available Funds and Group II Available Funds.

         "Overcollateralization Release Amount" means, with respect to each Certificate Group and any Distribution Date, the lesser of (x) the related Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the related Overcollateralized Amount for such Distribution Date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the related Overcollateralization Target Amount for such Distribution Date.

         The "Overcollateralization Target Amount" means with respect to each Certificate Group and any Distribution Date a specified level of overcollateralization determined in accordance with the Pooling Agreement.

         The "Overcollateralized Amount" for each Certificate Group and any Distribution Date is the amount equal to (i) the aggregate Principal Balance of the related Loan Group (after giving effect to scheduled payments of principal received during the related Due Period and unscheduled collections of principal received during the related

Due Period) plus, in the case of the Group I Certificates, the amount of any funds on deposit in the Group I Pre- Funding Account minus (ii) the aggregate Certificate Principal Balance of the related Class A Certificates as of such Distribution Date after giving effect to distributions of the Group I Basic Principal Distribution Amount and the Group II Basic Principal Distribution Amount to be made on such Distribution Date. If the amount in clause (ii) of this definition is greater than the amount in clause (i) of this definition, the Overcollateralized Amount will be a negative number less than zero.

         The "Principal Remittance Amount" means with respect to each Loan Group and any Distribution Date, the sum of (i) each scheduled payment of principal (including any pay-aheads) collected on the Loans by the Master Servicer during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Loans applied by the Master Servicer during such Due Period, (iii) the principal portion of all related Net Liquidation Proceeds and Insurance Proceeds received during such Due Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Loan, deposited to the Collection Account during such Due Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Due Period, (vi) in the case of Loan Group I, on the Distribution Date in June 2001, any amount remaining on deposit in the Group I Pre-Funding Account and
(vii) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, in respect of principal.

         "Realized Loss" means, with respect to any defaulted Loan that is finally liquidated (a "Liquidated Loan"), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds net of amounts reimbursable to the Master Servicer for related Advances, Servicing Advances and Servicing Fees (such amount, the "Net Liquidation Proceeds") in respect of such Loan.

         The "Stepdown Date" with respect to either Certificate Group means the later to occur of (x) the Distribution Date in March 2004 and (y) the first Distribution Date on which the aggregate Principal Balance of the related Loans has been reduced to 50% or less of the aggregate Principal Balance of the related Closing Date Loans as of the Cut-off Date plus, in the case of the Group I Certificates, the Group I Pre-Funded Amount as of the Closing Date.

         The "Unpaid Interest Shortfall Amount" means (i) for each class of Offered Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Offered Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

PASS-THROUGH RATES

         The "Pass-Through Rate" on any Distribution Date with respect to:

         (i) the Class A-1 Certificates, (a) on or prior to the Optional Termination Date, the lesser of (x) 6.179% per annum and (y) the related Net WAC Rate and (b) after the Optional Termination Date, the lesser of (x) 6.679% per annum and (y) the related Net WAC Rate;

         (ii) the Class A-2 Certificates, (a) on or prior to the Optional Termination Date, the lesser of (x) 6.491% per annum and (y) the related Net WAC Rate and (b) after the Optional Termination Date, the lesser of (x) 6.991% per annum and (y) the related Net WAC Rate;

         (iii) the Class S-1 Certificates will be 5.490% per annum for the April 2001 Distribution Date through the March 2003 Distribution Date. After the March 2003 Distribution Date, the Pass-Through Rate for the Class S-1 Certificates will be 0.000% per annum, and will therefore then cease to accrue interest.

         The "Net WAC Rate" for the Class A-1 Certificates and any Distribution Date shall be a per annum rate equal to the excess of (A) the weighted average of the Loan Rates of the Group I Loans (weighted on the Principal Balances thereof prior to giving effect to scheduled payments of principal received during the related Due Period, or any unscheduled collections of principal received during the related Due Period) over (B) the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate, (iii) the percentage equivalent of a fraction, the numerator of which is (x) twelve times the amount of the premium payable to the Certificate Insurer with respect to the Class A-1 Certificates and the Class S-1 Certificates on such Distribution Date, and the denominator of which is (y) the sum of the outstanding Principal Balance of the Group I Loans (prior to giving effect to scheduled payments of principal received during the related Due Period, or any unscheduled collections of principal received during the related Due Period) and any amount remaining in the Group I Pre-Funding Account (exclusive of any investment income thereon) and (iv) the percentage equivalent of a fraction, the numerator of which is (x) twelve times the amount of the Monthly Interest Distributable Amount distributable on the Class S-1 Certificates on such Distribution Date (calculated for this purpose without regard to any Relief Act Interest Shortfalls allocated to the Class S-1 Certificates on such Distribution Date), and the denominator of which is (y) the sum of the outstanding Principal Balance of the Group I Loans (prior to giving effect to scheduled payments of principal received during the related Due Period, or any unscheduled collections of principal received during the related Due Period) and any amount remaining in the Group I Pre-Funding Account (exclusive of any investment income thereon). Notwithstanding the foregoing, if the Class A-1 Certificates remain outstanding at any time that there are no Loans in Loan Group I remaining, the Net WAC Rate for the Class A-1 Certificates will be calculated as provided in the Pooling Agreement.

          The "Net WAC Rate" for the Class A-2 Certificates and any Distribution Date shall be a per annum rate equal to the excess of (A) the weighted average of the Loan Rates of the Group II Loans (weighted on the Principal Balances thereof prior to giving effect to scheduled payments of principal received during the related Due Period, or any unscheduled collections of principal received during the related Due Period) over (B) the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate, and (iii) the percentage equivalent of a fraction, the numerator of which is (x) twelve times the amount of the premium payable to the Certificate Insurer with respect to the Class A-2 Certificates on such Distribution Date, and the denominator of which is (y) the outstanding Principal Balance of the Group II Loans (prior to giving effect to scheduled payments of principal received during the related Due Period, or any unscheduled collections of principal received during the related Due Period). Notwithstanding the foregoing, if the Class A-2 Certificates remain outstanding at any time that there are no Loans in Loan Group II remaining, the Net WAC Rate for the Class A-2 Certificates will be calculated as provided in the Pooling Agreement.

MANDATORY PREPAYMENTS ON CLASS A-1 CERTIFICATES

         The Class A-1 Certificates will be prepaid on the Distribution Date immediately following the end of the Group I Funding Period to the extent of any amounts remaining on deposit in the Group I Pre-Funding Account, on such Distribution Date. Although no assurance can be given, it is anticipated by the Depositor that the principal amount of Subsequent Group I Loans sold to the Trust will require the application of substantially all of the Original Group I Pre-Funded Amount and that there will be no material amount of principal prepaid to the holders of the Class A-1 Certificates from the Group I Pre-Funding Account. It is unlikely, however, that the Depositor will be able to deliver Subsequent Group I Loans with an aggregate principal balance identical to the related Original Group I Pre-Funded Amount. Accordingly, a small amount of principal is likely to be prepaid on the Class A-1 Certificates on the Distribution Date immediately following the end of the Group I Funding Period.

INTEREST COVERAGE ACCOUNT

         The Depositor will establish for the benefit of the holders of the Certificates a trust account (the "Interest Coverage Account"). On the Closing Date, the Depositor will deposit in such account a cash amount as specified in the Pooling Agreement. On each Distribution Date during the Group I Funding Period and on the two Distribution Dates immediately following, funds on deposit in the Interest Coverage Account will be applied by the Trustee to cover a portion of the shortfalls in the amount of interest generated by the assets of the Trust attributable to the pre-funding feature in Loan Group I. Such shortfall will exist during the Group I Funding Period because the interest accruing on the aggregate principal balance of the Group I Loans during such period will be less than the amount of interest which would have accrued on such Loans if the Subsequent Group I Loans were included in the Trust as of the Closing Date. On the second Distribution Date following the termination of the Group I Funding

Period (after the distribution on the Certificates to be made on such Distribution Date), funds on deposit in the Interest Coverage Account will be released by the Trustee to the Master Servicer or its designee.

OVERCOLLATERALIZATION

         The weighted average net Loan Rate for the Loans in each Loan Group is generally expected to be higher than the weighted average of the Pass-Through Rates on the Class A Certificates and the Class S-1 Certificates. As a result, interest collections on the Loans in each Loan Group are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates related to such Loan Group and the fees and expenses payable by the Trust. Such excess interest generated by the Loans in each Loan Group will be applied initially to absorb Realized Losses on the related Loans and to make principal distributions on the related Class A Certificates.
This acceleration feature creates overcollateralization (i.e., the excess of the aggregate Principal Balance of the Loans in the related Loan Group and, in the case of the Group I Certificates, any amounts on deposit in the Group I Pre-Funding Account over the aggregate Certificate Principal Balance of the related Class A Certificates) for such Certificate Group. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization for the related Certificate Group.

         The Principal Balance of the Closing Date Group I Loans as of the Cut-off Date plus the Original Group I Pre-Funded Amount will approximately equal the initial aggregate Certificate Principal Balance of the Class A-1 Certificates. The Principal Balance of the Closing Date Group II Loans as of the Cut-off Date will approximately equal the initial aggregate Certificate Principal Balance of the Class A-2 Certificates.

         The Pooling Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization provided by a Loan Group may increase or decrease over time. The Certificate Insurer may, in its sole discretion, waive any required increase in the required level of overcollateralization or consent to a decrease in the level of overcollateralization otherwise required under the terms of the Pooling Agreement. Any decrease in the required level of overcollateralization provided by a Loan Group will have the effect of reducing the amortization of the Class A Certificates related to such Loan Group.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Trustee will provide or make available to each holder of a Certificate, the Certificate Insurer and the Rating Agencies a statement (based on information received from the Master Servicer) setting forth, among other things, the information set forth in the Prospectus under "Description of the Securities--Reports to Securityholders." The Trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Trustee's internet website. The Trustee's internet website shall initially be located at "www.bankofny.com". Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.


                             THE CERTIFICATE INSURER

         The following information has been provided by the Certificate Insurer for inclusion in this prospectus supplement. No representation is made by the Depositor, the Trustee, the Seller, the Master Servicer, the Underwriters or any of their affiliates as to the accuracy or completeness of this information.

         The Certificate Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The Certificate Insurer primarily insures newly-issued municipal and structured finance obligations. The Certificate Insurer is a wholly owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a 100% publicly-held company. Moody's, S&P and Fitch have each assigned a triple-A financial strength rating to the Certificate Insurer.

         The consolidated financial statements of the Certificate Insurer and subsidiaries as of December 31, 2000 and December 31, 1999 and for each of the years in the three-year period ended December 31, 2000 prepared in accordance with accounting principles generally accepted in the United States of America, included in the Current Report on Form 8-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission (the "Commission") on March 19, 2001; Commission File Number 1-10777, are incorporated by reference into this prospectus supplement and are deemed to constitute a part of this prospectus supplement. Any statement contained in a document incorporated by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained by reference in this prospectus supplement also modified or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of the Certificate Insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing the financial statements.

         The following table sets forth the capitalization of the Certificate Insurer as of December 31, 1999 and December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

                           AMBAC ASSURANCE CORPORATION
                              CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)



                                                                      DECEMBER 31,   DECEMBER 31,
                                                                          1999           2000
                                                                          ----           ----
Unearned premiums...............................................         $1,442         $1,556
Other liabilities...............................................            524            581
                                                                          -----          -----
Total liabilities...............................................          1,966          2,137
                                                                          =====          =====
Stockholder's equity:
     Common stock...............................................             82             82
     Additional paid-in capital.................................            752            760
     Accumulated other comprehensive income (loss)..............           (92)             82
     Retained earnings..........................................          1,674          2,002
                                                                          -----          -----
Total stockholder's equity......................................          2,416          2,926
                                                                          -----          -----
Total liabilities and stockholder's equity......................         $4,382         $5,063
                                                                         ======         ======

         For additional financial information concerning the Certificate Insurer, see the audited financial statements of the Certificate Insurer incorporated by reference in this prospectus supplement. Copies of the financial statements of the Certificate Insurer incorporated herein by reference as stated above and copies of the Certificate Insurer's annual statement for the year ended December 31, 2000, prepared in accordance with statutory accounting standards are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and
(212) 668-0340.

         The Certificate Insurer makes no representation regarding the Offered Certificates or the advisability of investing in the Offered Certificates and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the Certificate Insurer and presented under the headings "The Certificate Insurer" and "The Certificate Insurance Policy" in this prospectus supplement and in the financial statements incorporated herein by reference as stated above.


                        THE CERTIFICATE INSURANCE POLICY

         The following information has been provided by the Certificate Insurer for inclusion in this prospectus supplement. No representation is made by the Depositor, the Trustee, the Seller, the Master Servicer, the Underwriters or any of their affiliates as to the accuracy or completeness of this information.

         The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, agrees unconditionally and irrevocably to pay to the Trustee for the benefit of the applicable owners of the Offered Certificates, that portion of Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

         The Certificate Insurer will make such payments to the Trustee from its own funds on the later of (a) the business day following actual receipt of the Notice to the Certificate Insurer of Nonpayment or (b) the business day on which the Insured Amounts are Due for Payment. The Certificate Insurer shall be subrogated to all the rights of the holders of the Offered Certificates to payment on the Offered Certificates to the extent of the payments so made under the Policy. Once payments of the Insured Amounts have been made to the Trustee, the Certificate Insurer shall have no further obligation in respect of such Insured Amounts. Payment of Insured Amounts shall be made only at the time set forth in the Policy and no accelerated payment of Insured Amounts shall be made, except in the sole discretion of the Certificate Insurer.

         The Policy does not cover shortfalls, if any, attributable to the liability of the trust, any REMIC or the Trustee for withholding taxes, if any, including interest and penalties related to that liability. The Policy does not cover, and Insured Payments will not include, any shortfalls due to the application of the Relief Act.

         The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the Certificate Insurer of a final non-appealable copy of the order requiring the return of a preference payment, and other documentation as is reasonably required by the Certificate Insurer. This documentation shall be in a form satisfactory to the Certificate Insurer, provided that if the documents are received after 12:00 noon New York City time on that business day, they will be deemed to be received on the following business day.

         Insured Payments due under the Policy unless otherwise stated in the Policy will be disbursed by the Certificate Insurer to the Trustee on behalf of the owners of the Offered Certificates by wire transfer of immediately available funds in the amount of the Insured Payment.

         Any notice under the Policy may be made at the address listed below for the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

         The notice address of the Certificate Insurer is One State Street Plaza, New York, New York 10004, Attention: General Counsel, or such other address as the Certificate Insurer shall specify to the Trustee in writing.
The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason.

         As used in the Policy, the following terms shall have the following meanings:

         "Deficiency Amount" shall mean, for any Distribution Date, the excess, if any, of (i) Required Distributions over (ii) the amount of Group I Available Funds and Group II Available Funds that are available, in accordance with the priorities described under "Description of the Offered Certificates--Allocation of Available Funds" in this prospectus supplement, to make such Required Distributions.

         "Due for Payment" shall mean with respect to an Insured Amount, the Distribution Date on which Insured Amounts are due or, with respect to an Insured Payment which is a Preference Amount, the business day on which the documentation required by the Certificate Insurer referred to above has been received by the Certificate Insurer.

         "Insured Amounts" shall mean, for any Distribution Date, any Deficiency Amount for such Distribution Date.

         "Insured Payments" shall mean, the aggregate amount actually paid by the Certificate Insurer to the Trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference Amounts for a given business day.

         "Nonpayment" shall mean, with respect to any Distribution Date, a Deficiency Amount owing in respect of such Distribution Date.

         "Notice" means the notice sent in writing by telecopy, in the form acceptable to the Certificate Insurer, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Amount which shall be due and owing on the applicable Distribution Date.

         "Preference Amount" means any payment of principal or interest on an Offered Certificate which has become Due for Payment and which is made to an owner of an Offered Certificate by or on behalf of the Trustee which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

         "Required Distributions" shall mean, with respect to the Offered Certificates, (i) for any Distribution Date prior to the Distribution Date in July 2031, the sum of (A) the Interest Distributable Amount on such Certificates for the related Accrual Period and (B) any Overcollateralization Deficit following all distributions of Group I Available Funds and Group II Available Funds on such Distribution Date and (ii) for the Distribution Date in July 2031, the sum of (A) the Interest Distributable Amount on such Certificates for the related Accrual Period and (B) the aggregate Certificate Principal Balance of the Class A Certificates to the extent unpaid following all distributions of Group I Available Funds and Group II Available Funds on such Distribution Date.

                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Offered Certificates to the purchase of the Loans transferred to the Trust.

                         FEDERAL INCOME TAX CONSEQUENCES

         Multiple elections will be made to treat designated portions of the Trust (exclusive of the Group I Pre- Funding Account and the Interest Coverage Account) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

         For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the Trust and (ii) the Class A Certificates, the Class S-1 Certificates and the Class C Certificates will represent the "regular interests" in, and which generally will be treated as debt instruments of, a REMIC. See "Certain Material Federal Income Tax Considerations--General" in the Prospectus.

         For federal income tax reporting purposes, the Class A Certificates will not, and the Class S-1 Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Loans will prepay at the Prepayment Assumption. No representation is made that the Loans will prepay at such rate or at any other rate. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities" in the Prospectus.

         The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         If the method of computing original issue discount described in the Prospectus results in a negative amount for any period with respect to any certificateholders, in particular, the holders of the Class S-1 Certificates, the amount of original issue discount allocable to such period would be zero, and such certificateholders will be permitted to offset such amounts only against the respective future income, if any, from such certificate. Although uncertain, a certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholders is entitled, assuming no further prepayments of the loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

         Certain of the Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding such Certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities" in the Prospectus.

         The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the Trust would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The Offered Certificates will also be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans" in the Prospectus.

         The holders of the Class A Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting.

         It is not anticipated that any REMIC elected by the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling Agreement, (ii) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Pooling Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to the holders of the related Offered Certificates.

         The responsibility for filing annual federal information returns and other reports will be borne by the Trustee.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Material Federal Income Tax Considerations" in the Prospectus.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

         A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a "Plan"), or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of a Plan, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates by or on behalf of, or with Plan assets of, a Plan may qualify for exemptive relief under the Underwriters' Exemption, as currently in effect and as described under "ERISA Considerations" in the Prospectus. The Underwriters' Exemption relevant to the Offered Certificates was granted by the Department of Labor on September 6, 1990 as Prohibited Transaction Exemption, or PTE 90-59 at 55 F.R. 36724, and amended on July 21, 1997 as PTE 97-34 at 62 F.R. 39021 and further amended on November 13, 2000 by PTE 2000-58 at 65 F.R. 67765. However, the Underwriters' Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the Offered Certificates be rated at least "BBB-" (or its equivalent) by Moody's or S&P at the time of the Plan's purchase and that the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Underwriters' Exemption will be satisfied with respect to the those Certificates.

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan assets of any Plan should consult with its counsel with respect to: (i) whether, with respect to the Offered Certificates, the specific and general conditions and the other requirements in the Underwriters' Exemption would be satisfied and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "Considerations for Benefit Plan Investors" in the prospectus.

         The sale of any of the Offered Certificates to a Plan is in no respect a representation by the Depositor or the related Underwriter that an investment in the Offered Certificates meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that an investment in the Offered Certificates is appropriate for Plans generally or any particular Plan.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

         The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the Prospectus.


                                     EXPERTS

         The consolidated financial statements of the Certificate Insurer, Ambac Assurance Corporation and subsidiaries, as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, are incorporated by reference in this Prospectus Supplement and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated March 26, 2001 (the "Underwriting Agreement"), between the Underwriters named below and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the principal amount of the Class A Certificates set forth opposite their respective names.


                                                 ORIGINAL CERTIFICATE PRINCIPAL   ORIGINAL CERTIFICATE PRINCIPAL
                                                    BALANCE OF THE CLASS A-1         BALANCE OF THE CLASS A-2
                 UNDERWRITERS                             CERTIFICATES                     CERTIFICATES
                 ------------                             ------------                     ------------
Greenwich Capital Markets, Inc. ...............           $167,548,000                      $16,693,000
First Union Securities, Inc....................           $ 51,998,000                      $ 5,181,000
UBS Warburg LLC................................           $ 11,555,000                      $ 1,151,000

         Distribution of the Class S-1 Certificates will be made solely by Greenwich Capital Markets, Inc. from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class S-1 Certificates to Greenwich Capital Markets, Inc. pursuant to the Underwriting Agreement are expected to be approximately $2,283,600 plus accrued interest from March 1, 2001, before deducting a portion of the total expenses payable by the Depositor estimated to be approximately $475,000. In connection with the purchase and sale of the Class S-1 Certificates, Greenwich Capital Markets, Inc. may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

         The Offered Certificates to be purchased by the Underwriters are referred to as the "Underwritten Certificates."

         The Depositor has been advised by the Underwriters that they propose initially to offer the Underwritten Certificates of each class to the public in Europe and the United States at the offering price set forth herein and to certain dealers at such price less a selling concession, not in excess of the percentage set forth in the table below of the Certificate Principal Balance of the related class of Underwritten Certificates. The Underwriters may allow and such dealers may reallow a reallowance discount, not in excess of the percentage set forth in the table below of the Certificate Principal Balance of the related class of Underwritten Certificates, to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

     CLASS OF CERTIFICATES                 SELLING CONCESSION                     REALLOWANCE DISCOUNT
     ---------------------                 ------------------                     --------------------
Class A-1......................                  0.15%                                   0.10%
Class A-2......................                  0.15%                                   0.10%

         Until the distribution of the Underwritten Certificates is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates (other than the Class S-1 Certificates). Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates (other than the Class S-1 Certificates).

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates (other than the Class S-1 Certificates). In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Depositor has been advised by each Underwriter that it intends to make a market in the Underwritten Certificates but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Act.

         The Depositor is an affiliate of Greenwich Capital Markets, Inc.


                                  LEGAL MATTERS

         Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriters by Thacher Proffitt & Wood, New York, New York. Certain legal matters relating to the Certificate Insurer and the Policy will be passed upon for the Certificate Insurer by Thacher Proffitt & Wood.

                                     RATINGS

         It is a condition to the issuance of the Offered Certificates that each class of Offered Certificates be rated "AAA" by Standard & Poor's Ratings Services ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies").

         A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Loans. The rating takes into consideration the characteristics of the Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Loans or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

         The ratings assigned to the Offered Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Offered Certificates may result in a reduction of one or more of the ratings assigned to the Offered Certificates.

         The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                             INDEX OF DEFINED TERMS

                                                                                                               Page
                                                                                                               ----
Accrual Period.................................................................................................S-55
Advance........................................................................................................S-45
Advancing Person...............................................................................................S-46
ALTA...........................................................................................................S-32
Assumed Final Distribution Date................................................................................S-49
Avondale.......................................................................................................S-33
Basic Principal Distribution Amount............................................................................S-55
Book-Entry Certificates........................................................................................S-49
Certificate Insurer............................................................................................S-48
Certificate Owners.............................................................................................S-49
Certificate Principal Balance..................................................................................S-55
Certificates...................................................................................................S-48
Class A Certificates...........................................................................................S-48
Class C Certificates...........................................................................................S-48
Clearstream....................................................................................................S-49
Clearstream Participants.......................................................................................S-51
Closing Date Loans..............................................................................................S-4
CLTA...........................................................................................................S-32
CLTV...........................................................................................................S-17
Code...........................................................................................................S-62
Collection Account.............................................................................................S-44
Commission.....................................................................................................S-60
Compensating Interest..........................................................................................S-46
Cooperative....................................................................................................S-51
CPR............................................................................................................S-36
Credit Score...................................................................................................S-32
Cut-off Date Principal Balance.................................................................................S-16
Debt Instruments...............................................................................................S-16
Deficiency Amount..............................................................................................S-62
Definitive Certificate.........................................................................................S-49
Delinquent.....................................................................................................S-55
Determination Date.............................................................................................S-45
Distribution Account...........................................................................................S-45
Distribution Date..............................................................................................S-49
DTC............................................................................................................S-49
DTC Participants...............................................................................................S-49
Due for Payment................................................................................................S-62
Due Period.....................................................................................................S-55
Eligible Account...............................................................................................S-45
Euroclear......................................................................................................S-49
Euroclear Operator.............................................................................................S-51
Euroclear Participants.........................................................................................S-51
European Depositaries..........................................................................................S-49
Extra Principal Distribution Amount............................................................................S-55
Financial Intermediary.........................................................................................S-49
General Excess Available Amount................................................................................S-56
Global Securities...............................................................................................S-1
Group I........................................................................................................S-55
Group I Available Funds........................................................................................S-53
Group I Certificates............................................................................................S-3
Group I Funding Period.........................................................................................S-24
Group I Loans.............................................................................................S-4, S-16
Group I Pre-Funding Account...............................................................................S-7, S-24
Group II.......................................................................................................S-55
Group II Available Funds.......................................................................................S-53
Group II Certificates...........................................................................................S-3
Group II Loans............................................................................................S-4, S-16
Guidelines.....................................................................................................S-31
IML............................................................................................................S-51
Initial Certificate Principal Balance..........................................................................S-55
Initial Group I Loans...........................................................................................S-4
Insurance Proceeds.............................................................................................S-56
Insured Amounts................................................................................................S-62
Insured Payments...............................................................................................S-62
Insurer Default................................................................................................S-56
Interest Coverage Account......................................................................................S-58
Interest Distributable Amount..................................................................................S-56
IRS............................................................................................................S-63
Liquidated Loan................................................................................................S-57
Loan Group......................................................................................................S-4
Loan Group I....................................................................................................S-3
Loan Group II...................................................................................................S-3
Loan Purchase Agreement........................................................................................S-17
Loan Rate......................................................................................................S-17
Loan Schedule..................................................................................................S-42
Loans.....................................................................................................S-5, S-16
Manufactured Home..............................................................................................S-16
Manufactured Home Contract.....................................................................................S-16
Manufactured Home Loans...................................................................................S-5, S-16
Manufactured Homes..............................................................................................S-5
Monthly Interest Distributable Amount..........................................................................S-56
Moody's...................................................................................................S-8, S-66
Mortgage Loans............................................................................................S-5, S-16
Mortgage Note..................................................................................................S-16
Mortgaged Properties............................................................................................S-5
Mortgaged Property.............................................................................................S-16
Mortgages......................................................................................................S-16
Net Liquidation Proceeds.......................................................................................S-57
Net WAC Rate...................................................................................................S-58
New South......................................................................................................S-30
Nonpayment.....................................................................................................S-62
Notice.........................................................................................................S-62
Notional Amount...........................................................................................S-6, S-56
Offered Certificates...........................................................................................S-48
OID Regulations................................................................................................S-63
Optional Termination Date......................................................................................S-47
Original Group I Pre-Funded Amount.............................................................................S-24


                                      S-68




Overcollateralization Deficiency Amount........................................................................S-56
Overcollateralization Deficit..................................................................................S-56
Overcollateralization Release Amount...........................................................................S-56
Overcollateralization Target Amount............................................................................S-56
Overcollateralized Amount......................................................................................S-56
Pass-Through Rate..............................................................................................S-57
Plan...........................................................................................................S-64
Policy.........................................................................................................S-48
Pool...........................................................................................................S-16
Pool Balance...................................................................................................S-16
Pooling Agreement..............................................................................................S-17
Preference Amount..............................................................................................S-62
Prepayment Assumption..........................................................................................S-36
Prepayment Interest Shortfall..................................................................................S-46
Principal Balance..............................................................................................S-16
Principal Remittance Amount....................................................................................S-57
Properties................................................................................................S-5, S-16
Purchase Price.................................................................................................S-43
Qualified Substitute Loan......................................................................................S-43
Rating Agencies................................................................................................S-66
Realized Loss..................................................................................................S-57
Record Date....................................................................................................S-49
Related Documents..............................................................................................S-42
Relevant Depositary............................................................................................S-49
Relief Act.....................................................................................................S-12
REMIC..........................................................................................................S-62
Required Distributions.........................................................................................S-62
Residual Certificates..........................................................................................S-48
Rules..........................................................................................................S-50
S&P.......................................................................................................S-8, S-66
Servicing Advance..............................................................................................S-46
Servicing Fee..................................................................................................S-46
Servicing Fee Rate.............................................................................................S-46
SMMEA..........................................................................................................S-64
Stepdown Date..................................................................................................S-57
Structuring Assumptions........................................................................................S-37
Subsequent Cut-off Date........................................................................................S-23
Subsequent Group I Loans........................................................................................S-4
Subsequent Transfer Dates......................................................................................S-23
Subsequent Transfer Instruments................................................................................S-23
Subservicer....................................................................................................S-31
Substitution Adjustment........................................................................................S-43
Termination Price..............................................................................................S-47
Terms and Conditions...........................................................................................S-51
Trust..........................................................................................................S-16
Trustee Fee....................................................................................................S-46
Trustee Fee Rate...............................................................................................S-46
Trustee's Loan File............................................................................................S-43
U.S. Person.....................................................................................................S-4
Underwriters...................................................................................................S-15
Underwriting Agreement.........................................................................................S-65
Underwritten Certificates......................................................................................S-65
Unpaid Interest Shortfall Amount...............................................................................S-57
Value..........................................................................................................S-17
Vector...................................................................................................S-36, S-37

                                     ANNEX I
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC and upon request through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

          TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner who is an individual or corporation holding the Global Securities on its own behalf through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner or a foreign partnership or trust and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W- 8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective until the third succeeding calendar year from the date such form is signed. However, a Form W-8BEN or Form W- 8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on such form incorrect, provided that the withholding agent reports at least annually to the beneficial owner of Form 1042-S.

          The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.
This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   PROSPECTUS
                             Asset Backed Securities
                              (Issuable in Series)
                        FINANCIAL ASSET SECURITIES CORP.
                                    DEPOSITOR

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servcicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

The Securities

Financial Asset Securities Corp., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

o        the ownership of certain trust assets or

o        debt obligations secured by certain trust assets.

         Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust. In each case, the specified portion may equal from 100% to 0%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST AND ITS ASSETS

As specified in the related prospectus supplement, the assets of a trust will include primarily the following:

         o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential properties;
         o home improvement installment sales contracts and installment loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements;
         o manufactured housing conditional sales contracts and installment loan agreements, or beneficial interests therein; and/or
         o        private asset backed securities.

Each trust may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

Offers of the securities may be made through one or more different methods, including through underwriters. All certificates will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. March 26, 2001

                                TABLE OF CONTENTS
IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT.......................................................................3
RISK FACTORS......................................................................................................4
THE TRUST FUND...................................................................................................11
USE OF PROCEEDS..................................................................................................17
THE DEPOSITOR....................................................................................................17
LOAN PROGRAM.....................................................................................................18
DESCRIPTION OF THE SECURITIES....................................................................................21
CREDIT ENHANCEMENT...............................................................................................30
YIELD AND PREPAYMENT CONSIDERATIONS..............................................................................35
THE AGREEMENTS...................................................................................................38
CERTAIN LEGAL ASPECTS OF THE LOANS...............................................................................50
CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS...............................................................66
STATE TAX CONSIDERATIONS.........................................................................................88
ERISA CONSIDERATIONS.............................................................................................88
LEGAL INVESTMENT.................................................................................................92
METHOD OF DISTRIBUTION...........................................................................................93
LEGAL MATTERS....................................................................................................94
FINANCIAL INFORMATION............................................................................................94
AVAILABLE INFORMATION............................................................................................94
RATING...........................................................................................................94
INDEX OF DEFINED TERMS...........................................................................................96

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

         o this prospectus, which provides general information, some of which may not apply to a particular series; and

         o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

Beginning with the section titled "The Trust Fund", certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 117 in this prospectus.


                      ------------------------------------



If you require additional information, the mailing address of our principal executive offices is Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2756. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund 3/4 Incorporation of Certain Information by Reference" beginning on page 20 of this prospectus.


                      ------------------------------------

                                  RISK FACTORS

         You should carefully consider the following information, since it identifies certain significant sources of risk associated with an investment in these securities.

Limited Liquidity..........................  No market will exist for the securities of any series before they are issued. In addition, there can be no assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, it might not provide investors with liquidity of investment or continue for the life of the securities.

Limited Assets.............................  Unless the applicable prospectus supplement provides otherwise, the securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement, and will not have any claims against the assets of any other trust.
                                             Moreover, at the times specified in the related prospectus supplement, certain assets of the trust and/or the related security account may be released to the depositor, master servicer, any servicer, credit enhancement provider or other person, if:

                                             o     all payments then due on the related securities have been made;

                                             o     adequate provision for future payments on certain classes of the securities has been made; and

                                             o     any other payments specified in the related prospectus supplement have been made.

                                             Once released, such assets will no longer be available to make payments to securityholders.

                                             There will be no recourse against the depositor or the master servicer if any required distribution on the securities is not made.

                                             The securities will not represent an interest in the depositor, the master servicer, any servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The only obligations of the depositor with respect to the related trust or the securities would arise from the representations and warranties that the depositor may make concerning the related assets. The depositor does not have significant assets and is unlikely to have significant assets in the future. If the depositor should be required to repurchase a loan from a trust because of the breach of a representation or warranty, the depositor's sole source of funds for the repurchase would be:

                                             o     funds obtained from enforcing any similar obligation of the seller or originator of the loan, or

                                             o     funds from a reserve account or similar credit enhancement established to pay for loan repurchases.

                                             In addition, the master servicer may be obligated to make certain advances if loans are delinquent, but only to the extent it deems the


                                        4





                                             advances to be recoverable from amounts it expects to receive on those loans.

Credit Enhancement.........................  Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

Prepayment and Yield Considerations........  The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

                                             o     the extent of prepayments on the underlying loans in the trust or, if the trust is comprised of underlying securities, on the loans backing the underlying securities;

                                             o     how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

                                             o     if any party has an option to terminate the related trust early, the effect of the exercise of the option;

                                             o     the rate and timing of defaults and losses on the assets in the related trust; and

                                             o     repurchases of assets in the related trust as a result of
                                                   material breaches of representations and warranties made by the depositor or master servicer.

                                             The rate of prepayment of the loans included in or underlying the assets in each trust may affect the yield to maturity of the securities.

                                             Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.

Balloon Payments...........................  Certain of the underlying loans may not be fully amortizing and may require a substantial principal payment (i.e., a "balloon" payment) at their stated maturity. Loans of this type involve a greater degree of risk than fully amortizing loans since the related borrower must generally be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such


                                        5





                                             factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

Nature of Mortgages........................  The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

                                             o     an overall decline in the residential real estate markets where the properties are located,

                                             o     failure of borrowers to maintain their properties adequately,
                                                   and

                                             o     natural disasters that are not necessarily covered by hazard insurance, such as earthquakes and floods.

                                             If a home equity loan is in a junior lien position, a decline in property values could extinguish the value of the junior
                                             mortgageholder in the property before having any effect on the interest of the senior mortgageholder. If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing properties.

                                             Even if you assume that the properties provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete.
                                             Moreover, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a borrower defaults, these restrictions may impede the servicer's ability to dispose of the borrower's property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including payment to the holders of any senior mortgages, legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

                                             In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming that a servicer would take the same steps to recover a defaulted loan with a small unpaid balance as it would a loan with a large unpaid balance, the net amount realized after paying liquidation expenses would be a smaller percentage of the balance of the small loan than of the large loan.
                                             Since the mortgages or deeds of trust securing home equity loans typically will be in a junior


                                        6





                                             lien position, the proceeds from any liquidation will be applied first to the claims of the related senior mortgageholders, including foreclosure costs. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgages or to continue making payments on them, the trust's ability as a practical matter to foreclose on any junior mortgage will be quite limited.

                                             State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

Nonperfection of Security Interests
in Manufactured Homes May
Result in Losses...........................  Any conditional sales contracts and installment loan agreements with respect to manufactured homes (each, a "MANUFACTURED HOME CONTRACT")
                                             included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the Manufactured Home Contracts are subject to a number of federal and state laws, including the
                                             Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. In the event the master servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect such a security interest, the trustee may not have a first priority security interest in the manufactured home securing a Manufactured Home Contract.
                                             Additionally, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. Furthermore, due to the expense and administrative inconvenience involved, it is unlikely that the master servicer will undertake the steps necessary to perfect the security interests in any manufactured homes. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a Manufactured Home Contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.


                                        7






Environmental Risks........................  Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                             In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Certain Other Legal Considerations
Regarding the Loans........................  The loans may also be subject to federal laws relating to the origination and underwriting. These laws

                                             o     require certain disclosures to the borrowers regarding the terms of the loans;

                                             o     prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

                                             o     regulate the use and reporting of information related to the borrower's credit experience; and

                                             o     require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain
                                                   enumerated events.

                                             Certain loans are also subject to federal laws which impose additional disclosure requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the trust) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.


                                             Certain loans relating to home improvement contracts are subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the creditor (including the trust) to all claims


                                        8





                                             and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

                                             If certain provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be subject to damages and administrative enforcement.

Ratings of the Securities..................  Any class of securities is issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the securities.
                                             You must not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

                                             There is no assurance that any rating will remain in effect for any given period of time or that the rating agency will not lower or withdraw it entirely in the future. The rating agency could lower or withdraw its rating due to:

                                             o     any decrease in the adequacy of the value of the trust assets or any related credit enhancement;

                                             o     an adverse change in the financial or other condition of a credit enhancement provider; or

                                             o     a change in the rating of the credit enhancement provider's long-term debt.

Book-Entry Registration....................  LIMIT ON LIQUIDITY OF SECURITIES. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

                                             LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Transactions in book-entry securities can be effected only through The Depository Trust Company
                                             ("DTC"), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

                                             DELAYS IN DISTRIBUTIONS. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants. In turn, these participants will thereafter credit the


                                        9





                                             distributions to your account either directly or indirectly through indirect participants.

Pre-Funding Accounts.......................  The related prospectus supplement may provide that the depositor deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may only be used to acquire the additional assets for the trust during a set period after the initial issuance of the securities. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities.

Lower Credit Quality Trust Fund
Assets.....................................  Certain of the trust assets may have been made to lower credit quality borrowers who fall into one of two categories:

                                             o     customers with moderate income, limited assets and other income characteristics that cause difficulty in borrowing from banks and other traditional lenders; and

                                             o     customers with a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans or garnishment of wages.

                                             The average interest rate charged on loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. There is a greater likelihood of late payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality.
                                             Payments from borrowers with a lower credit quality are more likely to be sensitive to changes in the economic climate in the areas in which they reside.

Delinquent Trust Fund Assets...............  No more than 20% (by principal balance) of the trust assets for any particular series of securities will be contractually delinquent as of the related cut-off date.

Other Considerations.......................  There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related securities.

                                 THE TRUST FUND

         The Certificates of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the "TRUST FUND ASSETS") consisting of a pool (each, a "POOL") comprised of Loans or Private Asset Backed Securities, in each case as specified in the related Prospectus Supplement, together with payments in respect of such Trust Fund Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.1 The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the Prospectus Supplement (the "CUT-OFF DATE"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

         The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "SELLERS"), and conveyed by the Depositor to the related Trust Fund. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program-Underwriting Standards" or as otherwise described in a related Prospectus Supplement. See "Loan Program-Underwriting Standards".

         The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("SUB-SERVICERS"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series of Certificates, or a servicing agreement (each, a "SERVICING AGREEMENT") between the Trustee and the Servicer with respect to a Series of Notes, and will receive a fee for such services. See "Loan Program" and "The Pooling and Servicing Agreement". With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

         As used herein, "AGREEMENT" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

         If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "TRUST AGREEMENT") between the Depositor and the trustee of such Trust Fund.

         With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and to assign

--------

         1 Whenever the terms "Pool", "Certificates" and "Notes" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Certificates representing certain undivided interests in, or Asset Backed Notes secured by the assets of, a single trust fund (the "Trust Fund") consisting primarily of the Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates or Notes of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See "The Agreements-Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Loan Program-Representations by Sellers; Repurchases or Substitutions" and "The Agreements-Assignment of the Trust Fund Assets" and "Sub-Servicing of Loans") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities-Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

         As specified in the related Prospectus Supplement, the Trust fund Assets for a Series of Securities may consist of (i) closed-end and/or revolving home equity loans (the "HOME EQUITY LOANS") secured by senior or junior liens on one- to four-family residential properties, (ii) have improvement installment sales contracts and installment loan agreements (the "HOME IMPROVEMENT CONTRACTS") that are either unsecured or secured primarily by junior liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "HOME IMPROVEMENTS"),
(iii) manufactured housing conditional sales contracts and installment loan agreements, or beneficial interests therein and/or (iv) Private Asset Backed Securities (as defined herein).

         The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "DETAILED DESCRIPTION"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Trust Fund Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

         GENERAL. The real property which secures repayment of the Loans is referred to as "Properties". Unless otherwise specified in the related Prospectus Supplement, the Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Property, which may be subordinated to one or more senior liens on the related Properties, each as described in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA. The proceeds of the Closed-End Loans may have been applied to the purchase of the related Property.

         The Properties relating to Loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ("SINGLE FAMILY PROPERTIES"), conditional sales contracts and installment loan agreements with respect to new or used Manufactured Homes, or Small Mixed-Used Properties (as defined herein) which consist of structures of not more than three stories which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. Such Properties may include vacation and second homes, investment properties and leasehold interests. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof) or other features, all as described above or in the related Prospectus Supplement:

                                    (a) Interest may be payable at a fixed rate,
                  a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage (the "LOAN RATE") for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the Seller of the Property or another source.

                                    (b) Principal may be payable on a level debt
                  service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

                                    (c) Monthly payments of principal and
                  interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                                    (d) Prepayments of principal may be subject
                  to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

         As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loan will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

         The Loans may include fixed-rate, closed-end mortgage loans having terms to maturity of up to 30 years and secured by first-lien mortgages originated on Properties containing one to four residential units and no more than three income producing non-residential units ("Small Mixed-Use Properties"). At least 50% of the units contained in a Small

Mixed-Use Property will consist of residential units. Income from such non-residential units will not exceed 40% of the adjusted gross income of the related borrower. The maximum Loan-to-Value Ratio on Small Mixed-Use Properties will not exceed 65%. Small Mixed-Use Properties may be owner occupied or investor properties and the loan purpose may be a refinancing or a purchase.

         HOME IMPROVEMENT CONTRACTS. The Trust Fund Assets for a Series may consist, in whole or part, of Home Improvement Contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interest in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         Except as otherwise specified in the related Prospectus Supplement, the Home Improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

         MANUFACTURED HOME CONTRACTS. The Trust Fund Assets for a Series may consist, in whole or part, of a pool of contracts (a "MANUFACTURED HOME CONTRACT POOL") evidencing interest in manufactured housing installment or conditional sales contracts and installment loan agreements (the "Manufactured Home Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Manufactured Home Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Manufactured Home Contract will be secured by a Manufactured Home, as defined below.
Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Contracts will be fully amortizing and will bear interest at a fixed annual percentage rate or at a contract rate which steps up on a particular date or dates.

         The Manufactured Home Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. The Manufactured Homes securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "MANUFACTURED HOME" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         The Depositor will cause the Manufactured Home Contracts constituting each Manufactured Home Contract Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the related Securityholder. The Master Servicer specified in the related Prospectus Supplement will service the Manufactured Home Contracts, either by itself or through subservicers, pursuant to the Agreement. The Master Servicer will remain liable for its servicing obligations under the Agreement. The Manufactured Home Contract documents, if so specified in the related Prospectus Supplement, may be held for the benefit of the Trustee by a Custodian, appointed pursuant to a Custodial Agreement (the "Custodial Agreement") among the Depositor, the Trustee and the Custodian.

         The related Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) will specify, for the Manufactured Home Contracts contained in the related Manufactured Home Contract Pool, among other things: (a) the dates of origination of the Manufactured Home Contracts;
(b) the weighted average APR on the Manufactured Home

Contracts; (c) the range of outstanding principal balances as of the Cut-off Date; (d) the average outstanding principal balance of the Manufactured Home Contracts as of the Cut-off Date; (e) the weighted average term to maturity as of the Cut-off Date; and (f) the range of original maturities of the Manufactured Home Contracts.

         Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Home Contract relating to a new Manufactured Home, the Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "MANUFACTURER'S INVOICE PRICE"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, with respect to a used Manufactured Home, the Value is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         ADDITIONAL INFORMATION. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., one- to four-family houses, individual units in condominium apartment buildings, vacation and second homes, new or used Manufactured Homes or other real property), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, and (viii) the geographical location of the Loans on a state-by-state basis. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

         Except as otherwise specified in the related Prospectus Supplement, the "COMBINED LOAN-TO-VALUE Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus Supplement, the "COLLATERAL VALUE" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

PRIVATE ASSET BACKED SECURITIES

         GENERAL. Private Asset Backed Securities may consist of (a) pass-through certificates or participation certificates evidencing an undivided interest in a pool of home equity or home improvement loans, or (b) collateralized mortgage obligations secured by home equity or home improvement loans. Private Asset Backed Securities may include stripped asset backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain home equity or home improvement loans. Private Asset Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PABS AGREEMENT"). The seller/servicer of the underlying Loans will have entered into the PABS Agreement with the trustee under such PABS Agreement (the "PABS TRUSTEE"). The PABS Trustee or its agent, or a custodian, will possess the loans underlying such Private Asset Backed Security. Loans underlying a Private Asset Backed Security will be serviced by a servicer (the "PABS SERVICER") directly or by one or more subservicers who may be subject to the supervision of the PABS Servicer. Except as otherwise specified in the related Prospectus Supplement, the PABS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Asset Backed Securities, approved by HUD as an FHA mortgagee.

         The issuer of the Private Asset Backed Securities (the "PABS ISSUER") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. The PABS Issuer shall not be an affiliate of the Depositor. The obligations of the PABS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Except as otherwise specified in the related Prospectus Supplement, the PABS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Asset Backed Securities issued under the PABS Agreement. Additionally, although the loans underlying the Private Asset Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Asset Backed Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Asset Backed Securities on the dates specified in the related Prospectus Supplement. The Private Asset Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Asset Backed Securities by the PABS Trustee or the PABS Servicer. The PABS Issuer or the PABS Servicer may have the right to repurchase assets underlying the Private Asset Backed Securities after a certain date or under other circumstances as specified in the related Prospectus Supplement.

         UNDERLYING LOANS. The home equity or home improvement loans underlying the Private Asset Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment loans, buydown loans, adjustable rate loans, or loans having balloon or other special payment features. Such loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Except as otherwise specified in the related Prospectus Supplement, the underlying loans will have the following characterizations: (i) no loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each single family loan secured by a mortgaged property that had a Loan-to-Value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PABS Agreement, (v) each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each loan (other than a cooperative loan or a contract secured by a manufactured home) will be covered by a title insurance policy.

         CREDIT SUPPORT RELATING TO PRIVATE ASSET BACKED SECURITIES. Credit support in the form of reserve funds, subordination of other private certificates issued under the PABS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Asset Backed Securities themselves.

         RATING OF PRIVATE ASSET BACKED SECURITIES. The PABS upon their issuance will have been assigned a rating in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

         ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the Trust Fund includes Private Asset Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Asset Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the loans which comprise the underlying assets for the Private Asset Backed Securities including (A) the payment features of such loans, (B) the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the loans, and (D) the minimum and maximum stated maturities of the underlying loans at origination, (iii) the maximum original term-to-stated maturity of the Private Asset Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Asset Backed Securities, (v) the pass-through or certificate rate of the Private Asset Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Asset Backed Securities, (vii) the PABS Issuer, the PABS Servicer (if other than the PABS Issuer) and the PABS Trustee for such Private Asset Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Asset Backed Securities or to such Private Asset Backed Securities themselves,
(ix) the term on which the underlying loans for such Private Asset Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Asset Backed Securities, (x) the terms on which loans may be substituted for those originally underlying the Private Asset Backed Securities and (xi) to the extent provided in a periodic report to the Trustee in its capacity as holder of the PABS, certain information regarding the status of the credit support, if any, relating to the PABS.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein by reference all documents and reports filed or caused to be filed by Financial Asset Securities Corp. ("FASCO") with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of Certificates evidencing interests therein. Upon request by any person to whom this Prospectus is delivered in connection with the offering of one or more classes of Certificates, FASCO will provide or cause to be provided without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent such documents or reports relate to such classes of Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to FASCO should be directed in writing to: Paul D. Stevelman, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. FASCO has determined that its financial statements are not material to the offering of any Certificates.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange (the "SEC") at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         Financial Asset Securities Corp., the Depositor, is a Delaware corporation organized on August 2, 1995 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. It is an indirect limited purpose finance subsidiary of National Westminster Bank Plc and an affiliate of Greenwich Capital Markets, Inc., a registered securities broker-dealer. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

         Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                                  LOAN PROGRAM

         The Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

UNDERWRITING STANDARDS

         Each Seller will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, the borrower's income will be verified by the Seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing, except in the case of new Manufactured Homes, as described under "The Trust Fund". The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         With respect to a Manufactured Home Contract made in connection with the obligor's purchase of a Manufactured Home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Contract Loan-to-Value Ratio is equal to the original principal amount of the Manufactured Home Contract divided by the lesser of the "appraised value" or the sales price for the Manufactured Home.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit exist.

         Manufactured Home Contracts will comply with the underwriting policies of the Seller of the Manufactured Home Contracts described in the related Prospectus Supplement. Except as described in the related Prospectus

Supplement, these policies will be consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

QUALIFICATIONS OF SELLERS

         Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Seller will be a seller/servicer approved by either FNMA or FHLMC.

REPRESENTATIONS BY SELLERS; REPURCHASES OR SUBSTITUTIONS

         Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Except as otherwise specified in the related Prospectus Supplement, such representations and warranties include, among other things: (i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was more than thirty days' delinquent; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its affiliates.
However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representationes and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

         The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "PURCHASE PRICE") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) to substitute for such Loan a replacement loan that satisfies certain requirements set forth in the Agreement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Securities-General". Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

         Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase or substitution obligation as described below under "The Agreements-Assignment of Trust Fund Assets".

         REPRESENTATIONS REGARDING MANUFACTURED HOME CONTRACTS. With respect to Manufactured Home Contracts included in a Manufactured Home Contract Pool, the Seller or such other party, as specified in the related Prospectus Supplement, will make or cause to be made representations and warranties as to the types and geographic distribution of such Manufactured Home Contracts and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Manufactured Home Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders in a Manufactured Home Contract, the Seller or such other party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Manufactured Home Contract or, if so specified in the related Prospectus Supplement, to substitute another Manufactured Home Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of representation or warranty by the Seller or such other party.

         If so specified in the related Prospectus Supplement, the Seller will make certain representations and warranties, except to the extent that another party specified in the Prospectus Supplement makes any such representation or warranty, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. Upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a contract, the Seller or such other party, as appropriate, will be obligated to either cure the breach in all material respects or, unless otherwise specified in the related Prospectus Supplement, to purchase such Manufactured Home Contract at a price equal to, except as otherwise specified in the related Prospectus Supplement, the principal balance thereof as of the date of purchase plus accrued interest at the related interest rate to the first day of the month following the month of the purchase. The Seller, if required by the rating agency or agencies rating the Securities, will procure a surety bond, guaranty, letter of credit or other instrument acceptable to such rating agency to support this purchase obligation. The purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of the Seller's insurability representation.

         Unless otherwise provided in the related Prospectus Supplement, if the Seller discovers or receives notice of any breach of its representations and warranties relating to a Manufactured Home Contract within two years or such other period as may be specified in the related Prospectus Supplement of the date of the initial issuance of the Securities, the Seller may remove such Manufactured Home Contracts from the Trust Fund ("Deleted Manufactured Home Contract"), rather than repurchase the Manufactured Home Contract as provided above, and substitute in its place another Manufactured Home Contract ("Substitute Manufactured Home Contract"). Any Substitute Manufactured Home Contract, on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Manufactured Home Contract (the amount of any shortfall to be distributed to the Securityholders in the month of substitution), (ii) have an APR not less than (and not more than 1% greater than) the APR of the Deleted Manufactured Home Contract, (iii) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Manufactured Home Contract and (iv) comply with all the representations and warranties set forth in the Agreement as of the date of substitution. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any such breach.

                          DESCRIPTION OF THE SECURITIES

         Each Series of Certificates will be issued pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") or a Trust Agreement among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "INDENTURE") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "TRUSTEE") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.
Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that mainly differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

GENERAL

         Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Notes of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will be secured by the pledge of the assets of the related Trust Fund and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("RETAINED INTEREST")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance);
(ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements-Payments on Loans; Deposits to Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

         Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Fund Assets in the related Trust Fund. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Trust Fund Assets in the related Trust Fund or on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "RECORD DATE"). Distributions will be made in the manner specified in the Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "SECURITY REGISTER"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

         The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA Considerations". Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

         As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Securityholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code.
As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, to the extent set forth in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

         GENERAL. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement" herein. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

         Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a

"RESERVE ACCOUNT"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the distributions to any class of Securities will be made pro rata to all Securityholders of that class.

         AVAILABLE FUNDS. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "AVAILABLE FUNDS" for each Distribution Date will equal the sum of the following amounts:

                  (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except

                                    (a) all payments which were due on or before
                  the Cut-off Date;

                                    (b) all Liquidation Proceeds and all
                  Insurance Proceeds, all Principal Prepayments and all other proceeds of any Loan purchased by the Depositor, Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after the interest accrual period;

                                    (c) all scheduled payments of principal and
                  interest due on a date or dates subsequent to the Due Period relating to such Distribution Date;

                                    (d) amounts received on particular Loans as
                  late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers, Support Servicers or the Trustee);

                                    (e) amounts representing reimbursement, to
                  the extent permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer, Sub-Servicers (as defined below), Support Servicers or the Trustee that were deposited into the Security Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

                                    (f) that portion of each collection of
                  interest on a particular Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Loans purchased pursuant to the Agreement;

                  (ii) the amount of any advance made by the Master Servicer, Sub Servicer, Support Servicer or Trustee as described under "-Advances" below and deposited by it in the Security Account;

                  (iii) if applicable, amounts withdrawn from a Reserve Account;

                  (iv) if applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party guaranties; and

                  (v) if applicable, the amount of prepayment interest shortfall.

         DISTRIBUTIONS OF INTEREST. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Security Principal Balance (or, in the case of Securities (i) entitled only to distributions allocable to interest, the aggregate notional principal balance or (ii) which, under certain circumstances, allow for the accrual of interest otherwise scheduled for payment to remain unpaid until the occurrence of certain events specified in the related Prospectus Supplement) of each class of Securities entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "ACCRUAL SECURITIES") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Security Principal Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Security. The notional principal balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

         With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in the related Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Securities in the Trust Fund, as reflected in the aggregate Security Principal Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Security Principal Balance as so adjusted.

         DISTRIBUTIONS OF PRINCIPAL. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Security Principal Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Security Principal Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, increased by all interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

         If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securityholders will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by other Securities in the Trust Fund. Increasing the interests of the other Securities relative to that of certain Securities allocated by the principal prepayments is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement-Subordination".

         UNSCHEDULED DISTRIBUTIONS. The Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date.
Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Distribution Date, and with respect to Securities of the same class, unscheduled distributions of principal will be made on the same basis as such distributions would have been made on the next Distribution Date on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

         To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or Support Servicers or funds held in the Security Account for future distributions to the holders of such Securities), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In addition, to the extent provided in the related Prospectus Supplement, a cash account may be established to provide for Advances to be made in the event of certain Trust Fund Assets payment defaults or collection shortfalls.

         In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by a Sub-Servicer or a Seller under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer or a Support Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer or a Support Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

         The Master Servicer or Sub-Servicer may enter into an agreement (a "SUPPORT AGREEMENT") with a support servicer (each, a "SUPPORT SERVICER") pursuant to which the Support Servicer agrees to provide funds on behalf of the Master Servicer or Sub-Servicer in connection with the obligation of the Master Servicer or Sub-Servicer, as the case may be, to make Advances. The Support Agreement will be delivered to the Trustee and the Trustee will be authorized to accept a substitute Support Agreement in exchange for an original Support Agreement, provided that such substitution of the Support Agreement will not adversely affect the rating or ratings then in effect on the Securities.

         Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer, a Sub-Servicer or a Support Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer, a Sub-Servicer or a Support Servicer is entitled to be reimbursed for Advances. See "Description of the Securities-Distributions on Securities" herein.

COMPENSATING INTEREST

         If so specified in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master Servicer as servicing compensation, equal to the excess, if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee.

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

                  (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and any applicable prepayment penalties included therein;

                  (ii) the amount of such distribution allocable to interest;

                  (iii) the amount of any Advance;

                  (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and
                  (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Securityholders;

                  (v) the outstanding principal balance or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

                  (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which such class will be entitled to receive on the following Distribution Date;

                  (vii) the percentage of Principal Prepayments on the Loans, if any, which such class will be entitled to receive on the following Distribution Date;

                  (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

                  (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                  (xi) if a class is entitled only to a specified portion of payments of interest on the Loans in the related Pool, the Pass-Through Rate, if adjusted from the date of the last statement, of the Loans expected to be applicable to the next distribution to such class;

                  (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

                  (xiii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

                  (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION OF SECURITIES

         As described in the Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "BOOK-ENTRY SECURITIES"). Persons acquiring beneficial ownership interests in the Securities ("SECURITY OWNERS") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedel Bank ("CEDEL") or the Euroclear System ("EUROCLEAR") (in Europe) if they are participants ("PARTICIPANTS") of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Except as described below, no Security Owner will be entitled to receive a physical certificate representing such Security (a "DEFINITIVE SECURITY"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co. ("CEDE"), as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Security Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Security Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

         Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and Participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

         Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Considerations-Tax Treatment of Foreign Investors" and "-Tax Consequences to Holders of the Notes-Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the Trust Fund Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-support feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered be credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of deficiencies.

SUBORDINATION

         Protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. Delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

         In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account


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



has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

         Various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross support mechanism or otherwise.

         As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

         A separate special hazard insurance policy (each, a "SPECIAL HAZARD INSURANCE POLICY") may be obtained for the Pool and issued by the insurer (the "SPECIAL HAZARD INSURER") named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Properties are located or under a flood insurance policy if the Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreements-Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reactions, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the Loan have been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to Property securing a foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or
(ii) upon transfer of the Property to the Special Hazard Insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such Property. If the unpaid principal balance of a Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Property.
Any amount paid as the cost of repair of the Property will further reduce coverage by such amount.

         The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Securities in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any such Rating Agency.

BANKRUPTCY BONDS

         A bankruptcy bond ("Bankruptcy Bond") for proceedings under the federal Bankruptcy Code may be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Securities. See "Certain Legal Aspects of the Loans-Anti-Deficiency Legislation and Other Limitations on Lenders".

RESERVE ACCOUNTS

         Credit support with respect to a Series of Securities may be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

         The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

         Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which may include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

         A separate pool insurance policy ("POOL INSURANCE POLICY") may be obtained for the Pool and issued by the insurer (the "POOL INSURER") named in the related Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to purchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

         Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties.
The amount of claims paid may include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

FHA INSURANCE; VA GUARANTEES

         Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. In addition to the Title I Program of the FHA (see "Certain Legal Aspects of the Loans - The Title I Program" herein), certain Loans will be insured under various FHA programs which generally limit the principal amount and interest rates of the mortgage loans insured.

         The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicer and are paid to the FHA.
The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted Loan to the United States of America. With respect to a defaulted FHA-insured Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than Loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

         Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA GUARANTY POLICY"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Loan.

         The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of November 1, 1998, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,750. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee.
The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA guaranteed Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Property.

         The amount payable under the guarantee will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the Loan, interest accrued on the unpaid balance of the Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

CROSS-SUPPORT

         The beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

         A Trust Fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. With respect to a Trust Fund which includes Private Asset Backed Securities, the possible effects of the amount and timing of principal payments received with respect to the underlying mortgage loans will be described in the related Prospectus Supplement. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. Unless otherwise specified in the related Prospectus Supplement, Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the Loans in a Pool will affect the life of the related Series of Securities.

         The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses" herein. The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

         Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Unless otherwise specified in the related Prospectus Supplement, the Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

         There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Manufactured Home Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of Manufactured Home Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Securities evidencing interests in Manufactured Home Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Manufactured Home Contracts. To the extent that losses on the Manufactured Home Contracts are not covered by any form of credit enhancement, holders of the Securities of a Series evidencing interests in such Manufactured Home Contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted Manufactured Home Contracts.

         While most Manufactured Home Contracts will contain "due-on-sale" provisions permitting the holders of the Manufactured Home Contract to accelerate the maturity of the Manufactured Home Contract upon conveyance by the borrower, the Master Servicer may permit proposed assumptions of Manufactured Home Contracts where the proposed buyer meets the underwriting standards described in the related Prospectus Supplement. Such assumptions of Manufactured Home Contracts would have the effect of extending the average life of the Manufactured Home Contract. FHA Manufactured Home Contracts and VA Manufactured Home Contracts are not permitted to contain "due-on-sale" clauses, and are freely assignable.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. If prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans may experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

         When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Unless the Master Servicer remits amounts otherwise payable to it as servicing compensation, see "Description of the Securities-Compensating Interest", the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through until the month following receipt.

         Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

         If the rate at which interest is passed through to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

         Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See "The Agreements-Termination; Optional Termination".

         Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.



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         The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                 THE AGREEMENTS

         Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. Except as otherwise specified, the Agreement described herein contemplates a Trust Fund comprised of Loans. The provisions of an Agreement with respect to a Trust Fund which consists of or includes Private Asset Backed Securities may contain provisions similar to those described herein but will be more fully described in the related Prospectus Supplement.

ASSIGNMENT OF THE TRUST FUND ASSETS

         ASSIGNMENT OF THE LOANS. At the time of issuance of the Securities of a Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the Loan, the Combined Loan-to-Value Ratios at origination and certain other information.

         Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the Property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans-The Home Improvement Contracts" herein.

         Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.



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



         The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within a specified number of days after receipt of such notice (or such other period as may be specified in the related Prospectus Supplement), the Seller will be obligated either (i) to purchase the related Loan from the Trust at the Purchase Price or (ii) to remove such Loan from the Trust Fund and substitute in its place one or more other Loans. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Loan Program-Representations by Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

         The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

         The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase or replace the Loan at the Purchase Price. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

         ASSIGNMENT OF PRIVATE ASSET BACKED SECURITIES. The Depositor will cause Private Asset Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Asset Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Asset Backed Security. See "The Trust Fund-Private Asset Backed Securities" herein. Each Private Asset Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Asset Backed Security conveyed to the Trustee.

         Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

ASSIGNMENT OF MANUFACTURED HOME CONTRACTS

         The Depositor will cause the Manufactured Home Contracts constituting the Manufactured Home Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Manufactured Home Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Manufactured Home Contract prior to transfer and assignment to the Trustee, the Seller will be obligated to repurchase such Manufactured Home Contract. The Trustee, concurrently with such assignment, will authenticate and deliver the Securities. Each Manufactured Home Contract will be identified in a schedule appearing as an exhibit to the Agreement (the "MANUFACTURED HOME CONTRACT SCHEDULE"). Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Contract Schedule will specify, with respect to each Manufactured Home Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date; the APR; the current scheduled monthly level payment of principal and interest; and the maturity of the Manufactured Home Contract.

         In addition, the Depositor, as to each Manufactured Home Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the original Manufactured Home Contract and copies of documents and instruments related to each Manufactured Home Contract and the security interest in the Manufactured Home securing each Manufactured Home Contract. In order to give notice of the right, title and security interest of the Securityholders to the Manufactured Home Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Manufactured Home Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Contracts without notice of such assignment, the interest of the Securityholders in the Manufactured Home Contracts could be defeated. See "Certain Legal Aspects of the Loans--Manufactured Home Contracts."

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         Each Sub-Servicer servicing a Loan pursuant to a Sub-Servicing Agreement (as defined below under "-Sub-Servicing of Loans") will establish and maintain an account (the "SUB-SERVICING ACCOUNT") which meets the following requirements and is otherwise acceptable to the Master Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")) of the Federal Deposit Insurance Corporation (the "FDIC"). If a Sub-Servicing Account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the Sub-Servicing Account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the Master Servicer within one business day of receipt. In addition, the Sub-Servicer must maintain a separate account for escrow and impound funds relating to the Loans. Each Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts described below under "-Sub-Servicing of Loans" that are received by it in respect of the Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement, the Sub-Servicer will remit or cause to be remitted to the Master Servicer or the Trustee all funds held in the Sub-Servicing Account with respect to Loans that are required to be so remitted. The Sub-Servicer may also be required to advance on the scheduled date of remittance an amount corresponding to any monthly installment of interest and/or principal, less its servicing or other compensation, on any Loan for which payment was not received from the mortgagor. Unless otherwise specified in the related Prospectus Supplement, any such obligation of the Sub-Servicer to advance will continue up to and including the first of the month following the date on which the related Property is sold at a foreclosure sale or is acquired on behalf of the Securityholders by deed in lieu of foreclosure, or until the related Loan is liquidated.

         The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "SECURITY ACCOUNT") must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other high-quality investments ("PERMITTED INVESTMENTS"). A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

         The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund on a daily basis, to the extent applicable and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

                  (i) all payments on account of principal, including Principal Prepayments and any applicable prepayment penalties, on the Loans;

                  (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

                  (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Sub-Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

                  (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Seller as described under "Loan Program-Representations by Sellers; Repurchases or Substitutions" herein or "-Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "-Termination; Optional Termination" below;

                  (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;

                  (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account; and

                  (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.


PRE-FUNDING ACCOUNT

         If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a pre-funding account (a "PRE-FUNDING ACCOUNT"), in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the pre-funded amount (the "PRE-FUNDED AMOUNT") on the related Closing Date. The Pre-Funded Amount will not exceed 25% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.



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



SUB-SERVICING OF LOANS

         Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a "SUB-SERVICING AGREEMENT"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

         With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Loan; processing assumptions or substitutions, although, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Properties under certain circumstances; maintaining accounting records relating to the Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of interest and/or principal on Loans, as described more fully above under "-Payments on Loans; Deposits to Security Account", and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

         As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the Mortgage Note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Loans if the Sub-Servicer elects to release the servicing of such Loans to the Master Servicer. See "-Servicing and Other Compensation and Payment of Expenses".

         Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each Sub-Servicer will be required to service each Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer in the manner specified in such Sub-Servicing Agreement.

         The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Loans or enter into new Sub-Servicing Agreements with other Sub-Servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Seller or meet the standards for becoming a Seller or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Depositor. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any


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



amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

         The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans.
Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and
(ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. Both the Sub-Servicer and the Master Servicer may be obligated to make Advances during any period of such an arrangement.

         Except as otherwise specified in the related Prospectus Supplement, in any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses". In connection with any such assumption, the terms of the related Loan may not be changed.

HAZARD INSURANCE

         Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance.
Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement-Special Hazard Insurance Policies".

         If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds in an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement".

REALIZATION UPON DEFAULTED LOANS

         PRIMARY MORTGAGE INSURANCE POLICIES. The Master Servicer will maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose


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



claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

         Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Loan will consist of the insured percentage of the unpaid principal amount of the covered Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "PRIMARY INSURER"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

         Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Loans; (ii) failure to construct the Property subject to the Loan in accordance with specified plans; (iii) physical damage to the Property; and (iv) the related Master Servicer or Sub-servicer not being approved as a servicer by the Primary Insurer.

         RECOVERIES UNDER A PRIMARY MORTGAGE INSURANCE POLICY. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Property, to have the Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Property.

         In those cases in which a Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Securityholders, will present claims to the Primary Insurer, and all collection thereunder will be deposited in the Sub-Servicing Account. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.

         If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master


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



Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, except as otherwise specified in the Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's primary servicing compensation with respect to a Series of Securities will come from the monthly payment to it, out of each interest payment on a Loan, of an amount equal to the percentage per annum specified in the related Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Loan, such amounts will decrease as the Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers may be entitled to retain all assumption fees and late payment charges, to the extent collected from borrowers, and, if so provided in the related Prospectus Supplement, any prepayment penalties and any interest or other income which may be earned on funds held in the Security Account or any Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

         In addition to amounts payable to any Sub-Servicer, the Master Servicer will, unless otherwise specified in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Loans, including, without limitation, payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related Prospectus Supplement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Audit Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans or Private Asset Backed Securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.



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



CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

         Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance or gross negligence in the performance of duties thereunder or by reasons of reckless disregard of obligations and duties thereunder. To the extent provided in the related Agreement, the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor may be entitled to indemnification by the related Trust Fund and may be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

         Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the aggregate Percentage Interests evidenced by such class;
(ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.



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



         If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

         So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities of any class evidencing not less than 51% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of its rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         No Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

         Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for five (5) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have a Pass-Through Rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

         If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66% of the Percentage Interests of each Class of Notes of such Series.

         Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

         Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Material Federal Income Tax Considerations" below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

         Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

         INDENTURE. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

         The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

         The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. If specified in the Prospectus Supplement relating to a series of Securities, a Trust Fund may also contain (i) Manufactured Home Contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related Manufactured Home to secure repayment of such loan. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

         Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice


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require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "-Junior Mortgages; Rights of Senior Mortgagees" below.

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks, and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator.
CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute such participation in the management of a property, so that the lender would lose the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liabiltiy and Deposit Insurance Protection Act of 1996 (the "ASSET CONSERVATION ACT"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a


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secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who crated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         The Asset Conservation Act specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Home Equity Loans and the Home Improvement Contracts. The Asset Conservation Act, however, does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract, such as the Trust Fund does in connection with the Installment Contracts.

         If a lender (including a lender under an Installment Contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans (or at a property subject to an Installment Contract), would be imposed on the Trust Fund, and thus occasion a loss to the Securityholders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in


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most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Relief Act (as defined below) and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         Certain Loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994, known as the Riegle Act, which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with these provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan.

DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. The Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan,


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Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1993 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.



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THE HOME IMPROVEMENT CONTRACTS

         GENERAL. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

         SECURITY INTERESTS IN HOME IMPROVEMENTS. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

         ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         CONSUMER PROTECTION LAWS. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose


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requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         APPLICABILITY OF USURY LAWS. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

         The Loans may also consist of installment contracts. Under an installment contract ("INSTALLMENT CONTRACT") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

MANUFACTURED HOME CONTRACTS

         GENERAL. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under
Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title


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issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

         SECURITY INTEREST IN MANUFACTURED HOMES. The Master Servicer will be required under the related Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Manufactured Home Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Manufactured Home Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the seller and transferred to the Depositor.

         The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re- register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Depositor must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes


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registered in states that provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will obtain the representation of the Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Manufactured Home Contract. However, such liens could arise at any time during the term of a Manufactured Home Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

         ENFORCEMENT OF SECURITY INTEREST IN MANUFACTURED HOMES. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

                         (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

                        (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

                       (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following


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         repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         LOUISIANA LAW. Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

         NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

         CONSUMER PROTECTION LAWS WITH RESPECT TO MANUFACTURED HOME CONTRACTS. Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC RULE") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods.
Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the Manufactured Home Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Manufactured Home Contracts, will be subject to any claims or defenses that


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the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Home Contract. If an obligor is successful in asserting any such claim or defense, and if the Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Seller to repurchase the Manufactured Home Contract because of a breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Manufactured Home Contract. The Seller would then have the right to require the originating dealer to repurchase the Manufactured Home Contract from it and might also have the right to recover from the dealer for any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

         TRANSFER OF MANUFACTURED HOMES. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufactured Home Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Manufactured Home Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.

         FORMALDEHYDE LITIGATION WITH RESPECT TO MANUFACTURED HOME CONTRACTS. A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Manufactured Home Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Manufactured Home Contract and may be unable to collect amounts still due under the Manufactured Home Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the Seller, and the Securityholders would suffer a loss only to the extent that (i) the Seller breached its obligation to repurchase the Manufactured Home Contract in the event an obligor is successful in asserting such a claim, and (ii) the Seller, the Depositor or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

         APPLICABILITY OF USURY LAWS. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Manufactured Home Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.



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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under


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the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

         General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "TITLE I PROGRAM"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("PROPERTY IMPROVEMENT LOANS" or "TITLE I LOANS"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

         There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.



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         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         REQUIREMENTS FOR TITLE I LOANS. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I Loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         FHA INSURANCE COVERAGE. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a fee (the "PREMIUM"). For loans having a maturity of 25 months or less, the FHA bills the lender for the entire Premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a Premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the Premium paid for such year.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance


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claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

         CLAIMS PROCEDURES UNDER TITLE I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than 9 months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender


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has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

         The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

OTHER LEGAL CONSIDERATIONS

         The Loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the Loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and in addition could subject the Sellers to damages and administrative enforcement.

               CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP and Thacher Proffitt & Wood, special counsel to the Depositor (in such capacity, "TAX COUNSEL"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code.
Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

         The federal income tax consequences to holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC under the Internal Revenue Code of 1986, as amended (the "CODE"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership or (v) an election is made to treat the Trust Fund as a FASIT under the Code. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

         As used herein, the term "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations; provided that, for purposes solely of the restrictions on the transfer of REMIC residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a U.S. Person unless all persons that own an interest in such partnership either directly or through any entity that is not


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a corporation for United States federal income tax purposes are required by the applicable operative agreement to be U.S. Persons), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust with respect to which (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States Persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

         STATUS AS REAL PROPERTY LOANS. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("REGULAR INTEREST SECURITIES") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

TAXATION OF DEBT SECURITIES

         INTEREST AND ACQUISITION DISCOUNT. In the opinion of Tax Counsel, Regular Interest Securities are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "DEBT SECURITIES."

         Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996 (the "OID REGULATIONS"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the excess of the stated redemption price at maturity of a Debt Security over its issue price. In the opinion of Tax Counsel, a holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or


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nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt
Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon.
Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         The Internal Revenue Service (the "IRS") issued regulations (the "CONTINGENT REGULATIONS") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the Debt Securities. Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on section 1272(a)(6) of the Code and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a PRO RATA portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The


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adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "PAY-THROUGH SECURITY"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "PREPAYMENT ASSUMPTION"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that Loans will be prepaid at that rate or at any other rate.

         The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

         Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         EFFECTS OF DEFAULTS AND DELINQUENCIES. In the opinion of Tax Counsel, holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

         INTEREST WEIGHTED SECURITIES. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "-Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("INTEREST WEIGHTED SECURITIES"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security


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should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "-Tax Status as a Grantor Trust-Discount or Premium on Pass-Through Securities" below.

         VARIABLE RATE DEBT SECURITIES. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

         MARKET DISCOUNT. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         PREMIUM. In the opinion of Tax Counsel, a holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the application of recently finalized regulations under
Section 171 issued December 30, 1997.



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         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID
Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         GENERAL. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

         Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in section 7701(a)(19)(C)) of the Code; and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in clause (i) or (ii) above, then a Security will qualify for the tax treatment described in clause (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.



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TAXATION OF THE REMIC

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

         CALCULATION OF REMIC INCOME. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

         PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.



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RESIDUAL INTEREST SECURITIES

         In the opinion of Tax Counsel, the holder of a Certificate representing a residual interest (a "RESIDUAL INTEREST SECURITY") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

         In the opinion of Tax Counsel, the holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

         LIMITATION ON LOSSES. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

         DISTRIBUTIONS. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

         SALE OR EXCHANGE. In the opinion of Tax Counsel, a holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

         EXCESS INCLUSIONS. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by section 511 of the Code, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions)


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paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "-Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "-RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES" and "-Tax Treatment of Foreign Investors" below.

         RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the


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anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "-Tax Treatment of Foreign Investors" below.

         The IRS has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding a residual interest reduced by the present value of the projected payments to be received on the residual interest. The change is proposed to be effective for transfers of residual interests occurring after February 4, 2000.

         The IRS has issued proposed changes to REMIC Regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding a residual interest reduced by the present value of the projected payments to be received on the residual interest. In Revenue Procedure 2001-12, pending finalization of the new regulations, the IRS has expanded the "safe harbor" for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the "safe harbor" provisions. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The changes would be effective for transfers of residual interests occurring after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by the purchaser.

         MARK TO MARKET RULES. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS finalized regulations (the "MARK-TO-MARKET REGULATIONS") which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark-to-Market Regulations.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         GENERAL. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under subpart E, part 1 of subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "PASS-THROUGH SECURITIES"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("STRIPPED SECURITIES"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.



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         In the opinion of Tax Counsel, each holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "SERVICING FEE")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under section 162 or section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES. In the opinion of Tax Counsel, the holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "-Taxation of Debt Securities; Market Discount" and "-Premium" above.

         In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         STRIPPED SECURITIES. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("RATIO STRIP SECURITIES") may represent a right to receive differing


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percentages of both the interest and principal on each Loan. Pursuant to section
1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

         Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "CASH FLOW BOND METHOD"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

         Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

         POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

         CHARACTER AS QUALIFYING LOANS. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and interest income


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attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is one year or more. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a Security held by a bank, thrift, or similar institution described in section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

         BACKUP WITHHOLDING. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

NEW WITHHOLDING REGULATIONS

         The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.



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TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("NONRESIDENTS"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax, or (iii) the recipient is a bank receiving interest described in section 881(c)(3)(A) of the Code). Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a Regular Interest Security held by a Residual Interest Securityholder that owns directly or indirectly a 10% or greater interest in the Residual Interest Securities. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-Residential Interest Securities-Excess Inclusions" above.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.



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TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

         Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         TREATMENT OF THE NOTES AS INDEBTEDNESS. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a DE MINIMIS amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.



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         SALE OR OTHER DISPOSITION. In the opinion of Tax Counsel, if a
Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note.
Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         FOREIGN HOLDERS. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets


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of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         PARTNERSHIP TAXATION. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

         In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be


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disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         DISCOUNT AND PREMIUM. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

         If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         SECTION 708 TERMINATION. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code a sale or exchange of 50 percent or more of the capital and profits in the issuer entity within a 12-month tax period would cause a deemed contribution of assets of the issuer entity (the "old partnership") to a new partnership (the "new partnership") in exchange for interest in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         DISPOSITION OF CERTIFICATES. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust


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Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies .

         Under section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under section 17A of the Securities Exchange Act of 1934, as amended, is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's


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withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

         GENERAL. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

         QUALIFICATION AS A FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and
(iii) the Trust Fund is not a regulated company as defined in section 851(a) of the Code.

         ASSET COMPOSITION. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are


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reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

         INTERESTS IN A FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "-TAXATION OF DEBT SECURITIES-VARIABLE RATE DEBT SECURITIES" above.

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "HIGH-YIELD INTEREST." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("ELIGIBLE CORPORATIONS"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "-TREATMENT OF HIGH-YIELD INTERESTS" below.

         CONSEQUENCES OF DISQUALIFICATION. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

         TAX TREATMENT OF FASIT REGULAR SECURITIES. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with OID or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "-Taxation of Debt Securities", "-Market Discount", and "-Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.


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         If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "-Sale or Exchange" above. In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "-Taxation of Debt Instruments-EFFECTS OF DEFAULT AND DELINQUENCIES" above.

         FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in section 7701(a)(19) of the Code to the same extent that REMIC Securities would be so considered. See "Certain Material Federal Income Tax Considerations-Taxation of Debt Securities-STATUS AS REAL PROPERTY LOANS." In addition, FASIT Regular Securities held by a financial institution to which section 585 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         TREATMENT OF HIGH-YIELD INTERESTS. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

         The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         TAX TREATMENT OF FASIT OWNERSHIP SECURITIES. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "-TREATMENT OF HIGH-YIELD INTERESTS" above.

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value


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of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

         The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         BACKUP WITHHOLDING, REPORTING AND TAX ADMINISTRATION. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "-Miscellaneous Tax Aspects-Backup Withholding" above. For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Certain Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

         OnNovember 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan


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makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("PARTIES IN INTEREST") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("SINGLE FAMILY SECURITIES") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of Trust Securities; provided that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a


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subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         On September 6, 1990, the DOL issued to Greenwich Capital Markets, Inc. an individual exemption (Prohibited Transaction Exemption 90-59; Exemption Application No. D-8374, 55 Fed. Reg. 36724 , and amended on July 21, 1997 by PTE 97-34; Exemption Application No. D-10245 and D-10246, 62 F.R. 39021 and further amended on November 13, 2000 by PTE 2000-58; Exemption Application No. D-10829, 65 F.R. 67765) (the "UNDERWRITER EXEMPTION") which applies to certain sales and servicing of "securities" that are obligations of an "issuer" with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

         The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains a definition of "security" which provides for an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments and which also includes debt instruments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust", however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of securities pursuant to the Underwriter Exemption, and (iii) securities in such other investment pools have been rated in one of the four highest generic rating categories of the three credit rating agencies noted below. However, the securities must be rated in one of the two highest generic categories by one of the below-mentioned rating agencies if the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeds 100% at the date of issuance of the certificates, and in that case the Underwriter's PTE will not apply: (1) to any of the certificates if (x) any mortgage loan or other asset held in the trust (other than a single-family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the securities or (y) any single-family residential mortgage loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the securities or (2) to any subordinate securities. Generally, the Underwriter Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the securities not be "subordinated" to the rights and interests evidenced by other securities of the same trust unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%. The Underwriter Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the four highest generic rating categories of Standard & Poor's, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc., (the "EXEMPTION RATING AGENCIES"). The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the


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securities must be an "accredited investor" as defined in Rule 501(a)(1) of
Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in its specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The Exemption also extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. The amendment generally allows mortgage loans (the "Obligations") supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date ("PRE-FUNDING PERIOD"), instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:


                           (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered (the "PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).

                           (2) All Obligations transferred after the closing date (the "ADDITIONAL Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an Exemption Rating Agency.

                           (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

                           (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations which were transferred to the trust on the closing date.

                           (5)      Either:

                                            (i) the characteristics of the
                           Additional Obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                                            (ii) an independent accountant
                           retained by the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations which were transferred to the trust as of the closing date.

                           (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the


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                           minimum level specified in the pooling and servicing
                           agreement or an event of default occurs.

                           (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the certificates and must:

                                            (i) be direct obligations of, or
                           obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

                                            (ii) have been rated (or the obligor
                           has been rated) in one or the three highest generic rating categories by an Exemption Rating Agency ("DOL Permitted Investments").

                           (8) The related prospectus or prospectus supplement must describe:

                                            (i) any pre-funding account and/or
                           capitalized interest account used in connection with a pre-funding account;

                                            (ii) the duration of the Pre-Funding
                           Period;

                                            (iii) the percentage and/or dollar
                           amount of the Pre-Funding Limit for the trust; and

                                            (iv) that the amounts remaining in
                           the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

                                    (9) The related pooling and servicing
                           agreement must describe the DOL Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

         On August 23, 2000, the DOL proposed certain amendments to the Underwriter Exemption which, if published in final form as proposed, would permit the subordinated Securities to be purchased and held by or on behalf of, or with Plan Assets of, a Plan if those Securities are rated "BBB-" or better at the time of purchase. See Department of Labor Exemption Application No. D-10809, 65 Fed. Reg. 51454 (August 23, 2000). Theses amendments will not apply until they are finalized by the DOL and published in final form in the Federal Register, but the proposed effective date is August 23, 2000. Accordingly, prospective investors should consult counsel regarding the effect of these proposed amendments.

                                LEGAL INVESTMENT

         The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

         All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "POLICY STATEMENT") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

         There may be other restrictions on the ability of certain investors, including depositors institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

         The Securities offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc.
("GCM") acting as underwriter with other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

         Alternatively, the related Prospectus Supplement may specify that the Securities will be distributed by GCM acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of Securities, GCM will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Trust Fund Assets as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that GCM elects to purchase Securities as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

         The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, GCM and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's loans or private asset backed securities, pending the sale of such loans or private asset backed securities, or interests therein, including the Securities.

         The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York 10048 or Thacher Proffitt & Wood, New York, New York 10048.

                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                              AVAILABLE INFORMATION

         The Depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                                     RATING

         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "RATING AGENCY") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

                             INDEX OF DEFINED TERMS
Accrual Securities...............................................................................................24
Additional Obligations...........................................................................................91
Agreement         ...............................................................................................11
APR               ...............................................................................................15
Asset Conservation Act...........................................................................................52
Available Funds   ...............................................................................................23
Average Interest Rate............................................................................................91
Bankruptcy Bond   ...............................................................................................32
BIF               ...............................................................................................40
Book-Entry Securities............................................................................................27
Cash Flow Bond Method............................................................................................77
Cede              ...............................................................................................27
CEDEL             ...............................................................................................27
CEDEL Participants...............................................................................................28
CERCLA            ...............................................................................................52
Certificates      ...............................................................................................11
Code              ...............................................................................................66
Collateral Value  ...............................................................................................15
Combined Loan-to-Value Ratio.....................................................................................15
Contingent Regulations...........................................................................................68
Cooperative       ...............................................................................................29
Cut-off Date      ...............................................................................................11
Debt Securities   ...............................................................................................67
Definitive Security..............................................................................................27
Detailed Description.............................................................................................12
Determination Date...............................................................................................23
DOL               ...............................................................................................88
DOL Permitted Investments........................................................................................92
DTC               ................................................................................................9
Eligible Corporations............................................................................................86
Euroclear         ...............................................................................................27
Euroclear Participants...........................................................................................29
European Depositaries............................................................................................27
FASCO             ...............................................................................................17
FASIT Qualification Test.........................................................................................85
FDIC              ...............................................................................................40
Financial Intermediary...........................................................................................27
FTC Rule          ...............................................................................................60
Garn-St. Germain Act.............................................................................................54
GCM               ...............................................................................................93
High-Yield Interest..............................................................................................86
Home Equity Loans ...............................................................................................12
Home Improvement Contracts.......................................................................................12
Home Improvements ...............................................................................................12
HUD               ...............................................................................................33
Indenture         ...............................................................................................21
Installment Contract.............................................................................................57
Insurance Proceeds...............................................................................................41
Insured Expenses  ...............................................................................................41
Interest Weighted Securities.....................................................................................69
IO                ...............................................................................................85
IRS               ...............................................................................................68


                                       96




Liquidation Expenses.............................................................................................41
Liquidation Proceeds.............................................................................................41
Loan Rate         ...............................................................................................13
Manufactured Home ...............................................................................................14
Manufactured Home Contract........................................................................................7
Manufactured Home Contract Pool..................................................................................14
Manufactured Home Contract Schedule..............................................................................39
Manufacturer's Invoice Price.....................................................................................15
Mark-to-Market Regulations.......................................................................................75
Mortgage          ...............................................................................................38
NCUA              ...............................................................................................93
Nonresidents      ...............................................................................................79
Notes             ...............................................................................................11
Obligations       ...............................................................................................91
OID               ...............................................................................................67
OID Regulations   ...............................................................................................67
PABS Agreement    ...............................................................................................15
PABS Issuer       ...............................................................................................16
PABS Servicer     ...............................................................................................16
PABS Trustee      ...............................................................................................15
Participants      ...............................................................................................27
Parties in Interest..............................................................................................89
Pass-Through Rate ...............................................................................................11
Pass-Through Securities..........................................................................................75
Pay-Through Security.............................................................................................69
Permitted Investments............................................................................................40
Plans             ...............................................................................................88
Policy Statement  ...............................................................................................93
Pool              ...............................................................................................11
Pool Insurance Policy............................................................................................32
Pool Insurer      ...............................................................................................32
Pooling and Servicing Agreement..................................................................................21
Pre-Funded Amount ...............................................................................................41
Pre-Funding Account..............................................................................................41
Pre-Funding Limit ...............................................................................................91
Pre-Funding Period...............................................................................................91
Premium           ...............................................................................................64
Prepayment Assumption............................................................................................69
Primary Insurer   ...............................................................................................45
Principal Prepayments............................................................................................24
Properties        ...............................................................................................12
Property Improvement Loans.......................................................................................63
PTE 83-1          ...............................................................................................89
Purchase Price    ...............................................................................................19
Rating Agency     ...............................................................................................94
Ratio Strip Securities...........................................................................................76
RCRA              ...............................................................................................53
Record Date       ...............................................................................................22
Refinance Loan    ...............................................................................................15
Regular Interest Securities......................................................................................67
Relevant Depositary..............................................................................................27
Relief Act        ...............................................................................................62
REMIC             ...............................................................................................22
Reserve Account   ...............................................................................................23
Residual Interest Security.......................................................................................73


                                       97



Retained Interest ...............................................................................................21
Rules             ...............................................................................................28
SAIF              ...............................................................................................40
SEC               ...............................................................................................17
Security Account  ...............................................................................................40
Security Owners   ...............................................................................................27
Security Register ...............................................................................................22
Sellers           ...............................................................................................11
Senior Securities ...............................................................................................30
Servicing Agreement..............................................................................................11
Servicing Fee     ...............................................................................................76
Short-Term Note   ...............................................................................................80
Single Family Properties.........................................................................................12
Single Family Securities.........................................................................................89
Small Mixed-Use Properties.......................................................................................13
SMMEA             ...............................................................................................92
Special Hazard Insurance Policy..................................................................................31
Special Hazard Insurer...........................................................................................31
Stripped Securities..............................................................................................75
Sub-Servicers     ...............................................................................................11
Sub-Servicing Account............................................................................................40
Sub-Servicing Agreement..........................................................................................42
Support Agreement ...............................................................................................25
Support Servicer  ...............................................................................................25
Tax Counsel       ...............................................................................................66
Terms and Conditions.............................................................................................29
TIN               ...............................................................................................78
Title I Loans     ...............................................................................................63
Title I Program   ...............................................................................................63
Title V           ...............................................................................................55
Trust Agreement   ...............................................................................................11
Trust Fund        ...............................................................................................11
Trust Fund Assets ...............................................................................................11
Trustee           ...............................................................................................21
U.S. Person       ...............................................................................................66
Underwriter Exemption............................................................................................90
VA Guaranty Policy...............................................................................................34

================================================================================
--------------------------------------------------------------------------------


                           $254,126,000 (APPROXIMATE)

                       NEW SOUTH HOME EQUITY TRUST 2001-1







                           SELLER AND MASTER SERVICER


                     FINANCIAL ASSET SECURITIES CORPORATION
                                    DEPOSITOR



                    ASSET-BACKED CERTIFICATES, SERIES 2001-1

                              --------------------

                              PROSPECTUS SUPPLEMENT

                              --------------------



You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Asset-Backed Certificates, Series 2001-1 in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Asset-Backed Certificates, Series 2001-1 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Asset-Backed Certificates, Series 2001-1 will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

GREENWICH CAPITAL MARKETS, INC.

                          FIRST UNION SECURITIES, INC.

                                                                 UBS WARBURG LLC


                                 March 26, 2001

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